Exhibit 99.1

Report of Independent Auditors

To the Management Board

We have audited the accompanying consolidated financial statements of Faiveley Transport and its subsidiaries, which comprise the consolidated balance sheets as of March 31, 2016, March 31, 2015 and March 31, 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers Audit SA, 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex

Téléphone: +33 (0)1 56 57 58 59, Fax: +33 (0)1 56 57 58 60, www.pwc.fr

Société d’expertise comptable inscrite au tableau de l’ordre de Paris - Ile de France. Société de commissariat aux comptes membre de la compagnie régionale de Versailles.Société oar Actins Simplifiée au capital de 2 510 460 €. Siège social : 63, rue de Villiers 92200 Neuilly-sur-Seine. RCS Nanterre 672 006 483. TVA n° FR 76 672 006 483.

Siret 672 006 483 00362. Code APE 6920 Z. Bureaux : Bordeaux, Grenoble, Lille, Lyon, Marseille, Metz, Nantes, Neuilly-Sur-Seine, Nice, Poitiers, Rennes, Rouen, Strasbourg, Toulouse.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Faiveley Transport and its subsidiaries as of March 31, 2016, March 31, 2015 and March 31, 2014, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board.

PricewaterhouseCoopers Audit

/s/ Philippe Vincent

Partner

Neuilly-sur-Seine, France

January 23, 2017

CONSOLIDATED

FINANCIAL

STATEMENTS

2015/16

1. Consolidated financial statements at 31 March 2016

1.1.	CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

(€ thousands)	Notes	31 March 2016	31 March 2015
NET SALES	NOTE 25	1 105 184	1 048 423

Cost of sales	NOTE 26	(824 062)	(794 062)

GROSS PROFIT		281 122	254 361

Administrative costs		(102 460)	(88 997)
Sales and marketing costs		(53 457)	(46 667)
Research and development costs		(18 405)	(17 019)
Other operating income	NOTE 27	4 288	6 797
Other expenses	NOTE 27	(25 445)	(18 084)
Restructuring costs	NOTE 28	(6 814)	(1 597)
Gain/(loss) on disposal of property, plant and equipment and intangible assets	NOTE 28	(38)	(66)

OPERATING PROFIT		78 791	88 728

Share of profit of joint ventures	NOTE 8	5 561	6 551

OPERATING PROFIT AFTER SHARE OF PROFIT OF EQUITY - ACCOUNTED ENTITIES		84 352	95 279

Amortisation and depreciation charges included in operating profit		19 702	17 446

Operating profit before amortisation and depreciation charges		104 054	112 725

Net cost of financial debt		(9 890)	(10 970)
Other financial income		39 574	33 097
Other financial expenses		(36 846)	(35 994)

NET FINANCIAL EXPENSE	NOTE 29	(7 162)	(13 867)

PROFIT BEFORE TAX		77 190	81 412

Income tax	NOTE 30	(21 189)	(28 535)

PROFIT FOR THE YEAR FROM CONTINUING OPERATIONS		56 001	52 877

Profit of discontinued operations	NOTE 31	0	0

CONSOLIDATED NET PROFIT		56 001	52 877

attributable to:

Minority interests		4 711	(2 769)

Net profit - Group share		51 290	55 645

Earnings per share, in €:	NOTE 33
Basic earnings per share		3.56	3.88
Diluted earnings per share		3.50	3.86
Earnings per share, in € – Continuing operations:
Basic earnings per share		3.56	3.88
Diluted earnings per share		3.50	3.86

The attached notes 1 to 40 form an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(€ thousands)	Notes	31 March 2016	31 March 2015
Net profit for the year		56,001	52,877

Translation adjustment	NOTE 17	(20,237)	42,334
Financial assets available for sale
Gains (losses) on financial hedge instruments	NOTE 21	(787)	1,057
Other items that can be reclassified		(29)	126
Taxes on items that can be reclassified		271	(364)

Items that can be reclassified to profit or loss		(20,782)	43,153

of which Share of joint ventures in items that can be reclassified		(2,553)	4,401

Actuarial gains and losses on post-employment benefits	NOTE 19	1,085	(10,313)
Taxes on items that cannot be reclassified		(548)	2,037

Items that cannot be reclassified to profit or loss		537	(8,276)

of which Share of joint ventures in items that cannot be reclassified		—	—

Items of other comprehensive income, after tax		(20,245)	34,877

of which Share of joint ventures		(2,553)	4,401

Total comprehensive income		35,756	87,754

Attributable to:
- Parent Company shareholders		33,524	83,239
- minority interests		2,232	4,515

The attached notes 1 to 40 form an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

ASSETS		31 March 2016	31 March 2015
(€ thousands)	Notes	Net	Net
Goodwill	NOTE 5	688,572	697,112

Intangible assets	NOTE 6	63,565	58,314

Property, plant and equipment	NOTE 7
Land		5,575	5,670
Buildings		19,152	19,175
Plant and machinery		34,603	32,063
Other property, plant and equipment		18,350	13,695

Equity interests in equity-accounted entities	NOTE 8
Shareholdings in equity-accounted joint ventures		20,742	21,817
Shareholdings in other equity-accounted entities

Other non-current financial assets	NOTE 9
Shareholdings in unconsolidated subsidiaries		255	255
Other long-term financial investments		2,644	3,049

Deferred tax assets	NOTE 10	62,274	66,429

TOTAL NON-CURRENT ASSETS (I)		915,732	917,579

Inventories	NOTE 11	161,222	167,665
Work-in-progress on projects	NOTE 12	123,425	121,703
Advances and prepayments paid on orders		2,323	2,625
Trade receivables	NOTE 13	215,806	224,130
Other current assets	NOTE 13	37,902	24,718
Taxation receivable		18,018	17,796
Current financial assets	NOTE 14	33,911	42,849
Short-term investments	NOTE 15	15,021	14,824
Cash	NOTE 15	221,048	222,021
Assets held for sale	NOTE 16	7,527	7,123

TOTAL CURRENT ASSETS (II)		836,203	845,454

TOTAL ASSETS (I + II)		1,751,935	1,763,033

The attached notes 1 to 40 form an integral part of the consolidated financial statements.

EQUITY AND LIABILITIES
(€ thousands)	Notes	31 March 2016	31 March 2015
SHAREHOLDERS’ EQUITY	NOTE 17

Share capital		14,614	14,614
Share premium		97,305	94,297
Translation difference		6,860	24,549
Consolidated reserves		486,683	436,629
Net profit for the period		51,290	55,645

TOTAL EQUITY – GROUP SHARE		656,752	625,734

MINORITY INTERESTS	NOTE 18

Share of reserves		27,397	34,781
Share of net profit		4,711	(3,063)

TOTAL MINORITY INTERESTS		32,108	31,716

TOTAL CONSOLIDATED EQUITY (I)		688,860	657,450

Non-current provisions	NOTE 19	43,136	48,084
Deferred tax liabilities	NOTE 10	51,120	50,854
Non-current borrowings and financial debt	NOTE 20	360,930	396,510

TOTAL NON-CURRENT LIABILITIES (II)		455,186	495,448

Current provisions	NOTE 19	112,387	101,810
Short-term borrowings and financial debt	NOTE 20	57,682	54,630
Advances and prepayments received on orders		158,698	140,243
Current liabilities	NOTE 22	269,574	303,935
Tax payable		9,548	9,515

TOTAL CURRENT LIABILITIES (III)		607,889	610,134

TOTAL EQUITY AND LIABILITIES (I + II + III)		1,751,935	1,763,033

The attached notes 1 to 40 form an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(€ thousands)	Share capital	Share premium	Reserves	Translation adjustment	Profit for the period	Total Group share	Minority interests	TOTAL
At 31 March 2014	14 614	90 250	405 522	(10 501)	50 110	549 995	27 653	577 648

Allocation of 2013/2014 net profit			50 110		(50 110)	0		0
Dividends paid			(11 454)			(11 454)	(256)	(11 710)
Treasury shares		4 048	(3 231)			817		817
Stock option plans reserved for employees (value of services provided by staff)			2 162			2 162		2 162
Other movements			1 220			1 220		1 220
Other changes in consolidation scope			(243)			(243)	(196)	(439)

Net profit for the period					55 645	55 645	(2 770)	52 875
Items of other comprehensive income			(7 457)	35 049		27 592	7 285	34 877
Total income and expenses recognised in Comprehensive Income			(7 457)	35 049	55 645	83 237	4 515	87 752

At 31 March 2015	14 614	94 298	436 629	24 549	55 645	625 734	31 716	657 450

Allocation of 2014/2015 net profit			55 645		(55 645)	0		0
Dividends paid			(12 977)			(12 977)	(1 800)	(14 777)
Treasury shares		3 007				3 007		3 007
Stock option plans reserved for employees (value of services provided by staff)			7 582			7 582		7 582
Other movements and changes in consolidation scope			(187)	69		(118)	(40)	(158)
Net profit for the period					51 290	51 290	4 711	56 001
Items of other comprehensive income			(9)	(17 758)		(17 767)	(2 479)	(20 246)
Total income and expenses recognised in Comprehensive Income	0	0	(9)	(17 758)	51 290	33 523	2 232	35 755

At 31 March 2016	14 614	97 305	486 684	6 860	51 290	656 752	32 108	688 860

The attached notes 1 to 40 form an integral part of the consolidated financial statements.

CONSOLIDATED CASH FLOW STATEMENT

CASH FLOW STATEMENT (€ thousands)	Notes	31 March 2016	31 March 2015
Net profit - Group share		51 290	55 645
Net profit - Minority interests		4 711	(2 769)
Adjustments for non-cash items:
- Depreciation and amortisation charges		19 702	17 446
- Cost of performance-based shares		7 582	2 162

- Unrealised gains and losses on derivative instruments and revaluation of monetary assets and liabilities		386	3 392

- Movement in provisions for current assets and liabilities and charges		15 097	6 125
- Other calculated income and expenses		(44)	—
- Net loss/(gain) on asset disposals		104	45
- Grant income		—	(248)
- Share of profit of equity-accounted entities	NOTE 8	(5 561)	(6 551)
- Dividends received from equity-accounted joint ventures		2 463	3 214

Net cost of financial debt		9 890	10 970
Income tax charge (including deferred tax)		21 189	28 535

Change in current assets and liabilities		(26 588)	4 414
Decrease (+) increase (-) in inventories		3 960	(13 071)
Decrease (+) increase (-) in trade and other receivables		(9 675)	(9 379)
Increase (+) decrease (-) in trade and other payables		(17 883)	29 094
Increase (+) decrease (-) in income tax		(2 990)	(2 230)

Income tax paid		(14 693)	(25 799)
Net financial interest paid		(8 886)	(9 830)

Cash flow from operating activities		76 641	86 751

Purchase of intangible assets		(13 402)	(9 446)
Purchase of property, plant and equipment		(22 628)	(14 298)
Proceeds from capital grants		—	88
Proceeds from disposal of PPE and intangible assets		79	169
Purchase of non-current financial assets		(2 915)	(237)
Proceeds from sale of non-current financial assets		728	544

Cash outflows/inflows related to acquisitions of subsidiaries and minority interests		(1 281)	(1 880)

Cash flow from investment activities		(39 419)	(25 060)

Buyback of treasury shares		3 021	817
Dividends paid to parent company shareholders	NOTE 36	(12 977)	(11 248)
Dividends paid to minority interests		(1 800)	(256)
Proceeds from new borrowings		8 337	16
Repayment of borrowings		(33 983)	(36 710)

Cash flow from financing activities		(37 402)	(47 381)

Net foreign exchange difference		(581)	(17 574)

Net increase/(decrease) in total cash and cash equivalents		(761)	(3 265)

Cash and cash equivalents at beginning of the year		234 675	237 935

Cash and cash equivalents at end of the year	NOTE 15	233 914	234 675

1.2.	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: GENERAL INFORMATION

Faiveley Transport is a French public limited company (société anonyme) with a Management Board and a Supervisory Board. At 31 March 2016, its registered office was located at:

Immeuble le Delage, Hall Parc, Bâtiment 6A

3 rue du 19 mars 1962

92230 - GENNEVILLIERS

The consolidated financial statements are prepared by the Management Board and submitted for approval to the shareholders at the General Meeting.

The 2014/15 consolidated financial statements have been submitted for approval at the Shareholders’ General Meeting of 18 September 2015.

The financial statements for 2015/2016 were approved by the Management Board at its meeting of 25 May 2016. They were presented to and reviewed by the Supervisory Board at its meeting of 25 May 2016.

The financial statements have been prepared on the basis that the Faiveley Transport Group operates as a going concern.

The consolidated financial statements as approved by the Management Board on its meeting of 25 May 2016 have been prepared in accordance with IFRS (International Financial Reporting Standards) as adopted by the European Union. Minor presentation adjustments have been made to these financial statements in order to present consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board and to allow a US filing in the context of the acquisition of Faiveley Transport by Wabtec Corporation.

The Group’s functional and presentation currency is the Euro. Figures are expressed in thousands of Euros unless indicated otherwise.

NOTE 2: HIGHLIGHTS

SIGNIFICANT EVENTS

•	On 28 May 2015, during the presentation of its 2014/2015 annual results, Faiveley Transport Group presented its strategic plan for the next three years: Creating Value 2018. A dedicated press release is available on the Group’s website.

•	On 27 July 2015, Faiveley Transport announced it had begun exclusive negotiations with Wabtec Corporation. Following consultation with employee representative bodies, on 6 October 2015 the Faiveley family and Wabtec Corporation signed the share transfer agreement as well as a shareholder agreement; Faiveley Transport and Wabtec Corporation signed the agreement related to the public offering.

Wabtec’s firm offer relates to the acquisition of the entire Faiveley Transport share capital, valuing it at an enterprise value of approximately EUR 1.7 billion, and would give rise to one of the world’s leading rail equipment manufacturers with combined sales of approximately EUR 4 billion.

Finalisation of this project is subject to the fulfilment of standard closing conditions and specifically to the approval of the competent competition authorities (the European Commission and the US Department of Justice, as well as Russia’s Federal Antimonopoly Services).

The project has already been approved by the Russian competition authority. The process for applying to the European Commission for authorisation is ongoing. Following the formal notification submitted on 4 April 2016, on 12 May 2016 the European Commission opened an in-depth investigation (Phase 2) regarding certain segments which could be affected by the combination.

In the United States, the Department of Justice is continuing the additional information (“second request”) proceedings in relation to the planned acquisition.

In this context, the acquisition of a controlling interest from the Faiveley family by Wabtec is not expected before the fourth quarter of 2016 and the proposed public offer will be filed with the Autorité des Marchés Financiers (AMF – French financial markets authority) in the weeks following this change in control.

•	The Autorité des Marchés Financiers (“AMF”), the French regulatory authority for listed companies, had launched an investigation at the end of 2011 into Faiveley Transport’s financial information and market price from 1 April 2011 onwards.

Following the investigative procedure, in March 2014 the Board of the AMF notified Faiveley Transport of certain complaints in respect of which Faiveley Transport may have failed in its obligation of public disclosure at the end of the 2011/2012 financial year.

The Enforcement Committee issued its final decision on 27 July 2015, imposing a fine of EUR 300,000 on the Company. The only complaint upheld against the Company by the Committee was that of a late disclosure to the market between March and April 2012, the other complaints being deemed unfounded.

•	On 8 October 2015, the Group ended the liquidity contract dated 1 October 2012 awarded by Faiveley Transport to Exane BNP Paribas.

NOTE 3: ACCOUNTING PRINCIPLES AND METHODS

BASIS OF PREPARATION

The consolidated financial statements of the Faiveley Transport Group are prepared in accordance with IFRS (International Financial Reporting Standards), as adopted by the IASB (International Accounting Standards Board).

New standards of mandatory application

•	Employee benefits: employee contributions (amendments to IAS 19)

•	Annual improvements to IFRS 2010-2012, IFRS 2011-2013

These mandatory texts applicable from 1 April 2015 had no significant impact on the Group’s financial statements.

New standards and interpretations issued by the IASB, the application of which is not yet mandatory

•	Equity method in separate financial statements (amendments to IAS 27)

•	Disclosure initiative (amendments to IAS 1 “Presentation of financial statements”)

•	Recognition of acquisitions of interests in joint operations (amendments to IFRS 11)

•	Clarification of acceptable methods of depreciation and amortisation (amendments to IAS 16 – Property, plant and equipment and IAS 38 – Intangible assets)

•	Annual improvements to IFRS 2012-2014

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

New standards and interpretations the application of which is not yet mandatory

•	Classification and measurement of financial assets (IFRS 9)

•	Regulatory deferral accounts (IFRS 14)

•	Revenue from contracts with customers (IFRS 15)

•	Investment entities: Application of the consolidation exemption, (Amendments to IFRS 10 and IAS 28)

•	Recognition of deferred tax assets for unrealised losses (IAS 12)

•	Amendment to IAS 7 “Cash flow statement”

•	IFRS 16 “Leases”

•	Sale or contribution of assets between an investor and its associate or joint venture (amendments to IAS 28 and IFRS 10)

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

CONSOLIDATION SCOPE AND METHODS

Pursuant to IFRS 10, companies over which the Group directly or indirectly exercises exclusive control are consolidated using the full consolidation method.

In application of IFRS 11, the financial statements of jointly controlled entities are consolidated using the equity method when they qualify as joint ventures and according to the percentage of each entity’s interest in each balance sheet item and income statement line when they qualify as joint operations.

Other associate companies over which Faiveley Transport Group exercises significant influence over financial and operational policies are accounted for using the equity method. Significant influence is presumed when the Group holds more than 20% of the voting rights of a company.

Acquisitions or disposals arising during the financial year are reflected in the consolidated financial statements from the date on which effective control is transferred, unless the impact is not material to the income statement in the case of acquisitions carried out at the end of the financial year.

Intra-Group balances and transactions are eliminated for all consolidated companies.

Faiveley Transport Group companies that are consolidated are listed in Note 38. Note 9 lists companies that are not consolidated due to their insignificant impact on the Faiveley Transport Group’s financial statements.

USE OF ESTIMATES

As part of the preparation of the consolidated financial statements and in accordance with IFRS, Faiveley Transport Group management must make certain estimates and use assumptions that it considers realistic and reasonable. These estimates and assumptions affect the book value of the assets, liabilities, equity and results, and any contingent assets and liabilities, as presented at the balance sheet date. Group management regularly reviews its estimates on the basis of the information available to it. When events and circumstances are not in line with expectations, actual results may differ from such estimates.

The main accounting methods whose application necessitates the use of estimates relate to the following items:

Recognition of the margin on long-term building and service contracts and related provisions (see § below – presentation of income statement – 1)

Revenue from long-term building and service contracts is recognised in proportion to the stage of completion of the contracts, in accordance with IAS 11. Project reviews are organised on a regular basis so that the stage of completion and finalisation of the contract can be monitored. If the project review identifies a negative gross margin, a provision is immediately raised in respect of the loss relating to the work not yet carried out.

The total estimated income and expenses in respect of the contract reflect the best estimate of the future benefits and obligations under the contract. The assumptions used to determine the current and future obligations take into account technological, commercial and contractual constraints measured on a contract-by-contract basis.

Obligations under building contracts may result in penalties for delays in a contract’s implementation schedule or an unexpected cost increase due to amendments to the project, a supplier’s or subcontractor’s failure to comply with its obligations or delays caused by unforeseen events or circumstances. Similarly, warranty obligations are affected by product failure rates, equipment wear and tear and the cost of actions needed to return to normal service.

Although the Group measures risks on a contract-by-contract basis, the actual costs resulting from the obligations associated with a contract may prove to be greater than the amount initially estimated. It may therefore be necessary to re-estimate the costs to completion when a contract is still in progress or to re-estimate provisions when a contract is completed.

Measurement of deferred tax assets

The determination of the book values of deferred tax assets and liabilities and the amount of deferred tax assets to be recognised requires management to exercise its judgement as to the level of future taxable profits to be taken into consideration.

Measurement of assets and liabilities in respect of retirement and other benefits (see § below – Provisions for liabilities and charges – 1)

The measurement by the Group of the assets and liabilities relating to defined benefit schemes in accordance with IAS 19 requires the use of statistical data and other parameters used to predict future trends. Such parameters include discount rate, expected return on plan assets, salary increase rate, staff turnover rate and mortality rate. When circumstances where actuarial assumptions prove to be significantly different from actual data subsequently observed, this could result in a substantial amendment to the charge for retirement and similar benefits, actuarial gains and losses and assets and liabilities stated in the balance sheet relating to these commitments.

Measurement of property, plant and equipment and intangible assets (see § below – Amortisation and depreciation of Non-Current Assets)

Pursuant to IAS 36, goodwill, including intangible assets with an indefinite useful life, is tested for impairment each year on 31 March or more frequently if there are indications of impairment. The discounted future cash flow model used to determine the fair value of the Cash Generating Units utilises a certain number of parameters including estimated future cash flows, discount rates and other variables, and consequently requires the exercise of judgment to a significant degree.

The assumptions used to carry out impairment tests are the same for property, plant and equipment and intangible assets. Any future deterioration in market conditions or operating performances could result in the inability to recover the net book value of such assets.

Inventories and work-in-progress

Inventories and work-in-progress are measured at the lower of cost and net estimated realisable value. Writedowns are calculated on the basis of an analysis of foreseeable trends in demand, technology and market conditions, the aim of which is to identify inventories and work-in-progress that are obsolete or surplus to requirements. If market conditions worsen to a greater degree than was forecast, additional writedowns of inventories and work-in-progress may prove necessary.

Stock-options and free shares

Share subscription and/or purchase options as well as free shares granted to certain senior executives and employees of the Group are recognised in accordance with IFRS 2.

Options are measured at the allocation date. The fair value of options is a function of the expected life, exercise price, current price of underlying shares, expected volatility and share price.

The fair value of free shares is estimated on the allocation date, specifically based on their expected life, current price of the underlying shares, expected volatility and share price and takes into account the terms and conditions attached to the share allocation.

This value is recognised as personnel cost between the date of grant and the end of the vesting period and offset under equity.

TRANSLATION METHOD

The consolidated financial statements are presented in Euro, the Group’s reporting currency.

Foreign currency-denominated transactions

Transactions not denominated in the functional currency are translated at the exchange rate on the date when the transaction was first recorded.

At the balance sheet date:

•	foreign currency-denominated monetary items are converted at the closing rate;

•	foreign currency-denominated non-monetary items valued at historical cost are converted at the foreign exchange rate on the transaction date; and

•	foreign currency-denominated non-monetary items valued at fair value are converted using the foreign exchange rate on the date fair value was determined.

Foreign currency-denominated subsidiary financial statements

Subsidiary financial statements are prepared in the currency that is most representative of their economic environment. This currency is deemed to be their functional currency pursuant to IAS 21.

Subsidiary financial statements are translated into Euros using the following exchange rates:

•	closing rate for all balance sheet items, with the exception of the components of equity which continue to be translated at historical exchange rates (translation rates used on the date the subsidiary was acquired by the Group);

•	average rate for the period for income statement and cash flow statement items.

Translation differences arising in respect of the profit or loss and shareholders’ equity are recognised directly in shareholders’ equity under the heading “Translation differences” in the case of the Group’s share, with the portion attributable to third parties being recorded in minority interests.

On the disposal of a foreign subsidiary, the translation differences relating to such disposal and recognised in shareholders’ equity after 1 April 2004 are accounted for in the income statement.

Translation exchange rates used in the consolidation

	Closing rate		Average rate
	31 March 2016	31 March 2015	31 March 2016	31 March 2015
Thai Baht	€0.024989	€0.028557	€0.025891	€0.024283
Swedish Krona	€0.108398	€0.107641	€0.107066	€0.108360
Czech Koruna	€0.036967	€0.036320	€0.036849	€0.036255
US Dollar	€0.878349	€0.929454	€0.906351	€0.788550
Australian Dollar	€0.675356	€0.706514	€0.666297	€0.690302
Hong Kong Dollar	€0.113273	€0.119872	€0.116838	€0.101700
Singapore Dollar	€0.653424	€0.676865	€0.653744	€0.613296
Taiwan Dollar	€0.027346	€0.029536	€0.028219	€0.025757
Swiss Franc	€0.914829	€0.955749	€0.931474	€0.849768
Pound Sterling	€1.263424	€1.374948	€1.364940	€1.273290
Iranian Rial	€0.000029	€0.000033	€0.000031	€0.000030
Brazilian Real	€0.242872	€0.286058	€0.252340	€0.320736
Russian Rouble	€0.013105	€0.016015	€0.014114	€0.017617
Indian Rupee	€0.013257	€0.014865	€0.013842	€0.012911
Korean Won	€0.000772	€0.000839	€0.000783	€0.000745
Chinese Yuan	€0.136029	€0.149903	€0.142487	€0.127297
Polish Zloty	€0.234874	€0.244774	€0.236636	€0.238848

BALANCE SHEET DATE

All companies are consolidated on the basis of financial statements drawn up at 31 March 2016.

INCOME STATEMENT PRESENTATION

1 - Sales revenue and cost of sales recognition

Revenue on sale of manufactured products is recognised according IAS 18, i.e. essentially when the significant risks and rewards of ownership are transferred to the customer, which generally occurs on delivery. Revenue on short-term service contracts is recognised on performance of the related service. All production costs incurred or to be incurred in respect of the sale are charged to cost of sales at the date of recognition of sales.

Revenue on construction contracts and long-term service agreements is recognised based on the percentage of completion method: the stage of completion is assessed by milestones which ascertain the completion of a physical proportion of the contract work or the performance of services provided for in the agreement, which corresponds in the most cases to invoicing. The revenue for the period is the excess of revenue measured according to the percentage of completion over the revenue recognised in prior periods.

Cost of sales on construction contracts and long-term service agreements is computed on the same basis. The cost of sales for the period is the excess of cost measured according to the percentage of completion over the cost of sales recognised in prior periods. As a consequence, adjustments to contract estimates resulting from work conditions and performance are recognised in cost of sales as soon as they occur, prorated to the stage of completion.

When the outcome of a contract cannot be estimated reliably but the contract overall is expected to be profitable, revenue is still recognised based on milestones, but margin at completion is adjusted to nil.

When it is probable that contract costs at completion will exceed total contract revenue, the expected loss at completion is recognised immediately as an expense. Bid costs are directly recorded as expenses when a contract is not secured.

With respect to construction contracts and long-term service agreements, the aggregate amount of costs incurred to date plus recognised margin less progress billings is determined on a contract-by-contract basis. If the amount is positive, it is included as an asset designated as “Construction contracts in progress, assets”. If the amount is negative, it is included as a liability designated as “Construction contracts in progress, liabilities”.

2 - Operating profit after share of profit of equity-accounted entities

This aggregate includes gross profit, research and development costs, sales, marketing and administrative costs and other operating income and expenses. It also includes the share of retirement and other benefits corresponding to the cost of services provided during the period, the cost of employee share-based payments and profit-sharing plans, as well as foreign exchange gains and losses related to operating activities. Lastly, it includes the share of profit of equity-accounted entities.

Adjusted Group operating profit is the indicator used to present a level of operational profitability that can be used to forecast recurring performance. It corresponds to operating profit after share of profit of equity-accounted entities, excluding restructuring costs, and costs relating to the Wabtec transaction.

3 - Financial income and expenses

Financial income and expenses include:

•	interest income and expense on the consolidated net debt, which consists of borrowings, other financial liabilities (including liabilities in respect of finance leases) and cash and cash equivalents;

•	dividends received from unconsolidated equity investments;

•	the effect of discounting financial provisions;

•	changes in financial instruments;

•	foreign exchange gains and losses on financial transactions.

4 - Income tax

The Group calculates its income tax in accordance with tax laws applicable in the country where profits are taxable and in accordance with IAS 12.

The current tax liability is calculated using the tax laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Group’s subsidiaries and associates operate and generate taxable profits. Management periodically assesses tax positions taken in light of applicable tax regulations, where the latter are subject to interpretation, and determines, if applicable, the amounts it expects to pay to tax authorities.

Temporary differences between the book value of assets and liabilities and their tax base, tax losses carried forward and unused tax credits are identified in each taxable entity (or tax group, if applicable). The corresponding deferred tax is calculated using the tax rates that have been enacted or substantively enacted for the financial year during which assets will be realised or liabilities settled (see § Deferred tax).

Pursuant to the Conseil National de la Comptabilité (CNC) communication of 14 January 2010 relating to the accounting treatment of the component based on value added (CVAE) of the CET tax (Contribution Economique Territoriale) introduced in France by the 2010 Finance Act of 31 December 2009, following an analysis carried out by the Group and in light of its specific features, it was decided to treat the value-added based CVAE as income tax, in order to remain consistent with the classification of similar taxes in Germany and Italy (Gewerbesteuer and IRAP, respectively).

5 - Profit or loss of operations held for disposal and discontinued operations

The net of tax profit or loss from discontinued operations as defined by IFRS 5 is presented under a separate heading in the income statement. It includes the net profit or loss of such activities during the year and up to their date of disposal, as well as the net gain or loss on the disposal itself.

6 - Earnings per share

Basic earnings per share is calculated based on the profit attributable to holders of ordinary shares of the parent company, divided by the weighted average number of ordinary shares outstanding during the financial period. Since the shares of the consolidating entity held by itself are deducted from shareholders’ equity, these shares are excluded from the weighted average number of outstanding shares.

Diluted earnings per share is calculated based on the weighted average number of shares outstanding during the financial period adjusted for the number of shares that would be generated by the exercise of share subscription options or purchase options granted by the Group as per the conditions of IAS 33.45 and subsequent.

INTANGIBLE ASSETS

1 - Goodwill

On each acquisition, the Group identifies and assesses the fair value of all assets and liabilities acquired, particularly intangible assets and property, plant and equipment, brands, inventories, work-in-progress and all provisions for liabilities and charges.

The unallocated difference between the cost of securities in companies acquired and consolidated and the fair value of assets and liabilities is recorded as goodwill. Where this difference is negative, it is taken directly to the income statement. When this difference is positive, it is recognised in the balance sheet.

In case of the partial acquisition of a company, goodwill will either be recognised based on the percentage of ownership of this new entity or fully consolidated, i.e. taking account of the share attributable to minority interests.

Acquisitions of minority interests in subsidiaries that are already fully consolidated:

Prior to the application of revised IAS 27, the Group had elected to recognise additional goodwill, which corresponded to the difference between the acquisition cost of securities and the additional share in consolidated equity that these securities represented.

Since the implementation of this standard, acquisitions of minority interests are now recognised as a deduction from the Group’s share of shareholders’ equity.

Accounting treatment of put options on minority interests:

Similar to the accounting treatment used for acquisitions of minority interests, the Group elected to use the option to recognise additional goodwill as part of the accounting treatment of put options on minority interests that existed prior to 1 April 2010. Put options granted after revised IFRS 3 and IAS 27 became applicable are recognised as a deduction from equity (see below Financial Assets and Liabilities - §6).

2 - Intangible assets acquired separately or pursuant to a business combination

Intangible assets acquired separately are recorded in the balance sheet at their historical cost.

Intangible assets (primarily brands) resulting from the valuation of assets of acquired companies are recorded in the balance sheet at their fair value, determined generally on the basis of appraisals by external experts when significant in value.

Intangible assets, other than those with indefinite useful lives, are amortised on a straight-line basis over their estimated useful lives, which are as follows:

• Software	1 to 10 years

• Patents	5 to 15 years

• Development costs	3 years

3 - Internally-generated intangible assets

Research costs are expensed immediately when incurred.

Development costs on new projects are capitalised if all of the following criteria are met:

•	the project is clearly identifiable and its related costs are separately identified and reliably measured;

•	the technical feasibility of the project has been demonstrated and the Group has the intent and the financial capability to complete the project and to use or to sell the products derived from this project;

•	it is probable that the project developed will yield future economic benefits for the Group.

These costs relate to the purchase of raw materials and labour. Capitalised project development costs are amortised on a straight-line basis over 3 years.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are measured at their acquisition cost or at their fair value when new subsidiaries are acquired. Depreciation is calculated separately for every asset component that has a distinct useful life. The useful lives of the assets concerned are generally deemed to be as follows:

• Buildings	15 to 25 years

• Fixtures and fittings	10 years

• Industrial machinery and equipment	5 to 20 years

• Tools	3 to 5 years

• Vehicles	3 to 4 years

• Office equipment and furniture	3 to 10 years

Assets acquired under finance leases are recorded as assets when the lease agreement transfers substantially all the risks and rewards inherent in ownership of an asset to the Group. At each balance sheet date, a finance lease recognised as an asset gives rise to a depreciation charge (consistent with the depreciation policy applicable to other depreciable assets of the same nature). Lease agreements for which the risks and rewards of ownership are not transferred to the Group are treated as operating leases, with corresponding lease payments expensed on a straight-line basis over the lease term.

IMPAIRMENT OF ASSET VALUES

Goodwill and intangible assets with indefinite useful lives are tested for impairment each year.

Intangible assets and property, plant and equipment with finite useful lives are tested for impairment as soon as there is any indication that such assets may have become impaired. Where relevant, impairment is recognised.

Impairment testing involves comparing the recoverable amount of the asset with its net book value. The recoverable amount is the higher of fair value less costs to sell the asset and its value in use.

Tests are carried out on the basis of Cash Generating Units (CGUs) to which these assets can be allocated. A CGU is a consistent group of assets whose continuous utilisation generates cash inflows that are largely independent of cash inflows generated by other groups of assets.

The value in use of a CGU is determined based on the present value of the estimated future cash flows to arise from these assets, within the framework of economic assumptions and operating conditions anticipated by Group management. The measurement carried out is based mainly on the Group’s three-year plan. Cash flows beyond that timeframe are extrapolated by applying a stable growth rate.

The recoverable amount is the sum of the present value of the cash flows and the present value of the terminal residual value. The discount rate is determined using the sector’s weighted average cost of capital.

When this value is less than the book value of the CGU, an impairment loss, first allocated to goodwill, is recognised.

In the event of an indication of a recovery in value, this impairment loss may eventually be reversed to the extent that it does not exceed the net book value of the asset at the same date had it not been subject to a writedown. Impairment losses recorded on goodwill may not be reversed.

FINANCIAL ASSETS AND LIABILITIES

Pursuant to IAS 32 and IAS 39, financial assets and liabilities comprise operating receivables and liabilities, financial loans and liabilities, shareholdings in unconsolidated companies, marketable securities, borrowings and other financial liabilities and derivative financial instruments.

On initial recognition, a financial instrument is valued at fair value, adjusted for issue costs:

•	fair value, as defined by the applicable IAS, corresponds as a general rule to transaction value, with exceptions discussed below;

•	under the IAS, the term “issue costs” is used to mean all of the ancillary costs directly attributable to the acquisition or implementation of the financial instruments.

Specific cases where fair value differs from the value on initial recognition in the balance sheet include loans, borrowings, operating receivables and liabilities which are interest-free or at beneficial rates. In such specific cases, fair value is calculated by discounting the cash flows associated with the financial instrument, using the market rate increased by a risk premium.

At future balance sheet dates, financial assets and liabilities are recorded at either their amortised cost or fair value depending on the class of assets or liabilities to which they belong.

The accounting treatment of identified financial assets and liabilities is as follows:

1 - Operating receivables

At each balance sheet date, the Group assesses whether there is an objective indication of impairment of a receivable. If there are objective indications of impairment in respect of assets recognised at amortised cost, the book value of the asset is reduced via the use of an impairment account. The amount of the impairment is recognised in the income statement.

If the amount of the impairment reduces during a subsequent accounting period, and if such reduction can be objectively linked to an event that occurred after the recognition of the impairment, the impairment loss previously recognised is reversed to the extent that the book value of the asset does not exceed the amortised cost on the date the impairment loss is reversed. Any subsequent reversal is recognised in the income statement.

Regarding doubtful trade receivables, a provision is raised when there is an objective indication of the Group’s inability to recover all or part of the amounts due under the terms contractually laid down in respect of the transaction. Significant financial difficulties encountered by the debtor, the probability that the debtor will become bankrupt or undergo a financial restructuring or payment default are indications of the impairment of a receivable. The book value of the trade receivable is reduced via the use of a value adjustment account.

Within the framework of the factoring of trade receivables, an analysis of the risks and rewards relating to the transfer of such receivables must be conducted pursuant to IAS 39 (credit risk and interest rate risk primarily):

•	if the risks and rewards are substantially transferred, the receivables are deconsolidated from the balance sheet against cash;

•	if the risks and rewards are substantially retained, the receivables are maintained on the balance sheet with a corresponding liability being recognised, the transaction being accounted for as a borrowing guaranteed by receivables.

2 - Financial receivables and loans

These financial instruments are also recorded at their amortised cost. They are subject to valuation tests, which are realised when there is an indication that their recoverable amount is less than their book value, in accordance with the same principles as those described in paragraph “1 - operating receivables”. The impairment loss is recorded in the income statement as are any loss reversals.

3 - Shareholdings in unconsolidated companies

These financial instruments are classified as assets held for sale. They are unlisted shares for which the fair value cannot be reliably determined and therefore the book value at which they are recognised is their acquisition cost.

In the event of an objective indication of impairment of the financial asset (notably a significant and sustained drop in its value), the impairment loss is recognised in the income statement and may not be reversed in a subsequent period other than on the sale of the shareholding concerned.

4 - Cash, marketable securities and cash equivalents

Cash and marketable securities reflected in the balance sheet include cash balances, bank accounts, term deposits maturing in less than three months and securities that can be traded on official exchanges. These short-term instruments comprise money market funds and certificates of deposit. They are considered by the Group as financial assets held for trading and are valued at their fair value, with any movements in fair value recorded to the income statement.

In the case of highly liquid short-term investments (maturity not exceeding three months), it is assumed that their fair value is equal to their book value (capitalised interest included). Such items are therefore classified as cash equivalents.

5 - Borrowings and other financial liabilities

Borrowings are initially recognised net of related expenses. Their cost is amortised using the effective interest rate method. Other financial liabilities are recognised at amortised cost.

6 - Put options held by minority shareholders in Group subsidiaries

If the put options held by minority shareholders in Group subsidiaries have an impact on the transfer of risks and rewards associated with underlying securities, the put option gives rise to the recognition of a firm and immediate acquisition of the securities, with their payment being deferred.

In accordance with IAS 32, put options are recognised as financial liabilities if they have no impact on the transfer of risks and rewards. The amount reflected in the balance sheet corresponds to the present value of the exercise price of put options, measured according to the discounted future cash flow method. This liability is offset under equity.

Subsequent fair value movements are recognised:

•	in equity, for the estimated change in value of the exercise price;

•	in net financial income (expense) for the reversal of debt discounting.

DERIVATIVE FINANCIAL INSTRUMENTS

The Group uses derivative financial instruments to manage its exposure to movements in interest rates and in the exchange rates of foreign currencies. As part of its hedging policy, the Group uses interest rate swaps and contracts for forward purchases and sales of currencies. The Group may also use option contracts.

1 - Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of various foreign currency exposures. The management of exchange risk is centralised by the parent company’s Treasury Department and comprises two parts:

•	exchange risk management relating to tenders in foreign currencies (uncertain risk)

•	exchange risk management relating to commercial contracts (certain risk)

The Group’s policy is to hedge all expected future transactions in each major currency.

2 - Interest rate risk

The Group manages its interest rate cash flow risk through the use of swaps or options. From an economic point of view, the effect of these interest rate swaps or caps is to convert variable rate borrowings into fixed rate borrowings. The Group may also use structured instruments that do not qualify for hedge accounting.

A detailed description of the exchange and interest rate risks is provided in Note 21: management of financial risks.

3 - Derivative financial instruments general accounting rules

The derivative instruments used by the Group qualify for accounting purposes as hedges if the derivative is eligible for hedge accounting and if the hedging relationship is documented in accordance with the principles of IAS 39.

The derivative hedge instruments are recorded in the balance sheet at their fair value. The recognition of movements in the fair value of derivative instruments depends on the following three classifications:

•	Fair value hedges: movements in the fair value of the derivative are taken to the income statement and offset, to the extent of the effective part, the movements in fair value of the underlying asset, liability or firm commitment, also recorded in the income statement. Forward exchange transactions and exchange swaps that cover certain commercial contracts and financial assets and liabilities denominated in foreign currencies are considered as fair value hedges.

•	Hedging future flows: movements in fair value are recorded in equity for the effective part and reclassified in income when the item covered affects the latter. The ineffective part is taken directly to financial income and expense. Interest rate derivative instruments, as well as budget cash flow hedges are treated as future cash flow hedges.

•	Transaction derivatives: the movements in the fair value of the derivative are recorded in financial income and expenses.

INVENTORIES AND WORK-IN-PROGRESS

Inventories and work-in-progress include raw materials, work-in-progress and finished products. They are stated at the lower of production cost and estimated net realisable value.

Raw materials are measured using the weighted average cost method.

Work-in-progress and finished products are measured at their production cost. The cost of inventories includes direct raw material costs and, where relevant, direct labour costs as well as overheads incurred in bringing the inventories to their present location and condition.

Writedown is recognised to take account of obsolescence risks (see § above Use of estimates – inventories and work-in-progress).

NON-CURRENT ASSETS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

IFRS requires the separate disclosure in the balance sheet of the total value of assets and liabilities of operations held for disposal without any offset. IFRS also requires the separate disclosure in the income statement of the total after tax profit realised from discontinued operations.

Non-current assets held for disposal may no longer be depreciated or amortised. They are valued at the lower of their book value and fair market value net of disposal costs.

TREASURY SHARES

Faiveley Transport parent company shares held by the subsidiaries or the parent company are deducted from consolidated equity, with any gains or losses on their disposal being directly allocated to equity.

PROVISIONS FOR LIABILITIES AND CHARGES

1 - Provisions for retirement benefits and other employee commitments

In accordance with the laws and practices of each country, Faiveley Transport Group participates in retirement benefit plans, social security plans, medical plans and employment termination indemnity schemes, with benefits based on several factors including seniority, wages and payments made into mandatory general plans.

These plans may be defined-benefit or defined-contribution plans.

•	Post-employment benefits – defined benefits

Following retirement, Group employees receive benefits (pension or allowance) funded by a number of Group companies. These defined benefit plans primarily concern the United Kingdom, Germany, France and Italy.

In the United Kingdom and Germany, the majority of these plans involve supplementary pension plans. In the United Kingdom, commitments are pre-financed by plan assets.

In France, employees are granted by law a retirement benefit for an amount that varies according to the applicable collective agreement, seniority of employment and end-of-career salary. This benefit is paid by the employer when the employee retires.

In Italy, the law provides for the payment by companies of the “Trattamento di Fine Rapporto” (Severance pay) or TFR for the benefit of employees. The TFR is funded by a 7.4% contribution paid by the employer and is accumulated so as to provide the employee with a lump sum when leaving the Company. The impact of the TFR reforms has been integrated since 31 March 2008. The provision established in the Company’s financial statements relates to rights acquired prior to 1 January 2007. For rights acquired subsequently, the employer’s commitment is limited to the payment of contributions to external funds.

Commitments for defined benefit plans are calculated based on the projected unit credit method. From the financial year beginning 1 April 2013, actuarial gains and losses are recognised under items of other comprehensive income in accordance with revised IAS 19.

•	Post-employment benefits – defined contributions

Contributions into defined contribution plans are expensed when made.

•	Other long-term benefits

Other long-term benefits primarily concern Germany (seniority bonuses and early retirement schemes) and France (seniority awards).

Actuarial differences for this type of plan are expensed when they arise.

The net expense for retirement commitments and similar benefits is broken down between cost of sales and structure costs, according to the distribution of the Company workforce.

2-Other provisions for liabilities and charges

In accordance with IAS 37, Faiveley Transport Group recognises a provision when an obligation to a third party arises that will result in a probable loss or liability that can be reasonably measured. The Group reports a contingent liability as an off-balance sheet commitment when there is only a possibility of a resulting loss or liability or when it cannot be reasonably measured.

These provisions are determined based on the best knowledge available concerning risks incurred and their probability of realisation and are allocated to specific risks. They cover, in particular:

•	probable after sales service expenditure arising from mechanical warranties;

•	probable expenditure for industrial risks covered by contractual guarantees. The measurement of the provision amount is based on such factors as the products’ technical complexities, their innovative nature, geographical proximity, etc.;

•	litigation risks;

•	losses on completion for the part exceeding the amounts due by the customers;

•	restructuring costs when the restructuring has been officially announced and is the subject of a detailed plan or whose execution has already begun.

These provisions are valued at their present value when their impact is significant and their measurement reasonably reliable.

Provisions for guarantees are calculated according to the percentage related to the type of product manufactured and experience gained of its reliability over time. The percentages vary from 1% to 6% according to the products and are applied to the total production costs of products on a project-by-project basis.

DEFERRED TAX

In accordance with IAS 12, deferred tax is calculated using the balance sheet liability method (use of tax rates adopted or virtually adopted at the balance sheet date) for all temporary differences between the accounting and tax treatments of assets and liabilities of each Group entity noted at the balance sheet date.

Deferred tax assets arising from tax losses carried forward are recognised when it is probable that the Group will realise taxable profits in the financial years during which the unused tax losses can be offset.

Deferred tax is recorded in the income statement, unless it relates to items directly posted to other items of comprehensive income, in which case it is also recognised under other items of comprehensive income.

SEGMENT REPORTING

In light of criteria defined by IFRS 8 and given the Group’s internal organisation (steering of activities by project, with projects generally comprising several products and involving the participation of several Group subsidiaries) and the structure of the market, the Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail segment. In addition, it was deemed appropriate to retain an analysis by geographic region.

Segment reporting is presented in Note 24.

NOTE 4: CHANGES IN CONSOLIDATION SCOPE

NEWLY-CREATED COMPANIES

On 9 April 2015, Faiveley Transport Group and the subsidiary of SMRT, Singapore Rail Engineering (SRE), signed a joint venture agreement for the marketing and provision of maintenance, repair and overhaul (MRO) services for rolling stock in South-East Asia (excluding Thailand, Taiwan and Hong Kong). The new company, called Faiveley Rail Engineering Singapore Pte Ltd, will market and supply MRO Services for brakes, access doors, platform screen doors, heating, ventilation and air conditioning (HVAC) systems, and auxiliary power supply (APS) systems. A review of the joint venture agreement established that Faiveley Transport has joint control over this company, which is consolidated according to the equity method.

ACQUISITIONS

Acquisition of minority interests

•	In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of shares held by minority shareholders to Faiveley Transport took place on 12 June 2015, thereby increasing Faiveley Transport’s equity investment in Faiveley Transport Schweiz AG to 90%. The legal and financial transfer of the outstanding 10% equity interest will take place in the first quarter of the 2016/2017 financial year.

•	Pursuant to the terms of an agreement with Beitel Holdings Inc dated 2 October 2015, Graham-White Manufacturing purchased 40% of the minority interests in ATR Investments LLC, raising the Group’s interest in ATR Investments LLC to 100%.

DISPOSALS AND COMPANIES NO LONGER CONSOLIDATED

Nil

MOVEMENTS IN GOODWILL DURING THE ALLOCATION PERIOD

Nil

NOTE 5: GOODWILL

Goodwill mainly arose from the acquisition of subsidiaries and the purchase of minority interests in Faiveley SA by the holding company Faiveley Transport in 2008; these two companies have since merged into the current Faiveley Transport parent company.

This goodwill was calculated in accordance with the partial goodwill method.

Faiveley Group Management monitors its business performance by entity or group of entities, which generally correspond to a major area of specialisation. Goodwill has been allocated to the companies or groups acquired, except for goodwill arising from the purchase of minority interests which is monitored as a whole at Group level.

The following tables provide details of opening and closing goodwill balances for the reported periods, their change during the period and their allocation to the various companies or groups of companies corresponding to the cash generating units or groups of cash generating units used by Faiveley Transport for in-house monitoring:

The following table provides details of goodwill as at 31 March 2016:

	Gross	Accumulated impairment	Net 31 March 2016	Net 31 March 2015
Faiveley Transport minority interests	265,778	—	265,778	265,778
Sab Wabco Group (brakes and couplers)	234,004		234,004	234,004
Graham-White Manufacturing Co. (compressed air drying and brake components)	86,275	—	86,275	91,295
Amsted Rail-Faiveley LLC/Ellcon National Inc. (brake components)	39,575	—	39,575	41,878
Faiveley Transport NSF (air conditioning)	10,057	—	10,057	10,057
Nowe GmbH (sanding systems)	3,273	—	3,273	3,273
Faiveley Transport Tours (1)	6,061	—	6,061	6,061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2,662	—	2,662	2,781
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	13,470	13,470
Schwab Verkehrstechnik AG	24,571	—	24,571	25,670
Other	2,846	—	2,846	2,845

Total	688,572		688,572	697,112

Goodwill recognised following the purchase of Espas Group.

2015/2016 change

	Net 31 March 2015	Adjustments to opening goodwill	Acquisitions	Disposals	Impairment	Other movements		Net 31 March 2016
Faiveley Transport minority interests	265,778	—	—	—	—	—		265,778
Sab Wabco Group (brakes and couplers)	234,004	—	—	—	—	—		234,004
Graham-White Manufacturing Co. (compressed air drying and brakes)	91,295	—	—	—	—	(5,020	) (1)	86,275
Amsted Rail-Faiveley LLC / Ellcon National Inc	41,878	—	—	—	—	(2,303	) (1)	39,575
Faiveley Transport NSF (air conditioning)	10,057	—	—	—	—	—		10,057
Nowe GmbH (sanding systems)	3,273	—	—	—	—	—		3,273
Faiveley Transport Tours	6,061	—	—	—	—	—		6,061
Faiveley Transport Schweiz AG (heating)	2,781	—	—	—	—	(119	) (2)	2,662
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	—	—	—	—		13,470
Schwab Verkehrstechnik AG	25,670	—				(1,099	) (2)	24,571
Other	2,845	—	—	—	—			2,846

Total	697,112	—	—	—	—	(8,541)		688,572

These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 K) and Amsted Rail-Faiveley LLC/Ellcon National Inc. (USD 45,057 K).

(2)	These movements are due to the translation difference on goodwill recognised in CHF: Faiveley Transport Schweiz AG (CHF 2,910 K) and Schwab Verkehrstechnik AG (CHF 26,859 K).

2014/2015 change

	Gross 31 March 2014	Adjustments to opening goodwill	Acquisitions	Disposals	Impairment	Other movements		Gross 31 March 2015
Faiveley Transport minority interests	265,778	—	—	—	—	—		265,778
Sab Wabco Group (brakes and couplers)	234,004	—	—	—	—	—		234,004
Graham-White Manufacturing Co. (compressed air drying and brakes)	71,239	—	—	—	—	20,056	(1)	91,295
Amsted Rail-Faiveley LLC / Ellcon National Inc	32,678	—	—	—	—	9,200	(1)	41,878
Faiveley Transport NSF (air conditioning)	10,057	—	—	—	—	—		10,057
Nowe GmbH (sanding systems)	3,298	—	—	—	—	(25	)(2)	3,273
Faiveley Transport Tours	6,061	—	—	—	—	—		6,061
Faiveley Transport Schweiz AG (heating)	2,386	—	—	—	—	395	(3)	2,781
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	—	—	—	—		13,470
Schwab Verkehrstechnik AG	22,027	—				3,644	(3)	25,670
Other	2,841	—	—	—	—	4		2,845

Total	663,838	—	—	—	—	33,274		697,112

These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 K) and Amsted Rail-Faiveley LLC/Ellcon National Inc. (USD 45,057 K).

(2)	Adjustment to the goodwill of Nowe GmbH following the discounting of the put option on shares held by minority interests.
(3)	These movements are due to the translation difference on goodwill recognised in CHF: Faiveley Transport Schweiz AG (CHF 2,910 K) and Schwab Verkehrstechnik AG (CHF 26,859 K).

At least once a year, at year-end, the Group carries out an impairment test on groups of cash generating units to which goodwill has been allocated. This test involves comparing their book value and their recoverable amount. Should the recoverable amount fall below the book value, impairment is recognised for the difference. No impairment was recognised in the current period nor in the previous period.

The recoverable amount of all groups of cash generating units to which goodwill has been allocated was determined based on their estimated value in use.

The value in use is measured based on future cash flow forecasts approved by Management and covering a period of 3 years. This period includes the budget prepared for the year that follows the year for which financial statements have been prepared and the following two years for the business plan. The Group benefits from very high visibility regarding future business activity. Its order book at 31 March 2016 equates to 32 months of sales for Original Equipment and about 9 months for Services.

In determining the value in use, cash flows are determined based on standard WCRs, not taking account of potential restructuring and capital expenditures that may improve asset performance.

Future cash flow forecasts estimated beyond the three-year period are extrapolated using a growth rate of 1.5% to infinity:

Future cash flows are discounted using the Weighted Average Cost of Capital (WACC) as discount rate. This rate differs depending on the geographic location of the groups of CGUs:

	France	United States	Other countries
Discount rate before tax	11.4%	11.7%	11.5%

The discount rate is determined based on the following market data:

Market data	France	United States	Other countries
Risk-free rate on 10-year French government bonds	0.9%	2.1%	2.2%
Beta of sector	1.22	1.22	1.22
Market risk premium	7%	7%	7%

In addition to market data, the discount rate calculation also includes the standardised estimated cost of the company’s debt: 1.27%. This rate includes, proportionally to the weighting of variable rate debt in total debt, an average spread of 0.84% and a swap rate of -0.11%.

Given the Group’s business model, the key assumptions that make it possible to determine the recoverable amount are the growth rate and the discount rate. The Group considers that no reasonably likely change in key assumptions could lead the recoverable amount of the assets tested to fall below the book value. Sensitivity tests have been performed on the two items of goodwill with the largest values, as well as on the goodwill relating to Faiveley Transport Gennevilliers (sintered brakes), which has been identified as sensitive:

•	For the Faiveley Transport minority shareholders’ groups of CGUs, the recoverable amount was estimated at €1,298 million, with a net book value of €913 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 7.3% and negative impact of 6.0 % on the recoverable amount. Therefore, the recoverable amount would be €1,392 million and €1,221 million respectively. An increase or a decrease of 1% in the 11.5% discount rate would have a negative impact of 9.3% and a positive impact of 11.5% on the recoverable amount. Therefore, the recoverable amount would be €1,177 million and €1,447 million respectively.

•	For the Sab Wabco Group of CGUs, the recoverable amount has been estimated at €668 million, for a net book value of €329 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 7.3% and negative impact of 6.0% on the recoverable amount. Therefore, the recoverable amount would be €717 million and €628 million respectively.

An increase or a decrease of 1% in the 11.5% discount rate would have a negative impact of 9.3% and a positive impact of 11.6% respectively on the recoverable amount. Therefore, the recoverable amount would be €606 million and €745 million.

•	In the case of the Faiveley Transport Gennevilliers (sintered brakes) CGU, the recoverable amount has been estimated at €25 million based on a 10-year business plan, compared with a net book value of €19 million. An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 6.7% and negative impact of 5.2% on the recoverable amount. Therefore, the recoverable amount would be €27 million and €24 million respectively. An increase or a decrease of 1% in the 10.8% discount rate would have a negative impact of 12.4% and a positive impact of 14.2% on the recoverable amount. Therefore, the recoverable amount would be €22 million and €29 million. The 2.5% decrease in gross margin provided for in the business plan would result in a 17% decrease in the recoverable amount (which would be €21 million). The use of a 10-year business plan to determine the recoverable amount for the Faiveley Transport Gennevilliers CGU is consistent with the former methods used by the Group in order to determine that amount.

NOTE 6: INTANGIBLE ASSETS

	Gross	Depreciation and amortisation charges	Net 31 March 2016	Net 31 March 2015
Development costs	30,191	13,323	16,868	13,901
Patents, trademarks and licences	40,665	26,206	14,459	6,716
Other intangible assets	35,508	3,270	32,238	37,697

Total	106,364	42,799	63,565	58,314

At 31 March 2016, intangible assets were broken down as follows:

•	Development costs: development costs incurred as part of technical innovation projects that comply with the IAS 38 capitalisation criteria. These costs are amortised over a period of 3 years.

•	Patents, trademarks and licences: this heading primarily includes:

•	The costs relating to software developed in-house and rolled out at the sites (primarily M3). These costs are amortised over a period of 10 years.

•	patents acquired as part of the acquisition of Carbone Lorraine’s sintered brake business (€4,000 K) and computer software amortised over a maximum of 10 years.

•	Other intangible assets: primarily includes:

•	Intangible assets identified and valued (in particular, sales agency agreements) as part of the creation of the Amsted Rail-Faiveley LLC joint venture, at a gross amount of €10.2 million (USD 11.5 million)

•	The value of the customer portfolio contributed by the acquisition of Graham-White Manufacturing Co. of a gross amount of €2.9 million (USD 3.3 million).

•	The value of the customer portfolio contributed by the acquisition of Schwab, of a gross amount of €5.7 million (CHF 6.2 million) and expertise of €0.9 million (CHF 0.9 million)

•	Costs incurred of €14.5 million corresponding to the implementation of a major IT system integration programme, whose objective is to optimise organisations, processes, tools and the sharing of technical data within Faiveley Transport Group.

2015/2016 change

	Development costs	Patents, trademarks and licences	Other intangible assets	TOTAL
Gross 31 March 2015	24,475	30,708	40,257	95,440
Restatement	—	—	—	—

Gross 31 March 2015	24,475	30,708	40,257	95,440
Changes in consolidation scope	—	—	—	—
Acquisitions	5,884 (1)	409	7,119	13,413
Disposals	(28)	(855)	(26)	(909)
Other movements	(140)	10,415	(11,854)	(1,579)

Gross 31 March 2016	30,192	40,677	35,496	106,364

Accumulated amortisation at 31 March 2015 - Published	(10,574)	(23,992)	(2,560)	(37,126)

Restatement	—	—		—

Accumulated amortisation at 1 April 2015	(10,574)	(23,992)	(2,560)	(37,126)
Changes in consolidation scope	—	—	—	—
Charges to provision	(2,805)	(3,277)	(885)	(6,968)
Reversal of provision	28	856	26	910
Other movements	28	207	150	385

Accumulated amortisation at 31 March 2016	(13,324)	(26,206)	(3,269)	(42,799)

Net amounts	16,868	14,470	32,227	63,565

(1)	Development costs capitalised over the period

NOTE 7: PROPERTY, PLANT AND EQUIPMENT

	Gross	Depreciation charges	Net 31 March 2016	Net 31 March 2015
Land	5,826	250	5,576	5,670
Buildings	78,097	58,945	19,152	19,175
Plant and machinery	168,566	133,964	34,602	32,063
Other PPE	45,483	36,725	8,758	8,127
Under construction	9,592	—	9,592	5,568

Total	307,565	229,884	77,681	70,603

2015/2016 change

	Land	Buildings	Plant and machinery	Other property, plant and equipment	Under construction	TOTAL
Gross 1 April 2015	5,920	77,760	167,906	43,259	5,568	300,414

Changes in consolidation scope	—	—	—	—	—	—
Acquisitions	—	3,229	10,521	3,292	5,798	22,840
Disposals	(3)	(212)	(7,156)	(1,066)	(4)	(8,441)
Other movements	(91)	(2,680)	(2,705)	(3)	(1,769)	(7,248)

Gross 31 March 2016	5,826	78,097	168,566	45,482	9,592	307,565

Accumulated depreciation at 1 April 2015	(250)	(58,586)	(135,842)	(35,133)	—	(229,811)

Changes in consolidation scope	—	—	—	—		—
Charges to provision	(4)	(1,845)	(8,278)	(2,607)		(12,734)
Reversal of provision	2	212	7,012	1,110		8,337
Other movements	0	1,274	3,144	(95)		4,325

Accumulated depreciation at 31 March 2016	(251)	(58,945)	(133,964)	(36,724)	—	(229,883)

Net amounts	5,575	19,152	34,603	8,758	9,592	77,681

The majority of Group sites are owned outright or through operating leases, except the property assets of Faiveley Transport Iberica, which are leased-financed.

Property, plant and equipment acquired under finance leases

The following table provides an analysis of property, plant and equipment acquired under finance leases:

	Gross	Amort. & depr.charges	Net 31 March 2016	Net 31 March 2015
Software licences	1,079	68	1,011	1,011
Land			—	—
Buildings	3,111	900	2,211	2,264
Plant and machinery			—	—

Total	4,190	968	3,222	3,275

Finance leases

Finance lease contracts relate to the property assets of Faiveley Transport Iberica and software licences. The future minimum lease payments on non-cancellable leases are shown in the table below based on their maturity dates:

	31 March 2016	31 March 2015
Less than 1 year	223	202
1 to 5 years	937	865
More than 5 years	—	233

Total future lease payments	1,160	1,300

Less financial interest	—	—

Financial liabilities attached to finance leases	1,160	1,300

The value of these financial liabilities is less than the amounts listed under non-current assets since the repayment period of these liabilities is shorter than the depreciation period of the corresponding assets.

NOTE 8: INVESTMENTS IN EQUITY-ACCOUNTED ENTITIES

Joint ventures are entities over which Faiveley Group exercises joint control.

Assumptions and judgment having led to classifying these entities as equity accounted

A review of partnership agreements with these entities demonstrated that control and decision-making powers were distributed between the partners and Faiveley Transport Group, which led to their consolidation using the equity method.

Summary of equity interests in joint ventures

	% control and interest	Gross	Impairment	31 March 2016 Net	31 March 2015 Net
- Qingdao Faiveley SRI Rail Brake Co. Ltd	50.00%	14,492	—	14,492	15,057
- Datong Faiveley Railway Vehicle Equipment Co., Ltd.	50.00%	681	—	681	650
- Shijiazhuang Jiaxiang Precision Machinery Co. (“SJPM”)	50.00%	5,570	—	5,570	6,110
- Faiveley Rail Engineering Singapore Pte Ltd	50.00%	—			—

Total equity interests in equity-accounted joint ventures				20,742	21,817

2015/2016 change in the equity value of joint ventures

	31 March 2016	31 March 2015
Net value of securities at beginning of the year	21,817	12,337
Share of profit of equity-accounted entities	5,561	6,551
Dividends	(3,761)	(1,115)
Other movements (1)	(2,875)	4,044
Writedowns

Net value of securities at year-end	20,742	21,817

(1)	Of which translation adjustment of € (2,553) K and elimination of intra-Group margins of € (323) K for the period.

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no equity interest in any equity-accounted joint venture is individually material.

Risks associated with interests in joint ventures

Commitments given by the Group in respect of its joint ventures and contingent liabilities incurred by its joint ventures are presented in NOTE 37 “Off-balance sheet commitments”.

NOTE 9: OTHER NON-CURRENT FINANCIAL ASSETS

2015/2016 change

	Shareholdings in unconsolidated subsidiaries	Other financial investments	TOTAL
Gross 1 April 2015	932	3,074	4,006

Changes in consolidation scope	—	—	—
Acquisitions	—	395	395
Disposals	—	(606)	(606)
Other movements	(0)	(194)	(194)

Gross 31 March 2016	932	2,669	3,601

Accumulated writedowns at 1 April 2015	677	25	702

Changes in consolidation scope	—	—	—
Charges to provision	—	—	—
Reversal of provision	—	—	—
Other movements	(0)	—	(0)

Accumulated writedowns at 31 March 2016	677	25	702

Net amounts	255	2,644	2,899

Maturity date of other financial investments

	1 to 5 years	More than 5 years	Gross 31 March 2016	Gross 31 March 2015
Other non-current investments	140		140	156
Loans	569	420	989	953
Guaranteed deposits and securities	1,458	44	1,502	1,221
Other financial receivables	—	38	38	744

Total	2,167	502	2,669	3,074

Financial information on unconsolidated securities

	%	Net book value of securities
(€ thousands)	interest	Gross	Impairment	Net
SUECOBRAS (Brazil) (1)	100	865	(666)	197
SAB WABCO SHARAVAN Ltd. (Iran) (2)	49	11	(11)	—
SOFAPORT (France) (1)	59.50	47	—	47
FAIVELEY TRANSPORT SERVICE MAROC	100	8	—	8
FAIVELEY TRANSPORT SOUTH AFRICA (2)	100	—	—	—

TOTAL		932	(677)	255

(1)	Companies undergoing liquidation
(2)	Dormant companies

The unconsolidated securities had an overall net book value of € 0.3 million at 31 March 2016, which was representative of their fair value.

NOTE 10: DEFERRED TAX

	Amount at 1 April 2015	Reclassifications	Impact on income statement		Currency conversions	Items of other comprehensive income	Amount at 31 March 2016
Provisions for inventory	3,015	(655)	(301)		(95)	—	1,964
Provisions for trade and other receivables	361	114	66		(14)	—	526
Provisions for contracts	11,964	(2,025)	1,832		(201)	—	11,570
Provisions for restructuring	94	—	(57)		—	—	37
Provisions for retirement benefits and seniority awards	9,566	—	(326)		(203)	(548)	8,489
Other provisions for liabilities	702	3,116	(12)		(8)	—	3,798
Percentage of completion method (IAS 11)	1,196	106	(1,495)		22	—	(170)
Elimination of inventory margins (intra-Group)	1,160	—	(75)		—	—	1,085
Restatements under IAS 32-39 (cash flow)	7,875	(6)	(2,992)		3	271	5,152
Leases	183	—	35		—	—	218
Property, plant and equipment and intangible assets	2,412	—	(188)		(47)	—	2,178
Current assets and liabilities	3,670	348	106		(186)	—	3,938
Exchange differences	3,742	—	375		(65)	—	4,052
Tax losses carried forward	17,388	(600)	809		(763)	—	16,833
Tax losses carried forward but not recognised (1)	(2,920)	(500)	153		212	—	(3,055)
Other restatements	6,022	398	(340)		(420)	—	5,660

TOTAL DEFERRED TAX – ASSETS	66,429	296	(2,411	) (a)	(1,763)	(277)	62,274

Provisions for inventory	—	—	—		—	—	—
Provisions for trade and other receivables	23	—	(6)		(1)	—	16
Provisions for contracts	—	—	—		—	—	—
Provisions for retirement benefits and seniority awards	—	—	—		—	—	—
Other provisions and restatements	5,781	76	3,215		(200)	—	8,871
Regulated provisions	1,661	—	(3)		—	—	1,657
Percentage of completion method (IAS 11)	16,395	96	(820)		(406)	—	15,266
Capitalisation of development costs	4,149	27	837		(6)	—	5,007

Restatements under IAS 32-39 (cash flow)	6,541	—	(2,104)		(65)	—	4,371
Valuation difference	7,270	—	2,004		(430)	—	8,844
Property, plant and equipment and intangible assets	2,907	—	(45)		(128)	—	2,734
Current assets	6	97	(78)		(9)	—	16
Exchange differences	5,427	—	(1,796)		(0)	—	3,631
Leases	694	—	12		—	—	706

TOTAL DEFERRED TAX – LIABILITIES	50,854	296	1,216	(b)	(1,244)	—	51,120

Impact on income statement (a)-(b)			(3,627)

(1)	Amount of deferred tax assets corresponding to tax losses not recognised due to the risk of non-recovery.

NOTE 11: INVENTORIES

	Gross	Writedowns	Net 31 March 2016	Net 31 March 2015
Raw materials	120,140	16,580	103,560	105,304
Work-in-progress	21,390	1,102	20,288	24,517
Finished products	31,501	4,182	27,319	28,190
Merchandise	10,950	895	10,055	9,654

Total	183,981	22,759	161,222	167,665

2015/2016 movements in provisions

	Provisions at 1 April 2015	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Other movements(1)	Provisions at 31 March 2016
Raw materials	18,820	—	5,214	(6,196)	(705)	(553)	16,579
Work-in-progress	1,163	—	573	(562)	(73)	1	1,102
Finished products	4,886	—	413	(879)	(227)	(10)	4,183
Merchandise	1,016	—	455	(563)	34	(47)	895

Total	25,885	—	6,655	(8,200)	(971)	(609)	22,759

(1)	Translation adjustment for the period and reclassifications.

During the 2015/2016 financial year, old inventories and inventories that had become totally obsolete were scrapped. Provisions of 83 % of the gross value of these inventories had previously been raised. The impact on the income statement for the period was a loss of € 1.7 million.

NOTE 12: WORK-IN-PROGRESS ON PROJECTS

At 31 March 2016, net work-in-progress on projects was valued at € 123.4 million, compared with € 121.7 million in the previous year. This primarily includes engineering costs on long-term contracts. At each balance sheet date, the Group assesses the recoverable amount. In the event of a loss-making contract, a writedown is recognised as a reduction of contracts in progress.

Gross work-in-progress on projects was € 145.2 million at 31 March 2016, compared with € 139.9 million at 31 March 2015.

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled € 21.9 million at 31 March 2016 as against € 18.4 million at 31 March 2015.

NOTE 13: CURRENT RECEIVABLES

TRADE RECEIVABLES

	Gross	Writedowns	Net 31 March 2016	Net 31 March 2015
Trade receivables	316,653	5,178	311,475	321,846
Assignment of receivables (factoring and ad hoc assignments)	(95,669)	—	(95,669)	(97,716)

Total	220,984	5,178	215,806	224,130

Movements in provisions for doubtful trade receivables

Financial years ended:	Opening balance of provision	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Other movements	Closing balance of provision
31 March 2016	4,652		1,624	(0)	(950)	(147)	5,178
31 March 2015	4,496		1,813	(1,432)	(601)	377	4,652

Trade receivables at year-end

				Receivables due
	Total			Less	Between	Between	More
	balance	Receivables	Total	than 60	60 and	120 and	than 240
	sheet	not yet due	due	days	120 days	240 days	days
Gross value	220,984	169,673	51,310	28,698	9,386	4,180	9,046
Writedowns	(5,178)	(1,107)	(4,071)	(280)	(279)	(149)	(3,437)

Net value	215,806	168,566	47,239	28,417	9,107	4,030	5,610

Receivables remaining unpaid beyond the contractual due date represent, in most cases, amounts confirmed by customers but in respect of which payment is subject to the retentions identified when work was inspected.

OTHER CURRENT ASSETS

	Gross	Writedowns	Net 31 March 2016	Net 31 March 2015
Supplier credit notes pending	630	—	630	373
Social security and tax receivables	15,085	—	15,085	13,113
Prepaid expenses	10,147	—	10,147	5,605
Accrued income	2,623	—	2,623	1,733
Other receivables	9,417	—	9,417	3,894

Total	37,902	—	37,902	24,718

NOTE 14: CURRENT FINANCIAL ASSETS

	31 March 2016	31 March 2015
Guaranteed deposits and securities (1)	8,034	5,854
Other financial receivables	65	65
Current accounts	1,002	923
Fair value of derivatives - assets	24,810	36,006

Total	33,911	42,849

(1)	Under factoring programmes, in order to guarantee the repayment of amounts for which the Group may become liable, a non-interest bearing escrow account has been established representing 10% of factored receivables outstanding. This rate may potentially be adjusted in the event of an increase in disallowed receivables (credit notes, disputes, non-payment or discounts). The outstanding guarantees totalled € 5,438 K at 31 March 2016 and € 5,575 K at 31 March 2015.

NOTE 15: CASH AND CASH EQUIVALENTS

	31 March 2016	31 March 2015
Short-term investments	15,021	14,824
Cash	221,048	222,021
Bank overdrafts	(12)	(1,396)
Invoices factored and not guaranteed	(2,143)	(777)

Total	233,914	234,672

The Group does not hold a share portfolio but invests excess cash balances. At 31 March 2016, it had money market funds and certificates of deposits of € 0.5 million and fixed-term deposits of € 14.5 million. These investments meet the criteria specified by IAS 7, which allows them to be classified as cash equivalents.

NOTE 16: ASSETS HELD FOR SALE

Assets held for sale primarily include a building belonging to the Leipzig company, with a net value of € 1,658 K, together with a second building owned by Faiveley Transport North America Inc. which has been transferred to this category, with a net value of € 5,210 K.

NOTE 17: GROUP EQUITY

SHARE CAPITAL

At 31 March 2016, the Company’s share capital totalled € 14,614,152 divided into 14,614,152 shares of € 1 each, fully paid up. Shares registered in the name of the same shareholder for at least two years have double voting rights.

The Group manages its capital by ensuring that it maintains financial ratios within the limits defined by its credit agreements (see NOTE 19).

Composition of the share capital

Shares	Par value	1 April 2015	New shares issued	Voting rights granted	31 March 2016
Ordinary	1	6,893,152	—	59,234	6,952,386
Redeemed	—	—	—	—	—
With preferred dividends	—	—	—	—	—
With double voting rights	1	7,721,000	—	(59,234)	7,661,766

Total	1	14,614,152	—	—	14,614,152

Treasury shares

Faiveley Transport held 155,390 treasury shares as at 31 March 2016.

Translation differences

Translation differences comprise mainly the gains and losses resulting from the translation of the equity of subsidiaries the functional currency of which is not the Euro.

The translation differences presented in the consolidated statement of comprehensive income primarily reflect the movement in the US dollar (€ 5.8 million), the Pound Sterling (€ 4.1 million) and the Chinese Yuan (€ 3.8 million) against the Euro over the financial year ended 31 March 2016.

Reserves and net profit

	31 March 2016	31 March 2015
Legal reserve	1,461	1,461
Distributable reserves	—	—
Reserves for derivative instruments	(25)	(271)

Other reserves	485,248	435,439
Net profit - Group share	51,290	55,645

Total reserves and net profit - Group share	537,973	492,274

SHARE-BASED PAYMENTS

Share purchase or subscription option plans

•	Plan features

	Share subscription	Share purchase
Allocation	option plan	option plan
Date of Management Board meeting	16/07/2008	23/11/2009
Exercise price in € (*)	40.78	54.91
Date from which options can be exercised	16/07/2010	22/11/2013
Expiry date	16/07/2015	22/11/2017

Number of options remaining to be exercised at 31 March 2015	8,447	116,000

Options granted during the period
Options cancelled during the period		(7,000)
Options exercised during the period	(8,447)	(35,000)

Number of options remaining to be exercised at 31 March 2016	—	74,000

(*)	The exercise price is equal to the average price of the 20 trading days preceding the date of the Management Board meeting that decided to grant the options, less a discount of 5%.

The exercise of the 35,000 subscription options of the plan dated 23/11/2009 automatically resulted in a € 35,000 increase in the share capital of Faiveley Transport S.A. through the issue of 35,000 new shares.

On 23/07/2015, the Management Board decided to cancel 22,500 treasury shares and reduce the share capital by € 22,500 to return it to the amount at which it stood prior to the exercise of the subscription options.

On 05/02/2016, the Management Board decided to cancel 7,000 treasury shares and reduce the share capital by € 7,000 to return it to the amount at which it stood prior to the exercise of the subscription options.

On 26/11/2015, the Management Board decided to cancel 5,500 treasury shares and reduce the share capital by € 5,500 to return it to the amount at which it stood prior to the exercise of the subscription options.

•	Summary and valuation of plans

	Share subscription	Share purchase
Allocation	option plan	option plan
Date of Management Board	16/07/2008	23/11/2009
Initial fair value of the plan (€ millions)		2.8
Charge for the financial year (€ millions)	—	—

Free performance-based share allocation plans and free share plans

New plans allocated during the 2015/2016 financial year:

•	Free performance-based share allocation plan of 10 August 2015

On 10 August 2015, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involved allocating a total of 5,400 shares to 3 beneficiaries. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see Notes to the consolidated financial statements, Note 16, included in the 2014/15 Registration Document).

•	Free performance-based share allocation plan of 1 October 2015

On 1 October 2015, the Management Board decided to allocate free performance-based shares to certain employees pursuant to the authorisation granted at the Extraordinary General Meeting of 18 September 2015. This involved allocating a total of 140,275 shares to 356 beneficiaries. The delivery of these free shares is subject to the beneficiaries remaining employed by the Group and to performance criteria applicable over a one-year period. For reasons of confidentiality, the levels expected in relation to performance criteria are not disclosed, but are based on:

•	a profit from recurring operations target for the 2015/2016 financial year

•	a cash flow generation target for the 2015/2016 financial year

•	two specific targets as part of the rollout of the Group’s strategic plan.

•	Free performance-based share allocation plan of 27 January 2016

On 27 January 2016, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 18 September 2015. This involved allocating a total of 4,500 shares to 3 beneficiaries. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 1 October 2015 (see above).

•	Plan features

Allocation	Free performance-based shares					Free shares
Date of authorisation by the AGM	12/09/2013	12/09/2014	12/09/2014	18/09/2015	18/09/2015	14/09/2011	14/09/2012
Date of Management Board	02/07/2014	27/03/2015	10/08/2015	01/10/2015	27/01/2016	05/03/2012	15/01/2013
Date ownership of free shares transferred to French tax residents	02/07/2016	27/03/2017	10/08/2017	01/10/2016	27/01/2017	05/03/2014	15/01/2015
Date ownership of free shares transferred to non-French tax residents	02/07/2018	27/03/2019	N/A	01/10/2016	27/01/2017	05/03/2016	15/01/2017
Vesting date of free shares	02/07/2018	27/03/2019	10/08/2019	01/10/2017	27/01/2018	05/03/2016	15/01/2017
Total number of shares allocated at 31 March 2015	132,406	4,000	—	—	—	25,042	30,640

Number of shares allocated during the period			5,400	140,275	4,500
Number of shares cancelled during the period	(7,360)	—	—	(1,000)	—	(260)	(136)
Total number of shares vested during the period under this plan	—	—	—	—	—	(24,782)	—

Total number of shares allocated at 31 March 2016	125,046	4,000	5,400	139,275	4,500	—	30,504

Terms and conditions of share allocation under the plan	Determination of % of shares vested at 02/07/2016	Determination of % of shares vested at 27/03/2017	Determination of % of shares vested at 10/08/2017	Determination of % of shares vested at 01/10/2016	Determination of % of shares vested at 27/01/2017	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought

•	Plan valuation

Allocation	Free performance-based shares					Free shares
Date of Management Board	02/07/2014	27/03/2015	10/08/2015	01/10/2015	27/01/2016	05/03/2012	15/01/2013
Initial fair value of the plan (€ millions)	2.9	0.1	0.3	8.8	0.3	2.3	1.8
Charge for the financial year (€ millions)	2.3	0.1	0.1	4.5	0.2	0.3	0.4

NOTE 18: MINORITY INTERESTS

SUMMARY OF MINORITY INTERESTS INCLUDED IN EQUITY

	31 March 2016	31 March 2015
Shanghai Faiveley Railway Technology	8,098	9,972
Amsted Rail - Faiveley LLC	22,677	20,987
Other minority interests	1,333	757

Total	32,108	31,716

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no minority interest is individually material.

NOTE 19: ANALYSIS OF PROVISIONS

NON-CURRENT PROVISIONS

	Amount at 1 April 2015	Changes in consolidation scope	Charges to provision	Reversals provisions used	Items of other Comprehensive Income	Reversals provisions unused	Other movements (1)	Amount at 31 March 2016
Provisions for retirement commitments and employee benefits	45,809	—	2,223	(4,071)	(1,085)	0	(681)	42,195
Provisions for liabilities	2,275	—	103	(1,133)	—	(200)	(104)	941

Total	48,084	—	2,325	(5,204)	(1,085)	(200)	(785)	43,136

(1)	Including exchange differences of €(747) K

Actuarial gains and losses generated over the financial year result from changes in the actuarial assumptions used in the valuation of commitments, differences between market conditions actually observed and those originally assumed, as well as experience. These actuarial gains are recognised under items of other comprehensive income and are net of tax.

PROVISIONS FOR RETIREMENT COMMITMENTS AND EMPLOYEE BENEFITS

Summary of provisions

The provisions as at 31 March 2016, of those countries with the most significant commitments are shown in the following table:

	31 March 2016					31 March 2015
(€ millions)	France	Germany	United Kingdom	Other countries	Total	Total
Post-employment benefits	11.3	16.3	6.0	6.0	39.7	43.3
Provisions for other long-term benefits	0.5	1.0	—	1.0	2.5	2.5

Total	11.8	17.3	6.0	7.1	42.2	45.8

Information regarding the actuarial liability:

•	Movements in actuarial liability by geographic region

	31 March 2016					31 March 2015
	France	Germany	United Kingdom	Other countries	Total	Total
Actuarial liability at beginning of period	12.2	17.7	71.3	14.2	115.4	90.1
Cost of services provided	1.0	0.0	0.1	0.3	1.4	1.0
Interest on actuarial liability	0.2	0.2	2.2	0.2	2.8	3.4
Employee contributions	—	—	0.0	0.2	0.3	0.2
Benefits paid	(0.4)	(1.0)	(2.1)	(0.2)	(3.8)	(3.8)
Settlement of liability	—	—	—	—	—	—
Scheme amendments	—	—	—	—	—	—
Acquisitions/Transfers/Companies joining the Group	—	—	—	0.3	0.3	—
Actuarial (gains)/losses	(1.6)	(0.6)	(3.5)	0.6	(5.1)	15.0
of which experience (gains)/losses	(0.2)	(0.4)	(0.2)	(0.3)	(1.1)	(0.3)
Exchange differences	—	—	(5.6)	(0.5)	(6.1)	9.8
Other	—	—	—	—	—	—

Actuarial liability at end of period	11.3	16.3	62.5	15.0	105.1	115.4

of which:
Funded schemes	—	—	62.5	11.9	74.4	82.1
Unfunded schemes	11.3	16.3	—	3.1	30.8	33.3

•	Movements in plan assets by geographic region:

	31 March 2016					31 March 2015
	France	Germany	United Kingdom	Other countries	Total	Total
Fair value of assets at beginning of period	—	—	63.6	8.6	72.2	55.5
Employer contributions	—	—	2.1	0.3	2.4	2.7
Employee contributions	—	—	0.0	0.2	0.3	0.1
Benefits paid	—	—	(2.1)	(0.0)	(2.2)	(2.1)
Settlement of liability	—	—	—	—	—	—
Expected financial income	—	—	2.0	0.1	2.1	2.4
Actuarial gains/(losses)	—	—	(4.0)	(0.0)	(4.0)	4.7
of which experience gains/(losses)	—	—	(4.0)	(0.0)	(4.0)	4.7
Acquisitions/Transfers/Companies joining the Group	—	—	—	0.3	0.3	—
Exchange differences	—	—	(5.0)	(0.5)	(5.5)	8.9

Fair value of assets at end of period	—	—	56.7	9.0	65.7	72.2

The actual return on investments was a negative € 1.9 million in the year to 31 March 2016 (compared with a positive return of € 7.1 million to end March 2015). The implicit return on investments is estimated at € 2.1 million in 2016.

•	Provision for retirement commitments:

	31 March 2016					31 March 2015
	France	Germany	United Kingdom	Other countries	Total	Total
Actuarial liability	11.3	16.3	62.5	15.0	105.2	115.5
Fair value of plan assets	—	—	56.7	9.0	65.7	72.2

Financial cover	11.3	16.3	5.9	6.0	39.5	43.2

Impact of capping of assets	—	—	0.2	—	0.2	0.1

Net provision	11.3	16.3	6.0	6.0	39.7	43.3

of which provisions for commitments	11.3	16.3	6.0	6.0	39.7	43.3
of which surplus plan assets			0.2		0.2	0.1

•	Past data relating to financial cover and actuarial experience differences for the current and the previous four financial years

	31 March 2016	31 March 2015	31 March 2014	31 March 2013	31 March 2012
	Total	Total	Total	Total	Total
Present value of the commitment	105.1	115.4	89.8	82.3	77.9
Fair value of plan assets	65.7	72.2	55.5	48.4	44.7

Funding shortfall	39.4	43.1	34.3	33.9	33.2

Experience gains/(losses) in relation to liabilities	(1.1)	(0.3)	(0.3)	2.5	(0.1)
Experience gains/(losses) in relation to assets	(4.0)	4.7	(0.9)	3.8	0.5
Experience gains/(losses) in relation to liabilities, as % of commitment	-1%	0%	0%	3%	0%
Experience gains/(losses) in relation to assets, as % of plan assets	-6%	7%	-2%	8%	1%

Income statement items:

•	Breakdown of net pension cost

	31 March 2016					31 March 2015
			United	Other
	France	Germany	Kingdom	countries	Total	Total
Cost of services provided	1.0	0.0	0.1	0.3	1.4	1.0
Interest on actuarial liability	0.2	0.2	2.2	0.2	2.8	3.4
Financial income	—	—	(2.0)	(0.1)	(2.1)	(2.4)
Reduction/liquidation/transfer of the plan	—	—	—	—	—	—
Impact of capping of assets	—	—	0.2	—	0.2	—
Other	—	—	—	—	—	—

Net charge	1.1	0.2	0.5	0.4	2.2	2.0

In addition, charges for the year in respect of defined contribution schemes totalled € 24.7 million at 31 March 2016, compared with €23.9 million for the year to 31 March 2015.

Actuarial assumptions:

The actuarial assumptions used to measure commitments take into account the demographic and financial conditions specific to each country or Group company.

Discount rates are determined by reference to the yields on AAA bonds with similar durations to those of the commitments as at the valuation date (Bloomberg Corporate AA 15 years for France and Germany and Iboxx 15+ for the UK).

The assumptions used for those countries with the most significant commitments are shown in the following table:

	31 March 2016			31 March 2015
			United			United
	France	Germany	Kingdom	France	Germany	Kingdom
Discount rate	1.45%	1.45%	3.45%	1.30%	1.30%	3.20%
Inflation rate	2.00%	2.00%	2.90%	2.00%	2.00%	2.95%
Average rate of salary increases	[2% - 2.5%]	2.22%	3.30%	2.50%	2.22%	3.30%

The sensitivity of commitments at 31/03/2016 and the cost of services rendered for the next year to a 25 basis point change in the discount rate are summarised as follows:

	0.25% increase in	0.25% decrease in
(€ millions)	discount rate	discount rate
Effect on the value of commitments	(4.0)	4.3
Effect on the cost of services provided	(0.1)	0.1

The sensitivity of commitments at 31/03/2016 and the cost of services rendered for the next year to a 25 basis point change in the salary increase rate are summarised as follows:

	0.25% increase in	0.25% decrease in
(€ millions)	salary rate	salary rate
Effect on the value of commitments	0.6	(0.5)
Effect on the cost of services provided	0.1	(0.1)

Currently the investment portfolio contains no Group securities.

The structure of the investment portfolio is as follows:

	31 March 2016	31 March 2015
Shares	7.0%	9.4%
Bonds	38.2%	43.7%
Other assets	54.8%	46.9%

Total	100.0%	100.0%

Plan assets are primarily comprised of financial assets which are actively traded on organised financial markets.

CURRENT PROVISIONS

	Amount at 1 April 2015	Changes in consolidation scope	Charges to provision	ReversaIs provisions used	ReversaIs provisions unused	Items of other Comprehensive Income	Other movements		Amount at 31 March 2016
Provisions for risks, warranty and penalties	96,100	—	59,867	(38,046)	(13,618)	—	(5,336)		98,966
Provisions for losses on completion	2,405	—	—	—	—	—	(496)		1,909

Total contract provisions	98,505	—	59,867	(38,046)	(13,618)	—	(5,832)		100,875

Provisions for restructuring	386	—	5,893	(1,220)	(11)	—	—		5,048
Provisions for other risks	2,919	—	5,341	(551)	(1,195)	—	(51)		6,463
Total other provisions	3,305	—	11,234	(1,770)	(1,206)	—	(51)		11,511

Total	101,810	—	71,101	(39,817)	(14,824)	—	(5,884	) (1)	112,386

(1)	Including exchange differences of € (2,885) K and reclassifications of € (3,103) K.

Current provisions primarily relate to provisions for liabilities, guarantees and after-sales service granted to our customers and litigations and claims on completed contracts. The methods underlying the recognition of these provisions are specified in Note 3 – “Provisions for liabilities and charges”.

Provisions for losses on completion are shown here for the amount not allocated as a reduction of work-in-progress on projects. Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled € 21.9 million at 31 March 2016 as against € 18.4 million at 31 March 2015.

Note 28 sets out the restructuring costs incurred during the financial year.

NOTE 20: BORROWINGS AND FINANCIAL DEBT

In respect of all its sources of financing, Faiveley Transport Group must now comply with the following three financial conditions (as defined in the various financing agreements):

•	Leverage ratio “Consolidated Net Debt/Consolidated EBITDA”, which must be below 3.

•	Gearing ratio “Consolidated Net Debt/Equity”, which must be below 1.5

•	“Consolidated EBITDA/Cost of Consolidated Net Financial Debt”, which must exceed 3.5.

Non-compliance with one of these covenants may result in the debt becoming immediately repayable.

At 31 March 2016, ratios were as follows for the various sources of financing:

At 31 March 2016	Syndicated credit	US private placement	SCHULDSCHEIN loan
“Consolidated Net Debt/Consolidated EBITDA” ratio	1.32	1.42	1.38
“Net Financial Debt/Equity” ratio	n/a	0.23	0.23
“Consolidated EBITDA/Cost of Consolidated Net Financial Debt” ratio	11.98	11.42	11.42

ANALYSIS AND MATURITY OF NON-CURRENT AND CURRENT FINANCIAL DEBT

	31 March 2016
	Current	Non-current portion
	portion				31 March
	Under 1 year	1 to 5 years	Over 5 years	TOTAL	2015
Borrowings	38,781	210,297	149,682	398,760	427,468
Leases	209	951	—	1,160	1,301
Employee profit sharing	65			65	65
Various other financial liabilities	3			3	6
Guarantees and deposits received	56			56	56
Credit current accounts	75			75	96
Bank overdrafts	12			12	1,396
Short-term facilities (credit balance)	—			—	—
Invoices factored and not guaranteed	2,143			2,143	777

Total excluding fair value of derivatives	41,344	211,248	149,682	402,274	431,165

Fair value of derivatives - liabilities	14,705	1,633		16,338	19,975

Total	56,049	212,881	149,682	418,612	451,140

BREAKDOWN OF NON-CURRENT AND CURRENT FINANCIAL DEBT BY CURRENCY

	TOTAL	TOTAL
	31 March 2016	31 March 2015
Euro	344,208	380,831
US Dollar	65,740	69,550
Hong Kong Dollar	200	68
Brazilian Real	51	72
Chinese Yuan	8,341	241
Indian Rupee	59	35
Czech Koruna	13	4
Korean Won	—	339
Russian Rouble	—	—

Total	418,612	451,140

BREAKDOWN OF NON-CURRENT AND CURRENT FINANCIAL DEBT BY INTEREST RATE:

Before implementing hedge instruments:

	At	At
	31 March	31 March
	2016	2015
Fixed rate financial debt	138,104	137,209
Variable rate financial debt	264,170	293,956

Total Financial Debt (1)	402,274	431,165

(1)	Excluding fair market value of derivatives – liabilities

After implementing hedge instruments:

	At	At
	31 March	31 March
	2016	2015
Fixed rate financial debt	273,104	317,209
Variable rate financial debt	129,170	113,956

Total Financial Debt (1)	402,274	431,165

(1)	Excluding fair market value of derivatives – liabilities

CALCULATION OF NET FINANCIAL DEBT:

	At	At
	31 March 2016	31 March 2015
Non-current financial debt	360,930	396,510
Current financial debt	39,189	32,482
Bank overdrafts	12	1,396
Invoices factored and not guaranteed	2,143	777

Total Financial Debt (a)	402,274	431,165

Receivables from investments	—	—
Loans	1,054	1,018
Guaranteed deposits and securities paid	7,077	7,075
Other financial receivables	2,611	875
Current accounts	1,002	923

Total net financial receivables (b)	11,744	9,891

Cash (c)	236,069	236,845

NET FINANCIAL DEBT (a-b-c)	154,461	184,429

Equity	688,860	657,450
Net debt / equity ratio	22.4%	28.1%

In economic terms, net debt should be reduced by the value of treasury shares held for sale as part of the share purchase/subscription option and free share allocation plans.

The liquidation value of these shares was € 4.1 million at 31 March 2016, given the exercise prices granted for share purchase/subscription options and the average share price prevailing during the month preceding the balance sheet date for shares not allocated to these plans.

For accounting purposes, the value of treasury shares held is deducted from equity under IFRS; this amounted to € 9.4 million at 31 March 2016 and € 13.5 million at 31 March 2015.

NOTE 21: FINANCIAL RISK MANAGEMENT

The Faiveley Transport Group’s treasury policy is based on overall financial risk management principles and provides specific strategies for areas such as foreign exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk.

Within this framework, the Group also uses derivative instruments, mainly forward purchases and sales of currencies, exchange rate and interest rate swaps, interest rate options and raw material swaps. The aim of these instruments is to manage the exchange, interest rate and raw material risks associated with the Group’s activities and financing.

The Group’s policy is not to invest in derivative instruments for speculative purposes.

The Supervisory Board of Faiveley Transport examines risk management principles as well as policies covering certain specific fields such as exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk. These policies are summarised below.

The market values of interest rate and foreign exchange derivative instruments have been determined based on period-end market prices. They have been appraised by an independent expert.

FINANCIAL INSTRUMENTS FOR THE YEAR ENDED 31 MARCH 2016

Main valuation methods used for financial assets and liabilities:

•	since most of Faiveley Transport’s financial debt bears a variable rate, its fair value (rounded to the nearest credit spread) is equal to nominal values supplemented by interest not yet due;

•	due to their short maturity profile, the fair value of trade and other receivables, other current assets, current financial debt, cash and cash equivalents and short-term investments is deemed identical to their book value.

		Breakdown by category of instrument					Fair value classification of instruments (1)
		Non	Loans,	Fair value
		financial	receivables	through	Assets
		assets and	and	profit and	available		Level	Level	Level
At 31 March 2016	Book value	liabilities	liabilities	loss	for sale	Fair value	1	2	3
Shareholdings in unconsolidated subsidiaries	255	—	—	—	255	255	—	—	255
Equity interests in equity-accounted entities	20,742	20,742				20,742
Other long-term financial investments	2,644	—	2,644	—	—	2,644	—	—	—

Non-current assets	23,641	20,742	2,644	—	255	23,641	—	—	255

Trade receivables	215,806	5,326	210,480	—	—	215,806	—	—	—
Other current assets	37,902	12,770	25,132	—	—	37,902	—	—	—
Current financial assets	9,101		9,101	—	—	9,101	—	—	—
Fair value of derivatives - Assets	24,810	—	—	24,810	—	24,810	—	24,810	—
Short- term investments	15,021	—	—	15,021	—	15,021	15,021	—	—
Cash	221,048	—		221,048	—	221,048	—	—	—

Current assets	523,688	18,096	244,713	260,879	—	523,688	15,021	24,810	—

Total assets	547,329	38,838	247,357	260,879	255	547,329	15,021	24,810	255

Non-current borrowings and financial debt	360,930	—	360,930	—	—	360,930	—	—	—

Non- current liabilities	360,930	—	360,930	—	—	360,930	—	—	—

Current borrowings and financial debt	41,344	—	41,344	—	—	41,344	—	—	—
Fair value of derivatives - Liabilities	16,340	—	—	16,340	—	16,340	—	15,213	1,127	(2)
Current liabilities	269,575	18,737	250,838	—	—	269,575	—	—	—

Current liabilities	327,259	18,737	292,182	16,340	—	327,259	—	15,213	1,127
Total liabilities	688,189	18,737	653,112	16,340	—	688,189	—	15,213	1,127

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:

Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;

Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);

Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).

(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31 March 2016.

FINANCIAL INSTRUMENTS FOR THE YEAR ENDED 31 MARCH 2015

		Breakdown by category of instrument					Fair value classification of instruments (1)
		Non	Loans,	Fair value
		financial	receivables	through	Assets
		assets and	and	profit and	available		Level	Level	Level
At 31 March 2015	Book value	liabilities	liabilities	loss	for sale	Fair value	1	2	3
Shareholdings in unconsolidated subsidiaries	255	—	—	—	255	255	—	—	255
Equity interests in equity- accounted entities	21,817	21,817				21,817
Other long- term financial investments	4,077	—	4,077	—	—	4,077	—	—	—

Non-current assets	26,149	21,817	4,077	—	255	26,149	—	—	255

Trade receivables	224,130	8,395	215,735	—	—	224,130	—	—	—
Other current assets	24,718	7,338	17,380	—	—	24,718	—	—	—
Current financial assets	6,843		6,843	—	—	6,843	—	—	—
Fair value of derivatives - Assets	36,006	—	—	36,006	—	36,006	—	36,006	—
Short- term investments	14,824	—	—	14,824	—	14,824	14,824	—	—
Cash	222,021	—		222,021	—	222,021	—	—	—

Current assets	528,542	15,733	239,958	272,851	—	528,542	14,824	36,006	—

Total assets	554,691	37,550	244,035	272,851	255	554,691	14,824	36,006	255

Non- current borrowings and financial debt	396,510	—	396,510	—	—	396,510	—	—	—

Non- current liabilities	396,510	—	396,510	—	—	396,510	—	—	—

Current borrowings and financial debt	34,655	—	34,655	—	—	34,655	—	—	—
Fair value of derivatives - Liabilities	19,975	—	—	19,975	—	19,975	—	17,845	2,130	(2)
Current liabilities	303,935	12,881	291,054	—	—	303,935	—	—	—

Current liabilities	358,565	12,881	325,709	19,975	—	358,565	—	17,845	2,130
Total liabilities	755,075	12,881	722,219	19,975	—	755,075	—	17,845	2,130

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:

Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;

Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);

Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).

(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31 March 2015.

MARKET RISKS

Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of various foreign currency exposures.

The main currencies concerned are the US Dollar, the Hong Kong Dollar, the Czech Koruna, the Swedish Krona, the Pound Sterling and the Chinese Yuan.

The management of the exchange risk of commercial contracts is centralised by the Group Treasury Department and comprises two parts: the certain and the uncertain risk.

•	Exchange risk management relating to tenders in foreign currencies (uncertain risk):

Faiveley Transport Group is required to submit tenders denominated in foreign currencies. The Group’s hedging policy is not to use hedge instruments during the offer phase, unless specifically authorised by Management. The aim is to manage the exchange risk through normal commercially available means. If necessary, the Group Treasury Department would mainly use exchange options.

•	Exchange risk management relating to commercial contracts (certain risk):

Commercial contracts in foreign currencies (most often successful tenders) are hedged by the Group Treasury Department from contractual commitment. The instruments used primarily include forward purchases and exchange rate swaps. Treasury may also use options.

•	Exchange risk management relating to other transactions:

The Group’s policy is to systematically hedge the full value of future transactions expected in every major currency. The minimum trigger threshold for a foreign exchange hedge is € 250 K.

Various cash flows are hedged for a minimum of 80% of the annual budget.

In addition to commercial contracts, all financial positions and management fees deemed significant are hedged.

•	Group exposure resulting from commercial contracts at 31 March 2016

Amounts in currency thousands	Trade receivables [a]	Trade payables [b]	Commitments [c]	Net position before hedging [d] = [a]-[b]-[c]	Hedge instruments [ e ]	Net unhedged position [f] = [d]-[e]

Australian Dollar	549	—	2,947	3,496	3,487	9
Canadian Dollar	—	—	(7,730)	(7,730)	(7,729)	(1)
Swiss Franc	—	(151)	(2,266)	(2,416)	(2,412)	(4)
Chinese Yuan	32,731	(8,094)	(47,662)	(23,025)	(28,416)	5,392
Czech Koruna	—	(57,971)	(505,931)	(563,902)	(559,963)	(3,939)
Pound Sterling	626	(268)	(2,003)	(1,646)	(1,623)	(23)
Hong Kong Dollar	16,983	(36,328)	57,510	38,165	37,327	838
Norwegian Krone	—	—	1,360	1,360	1,360	(0)
Polish Zloty	564	—	1,986	2,550	2,549	1
Russian Rouble	—	—	42,169	42,169	42,169	(0)
Swedish Krona	8,974	(37,159)	(32,451)	(60,636)	(61,390)	754
Singapore Dollar	992	(554)	68,468	68,906	68,906	0
US Dollar	7,909	(8,057)	(5,026)	(5,174)	1,961	(7,135)

•	Forward sales hedging financial and commercial transactions at 31 March 2016

	€ K	Currency thousands	Fair value

Norwegian Krone	289	2,720	—
Swedish Krona	19,900	185,174	(180,521)
Czech Koruna	8,562	231,462	13,273
Australian Dollar	22,615	34,027	(1,509,613)
Hong Kong Dollar	150,381	1,306,793	3,822,338
Singapore Dollar	46,077	70,516	—
US Dollar	335,828	370,164	11,393,168
Swiss Franc	458	495	5,084
Pound Sterling	19,038	14,544	668,330
Indian Rupee	14,663	1,230,968	551,559
Russian Rouble	1,399	106,756	—
Chinese Yuan	51,989	394,720	1,825,372
Polish Zloty	849	3,661	(7,054)

TOTAL	672,048		16,581,936

•	Forward purchases hedging financial and commercial transactions at 31 March 2016

	€ K	Currency thousands	Fair value

Norwegian Krone	144	1,360	—
Swedish Krona	57,356	535,774	771,309
Czech Koruna	36,954	998,563	175,652
Australian Dollar	10,987	17,076	561,447
Hong Kong Dollar	186,359	1,632,356	(2,684,497)
Singapore Dollar	1,051	1,608	—
US Dollar	174,408	194,835	(3,584,402)
Swiss Franc	2,972	3,194	(45,721)
Canadian Dollar	5,244	7,729	—
Pound Sterling	58,766	45,387	(1,486,931)
Indian Rupee	26,206	1,979,170	25,871
Russian Rouble	846	64,587	—
Korean Won	2,600	3,326,604	55,336
Chinese Yuan	106,532	783,748	11,269
Polish Zloty	3,236	13,988	39,738

TOTAL	673,661		(6,160,929)

•	Sensitivity analysis

The following table shows a breakdown of the impact of a change of +/-10% in the US dollar and CNY spot exchange rates (the main currencies to which the Group is exposed after hedging) against all currencies compared with the closing rate on 31 March 2016.

the effect on pre-tax profit only applies to financial assets and liabilities recognised in the balance sheet, which are denominated in a currency other than the functional currency of their controlling entity and which are not hedged against.

	Impact on income statement
Sensitivity at 31 March 2016	USD		CNY
(€ millions)	+10%	-10%	+10%	-10%
Trade receivables / payables	(0.62)	0.57	0.02	(0.02)
Cash	0.09	(0.09)	0.04	(0.03)
Loans / borrowings	—	—	—	—

Net impact	(0.53)	0.48	0.06	(0.05)

Interest rate risks

The syndicated debt, excluding the revolving facility, is indexed on Euribor variable rates. The “SSD Schuldschein” private placement includes several maturities, some of which are indexed on a variable rate, others bearing a fixed rate. This debt may be hedged in accordance with the Group’s interest rate risk policy. All revolving facilities, drawn or undrawn, bear a variable rate and are not subject to interest hedges. The same applies to the US private placement bond issue, which bears a fixed rate.

To manage its risk, the Treasury Department has implemented a hedging strategy using interest rate swaps, tunnels, caps and options.

The exposure of interest rates on loans in Euros is hedged for between 70% and 74%, depending on interest rate fluctuations for the period 2016/2017.

The US dollar denominated debt comprising the “US Private Placement” bond issue exclusively bears fixed rates.

The estimated cost of the Euro-denominated syndicated debt and “Schuldschein” loan is 1.58% for the 2016/2017 period, hedges and spreads included. The estimated cost of the US-denominated debt is estimated at 4.85%. The total cost of the Group’s debt for 2016/2017 is therefore estimated at 2.15%.

Considering the amortisation profile of the syndicated facility, the “Schuldschein” loan and interest rate hedges, the net exposure of the Euro-denominated debt at 31 March 2016 was as follows:

	Financial liabilities		Hedge instruments		Net hedged variable rate exposure
Euro-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	30,000	30,000	—	30,000	—
1 to 2 years	—	30,000	30,000	—	30,000	—
2 to 3 years	8,500	55,000	50,000	—	58,500	5,000
More than 3 years	59,000	142,500	50000	—	109,000	92,500

Total €	67,500	257,500	160,000	—	227,500	97,500	(1)

(1)	Sensitivity analysis of net exposure (€ 97 .5 million): A 100 basis points increase in both the reference “Euribor 1 months” and “Euribor 6 months” interest rates would result in a full-year increase of € 1 .0 million in the interest expense.

Given the amortisation profile of the syndicated credit, the US private placement and interest rate hedges, the net exposure of the US dollar-denominated debt at 31 March 2016 was as follows:

	Financial liabilities		Hedge instruments		Net hedged variable rate exposure
USD-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	—	—	—	—	—
1 to 2 years	3,600	—	—	—	3,600	—
2 to 3 years	3,600	—	—	—	3,600	—
More than 3 years	67,800	—	—	—	67,800	—

Total USD	75,000	—	—	—	75,000	—

The following table summarises the interest rate risk exposure for the 2016/2017 period:

Amount of debt (€ K)	Currency	Maximum exposure	Estimated cost of debt
325,000	EUR	30%	1.58%
75, 000	USD	0%	4.85%

•	Instruments recognised in equity

	On EUR loans		On USD loans
	Nominal (€K)	Fair value (€K)	Nominal (currency K)	Fair value (currency K)	Nominal (€K)	Fair value (€K)
Swap	135,000	-747	—	—	—	—
Tunnel	—	—	—	—	—	—
Cap	30,000	-39	—	—	—	—

Total	165,000	-786	—	—	—	—

•	Sensitivity analysis

The Group has implemented a diversified interest rate risk management policy aimed at limiting the impact of potential interest rate increases on its cash flow. As at 31 March 2016, the servicing of projected debt, net of hedges put in place, would limit the impact of a 1% increase in interest rates on debt and hedges to € 0.8 million.

The positive impact on equity is € 0.8 million with a 0.5% interest rate increase.

Raw material risk

The Faiveley Transport Group is exposed to changes in the cost of raw materials such as steel, aluminium and copper, as well as to increases in transportation costs. The table below shows the amounts of each raw material bought annually through purchase of components:

(€ millions)	Aluminium	Ferrous	Rubber	Copper
2015/2016 amount	18.6	43.2	12.6	4.7

The Group has already anticipated these effects, through both its procurement policy and the preparation of its commercial offers. Certain contracts relating to projects include price indexation clauses which enable the Group to pass on a part of the increases in raw material costs.

Derivative financial instruments

•	Fair value of derivative instruments

The fair value of derivative instruments for hedging exchange, interest rate and raw materials risks reflected in the balance sheet was as follows:

At 31 March 2016	Financial instruments Assets	Financial instruments Liabilities	Unrealised gains/ (losses) Equity
Interest rate hedges(1)	793	1,564	(731)

Raw material hedges(1)	12	—	12

Foreign exchange hedges	24,005	13,649	(482)
- fair value hedges	9,501	6,683	—
- cash flow hedges	673	1,158	(482)
- not eligible for hedge accounting	13,831	5,808	—

Total	24,810	15,213	(1,201)

(1)	Cash flow hedges.

	Financial	Financial	Unrealised
At 31 March 2015	instruments	instruments	gains/ (losses)
	Assets	Liabilities	Equity
Interest rate hedges(1)	—	849	(566)
Raw material hedges(1)	41	—	41

Foreign exchange hedges	35,965	16,998	112

- fair value hedges	17,685	10,190	—
- cash flow hedges	363	263	112
- not eligible for hedge accounting	17,917	6,545	—

Total	36,006	17,847	(413)

(1)	Cash flow hedges.

•	Movement in equity reserve (excl. deferred tax):

	Amount 1 April 2015	Movement in the year	Amounts reclassified to the income statement	Amount 31 March 2016
Interest rate hedges	(566)	(577)	412	(731)
Foreign exchange hedges	112	(299)	(295)	(482)
Raw material hedges	41	(29)	—	12
TOTAL	(413)	(905)	117	(1,201)

•	Future release of amounts recorded in equity at 31 March 2016:

The amount of € (482) K recorded in equity in respect of exchange rate derivatives will be transferred to the income statement in the year ending 31 March 2017.

The amount of € (731) K recorded in equity in respect of interest rate derivatives will be released to the income statement between 1 April 2016 and 31 March 2019 according to the maturity of the flows hedged.

The amount of € (12) K recorded in equity in relation to raw material derivatives will be transferred to the income statement in the year ending 31 March 2017.

CREDIT RISK

Owing to its commercial activities, Faiveley Transport Group is exposed to credit risk, in particular the risk of default on the part of its customers.

The Group only enters into commercial relationships with third parties whose financial position is known to be healthy. The Group’s policy is to verify the financial health of those customers wishing to obtain credit.

In the case of derivative instruments and cash transactions, counterparties are limited to the high-quality financial institutions that currently finance the Group.

Faiveley Transport Group makes use of factoring arrangements in France, Germany, Spain, Italy and China. In addition, at the request of major customers, the Group participates in two reverse factoring programmes in Canada, Germany, the UK and the US.

Factoring enables the Group to sell, without recourse, part of its receivables to various factoring companies and banks. This selling without recourse has enabled the Group to improve trade receivables recovery and to transfer the risk of default or bankruptcy on the part of customers or other debtors to the factors.

At 31 March 2016, receivables sold without recourse totalled € 98.8 million, including € 22.3 million for reverse factoring programmes implemented at the request of customers.

The amount of receivables factored and not guaranteed was € 2.1 million.

As regards the risk associated with financial assets, the Group’s maximum exposure is equal to their book value.

LIQUIDITY RISK

Prudent liquidity risk management requires the Group to retain a sufficient level of cash and securities that can be traded in a market, to have adequate financial resources due to the implementation of appropriate credit facilities and to be in a position to unwind positions in the market.

The Group has carried out a specific review of its liquidity risk and considers that it is in a position to meet its maturities.

At 31 March 2016, the Group had € 125 million in undrawn confirmed credit facilities.

At 31 March 2016, the Group complied with all financial conditions required by all credit agreements.

The Group considers that the cash flows generated by its operating activities, cash and funds available via existing credit lines will be sufficient to cover the expenditure and investment necessary for its operations, to service its debt and to pay dividends. Conversely, the Group may have to borrow to finance potential acquisitions.

Available cash and cash equivalents

	31 March 2016	31 March 2015
Available credit lines (a)	168,859	197,502
Parent company cash (b)	50,744	12290
Subsidiaries cash and cash equivalents (c)	183,182	223,778

Available cash and cash equivalents (1) = (a+b+c)	402,785	433,570

Borrowings due in less than one year (d)	39,189	32,482
Available credit lines maturing in less than one year and bank overdrafts (e)	81,760	80,138

Net cash and cash equivalents available over the next year (d)	281,836	320,950

Cash and cash equivalents include unused factoring cash of € 67 million (net of non-guaranteed receivables factored).

The decrease in available cash and cash equivalents was primarily due to the voluntary waiver of a confirmed but undrawn € 25 million credit facility, which was decided by the Group during the first half-year.

Financial debt of less than one year is detailed in Note 20 (excluding bank overdraft, fair value of derivatives and invoices factored and not guaranteed).

Available credit facilities represent credit facilities granted by the banks and available immediately to the subsidiaries or the parent company.

Maturity dates of financial liabilities at 31 March 2016

		Maturity dates of financial liabilities
At 31 March 2016	Book value	Under 1 year	1 to 5 years	Over 5 years	Non-financial liabilities
Liability financial instruments:
Borrowings	396,943	36,964	210,297	149,682
Interest on liabilities	1,817	1,817	—	—	—
Leases	1,160	209	951	—	—
Employee profit sharing	65	65	—	—	—
Other financial liabilities	3	3	—	—	—
Guarantees and deposits received	56	56		—	—
Credit current accounts	75	75	—	—	—
Bank overdrafts	12	12	—	—	—

Fair value of derivatives – liabilities	16,338	14,705	1,633	—	—
Invoices factored and not guaranteed	2,143	2,143	—	—	—

Financial liabilities	418,612	56,049	212,881	149,682	—

Operating liabilities	269,575	250,838			18,737

Total	688,187	306,887	212,881	149,682	18,737

• Future cash flow:

At 31 March 2016	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	398,760	38,781	32,831	66,311	260,837
Leases	1,160	209	281	216	454
Employee profit sharing	65	65
Other financial liabilities	3	3
Guarantees and deposits received	56	56
Credit current accounts	75	75

•    Forecast undiscounted future cash flow of interest and interest rate hedges:

At 31 March 2016	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	36,879	7,208	6,898	6,676	16,097
Cash flow from liability financial instruments	991	400	264	189	138

Maturity dates of financial liabilities at 31 March 2015

At 31 March 2015	Book value	Under 1 year	1 to 5 years	Over 5 years	Non-financial liabilities
Liability financial instruments:
Borrowings	425,560	30,155	242,682	152,723
Interest on liabilities	1,908	1,908	0	0	—
Leases	1,301	196	874	231	—
Employee profit sharing	65	65	0	0	—
Other financial liabilities	6	6	0	0	—
Guarantees and deposits received	56	56		0	—
Credit current accounts	96	96	0	0	—
Bank overdrafts	1,396	1,396	0	0	—
Fair value of derivatives – liabilities	19,975	19,975	0	0	—

Invoices factored and not guaranteed	777	777	0	0	—

Financial liabilities	451,140	54,630	243,556	152,954	—

Operating liabilities	291,054	278,173			12,881

Total	742,194	332,803	243,556	152,954	12,881

• Future cash flow:

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	427,468	32,063	30,330	34,284	330,791
Leases	1,301	196	226	209	670
Employee profit sharing	65	65
Other financial liabilities	6	6
Guarantees and deposits received	56	56
Credit current accounts	96	96

• Forecast future cash flow of interest and interest rate hedges:

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	47,424	7,890	7,643	7,512	24,379
Cash flow from liability financial instruments	1,913	899	541	282	191

CONTRIBUTION TO NET FINANCIAL INCOME/(EXPENSE)

			Revaluation		Disposals	Exchange gain or loss and other	Net financial income/ (expense)
At 31 March 2016	Interest	Dividends	Income	Losses
Loans and receivables	1,122
Payables at amortised cost	(11,509)					(11,198)	(21,585)
Instruments measured at fair value through profit and loss	597		7,466	(4,902)	13	12,622	15,796
Assets available for sale	—	—	—	—	—	—	—
Other	(1,556)	26				158	(1,372)

Total	(11,346)	26	7,466	(4,902)	13	1,582	(7,161)

			Revaluation		Disposals	Exchange gain or loss and other	Net financial income/ (expense)
At 31 March 2015	Interest	Dividends	Income	Losses
Loans and receivables	1,007					15,635	4,070
Payables at amortised cost	(12,573)
Instruments measured at fair value through profit and loss	(1,551)		12,460	—	474	(26,997)	(15,614)
Assets available for sale	—	—	—	—	—	—	—
Other	(2,347)	24					(2,323)

Total	(15,464)	24	12,460	—	474	(11,362)	(13,868)

NOTE 22: CURRENT LIABILITIES

	31 March 2016	31 March 2015
Trade payables	171,640	209,619
Tax and social security liabilities	72,338	68,187
Accrued credit notes	1,375	1,458
Deferred income	593	168
Accrued expenses	18,144	12,713
Non-current assets suppliers	650	441
Dividends payable	—	55
Other operating liabilities	4,835	11,295

Total	269,575	303,935

At 31 March 2016, “Trade payables” included € 42.9 million of credit work-in-progress on projects (compared with € 32.7 million at 31 March 2015).

The increase in “Trade Payables” was due to the billing of lawyers’ services relating to the planned merger with Wabtec.

The decrease in “Other operating liabilities” is primarily due to the exposure of project portfolios to the exchange risk, which decreased due to the significant movements in exchange rates over the financial year. This exchange risk is hedged by the financial instruments presented under “Current financial assets” and “Short-term financial borrowings and liabilities” (under “Fair market value of derivatives – liabilities”).

NOTE 23: FACTORING

In order to diversify the Group’s sources of financing and reduce the credit risk, several subsidiaries factor their receivables. At 31 March 2016, the assignment of receivables to the various factors resulted in a € 95,669 K reduction in “Trade receivables”. These transactions include factoring contracts without recourse as requested by two Group customers, totalling € 22,337 K.

In addition, available and uncalled cash with the factoring companies amounted to € 67,416 K and is included in cash and cash equivalents. Conversely, the portion of receivables factored and not guaranteed was recorded as financial debt under “Current borrowings and financial liabilities” for an amount of € 2,143 K. The risk incurred by the Group in respect of receivables factored and not guaranteed relates to the non-collection of these receivables.

NOTE 24: SEGMENT REPORTING

The Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail operating segment.

INCOME STATEMENT

	31 March 2016	31 March 2015
Continuing activities:
Sales	1,105,184	1,048,423
Operating profit after share of profit of equity-accounted entities	84,352	95,279
Net financial expense	(7,162)	(13,867)
Income tax	(21,189)	(28,535)
Share of profit of other equity-accounted entities	—	—

Net profit from continuing operations	56,001	52,877

Consolidated net profit	56,001	52,877

Depreciation and amortisation for the period	19,702	17,446

Balance sheet

	31 March 2016	31 March 2015
Property, plant and equipment and intangible assets, net	829,817	796,715
Non-current financial assets	23,641	22,977
Deferred tax assets	62,274	53,079

Sub-total non-current assets	915,732	872,771

Inventories and receivables (excluding tax)	502,776	472,900
Other current assets	89,831	67,999
Cash	236,069	228,753
Assets held for sale	7,527

Sub-total current assets	836,203	769,652

Total assets	1,751,935	1,642,424

Equity	688,860	602,756

Employee benefits and other non-current provisions	43,136	41,525
Deferred tax liabilities	51,120	36,434
Non-current financial debt	360,930	396,352

Sub-total non-current liabilities	455,186	474,311

Current provisions	112,387	92,997
Current financial debt	57,682	65,618

Advances, prepayments and non-financial liabilities (excluding tax)	428,272	396,281
Other current liabilities	9,548	10,460

Sub-total current liabilities	607,889	565,356

Total equity and liabilities	1,751,935	1,642,424

Acquisitions of property, plant and equipment and intangible assets (excluding goodwill) for the period	36,253	9,416
Workforce	5,635	5,359

INFORMATION BY GEOGRAPHIC REGION

Main contribution figures by geographic region of origin:

2015/2016 FY

	France	Europe (excl. France)	Americas	Asia/Pacific	Total Rail business
Sales	228,971	456,850	197,816	221,547	1,105,184

Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	55,432	41,815	30,725	13,274	141,246

Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	15,504	10,625	4,515	5,609	36,253

Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	8,156	6,802	2,603	2,141	19,702

2014/2015 FY

	France	Europe (excl. France)	Americas	Asia/Pacific	Total
Sales	241,779	463,920	158,654	184,070	1,048,423

Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	48,118	38,487	31,353	10,959	128,917

Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	10,666	7,516	1,826	3,559	23,568

Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	7,275	6,226	2,152	1,794	17,446

PRINCIPAL CUSTOMERS

During the 2015/16 financial year, the Group achieved 30.7% of its sales with the three largest European manufacturers (Alstom, Bombardier and Siemens) and 51.7 % with its top ten customers (including Hitachi, Indian Railways, Stadler, SNCF, Trenitalia, General Electric and CAF). Two customers each accounted for more than 10% of the Group consolidated revenue, constituting a combined 27.0% of Group Sales. The largest of these constituted 13.6% of consolidated revenue.

NOTE 25: SALES

	31 March 2016	31 March 2015
Sales of products and services associated with contracts > 1 year	1,053,043	1,009,231
Sales of products and services associated with contracts < 1 year	52,141	39,192

Total (1)	1,105,184	1,048,423

(1)	Of which sales related to the “Services” division: €494.5 million at 31 March 2016 and €436.0 million at 31 March 2015.

Sales by product are as follows:

	31 March 2016	31 March 2015
Energy & Confort	200 999	213 143
Access & Mobility	149 561	142 288
Brakes & Safety	260 086	256 972
Services	494 539	436 018

Total	1 105 185	1 048 423

NOTE 26: GROSS PROFIT AND COST OF SALES

Gross profit is defined as sales less cost of sales.

Gross profit for the financial year totalled €281.1 million, representing 25.3% of sales compared with 24.3% in 2014/2015 (restated figures).

Cost of sales can be analysed as follows:

	31 March 2016	31 March 2015
Direct labour	(102,876)	(96,228)
Raw materials and components	(405,454)	(418,498)
Structure costs	(81,462)	(77,815)
Procurement costs	(57,895)	(51,110)
Engineering costs	(53,338)	(56,332)
Other direct costs	(63,665)	(55,534)
Change in projects in progress	(3,661)	1,187
Net change in project provisions (charge/reversal)	(51,966)	(37,944)
Net change in provisions for losses on completion	(3,746)	(1,789)

Total cost of sales	(824,062)	(794,062)

NOTE 27: OTHER INCOME AND EXPENSES FROM RECURRING OPERATIONS

	31 March 2016	31 March 2015
Royalties	1,850	1,982
Doubtful debts	—	—
Reversal of provisions for other liabilities	1,395	3,882
Insurance compensation	3	17
Other operating income	1,040	918

Total other income	4,288	6,798

Royalties	0	0
Doubtful debts	(952)	(1,146)
Charges to provisions for other liabilities	(444)	(2,338)
Inventory writedowns	(4,465)	(6,555)
Employee profit sharing	(683)	(884)
Costs related to the combination with Wabtec Corporation	(17,308)	—
Other expenses	(1,592)	(7,161)

Total other expenses	(25,445)	(18,084)

Net total	(21,157)	(11,286)

The costs relating to the merger with Wabtec Corporation, which are considered as non-recurring, primarily consist of advisors’ (€6 million) and lawyers’ (€7.5 million) fees, as well as of the additional cost of the latest performance share plan relating to the impact of the transaction.

NOTE 28: RESTRUCTURING COSTS AND GAINS AND LOSSES ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

RESTRUCTURING COSTS

Restructuring costs for the period totalled € 6.8 million, compared with € 1.6 million in the previous financial year. Over the period, these restructuring costs primarily related to FT Witten for € 5.0 million and Shanghai Faiveley Railway Technology for € 0.9 million.

DISPOSAL OF NON-CURRENT ASSETS

	31 March 2016	31 March 2015
Sales price of assets sold	67	148
Net book value of assets sold	(105)	(214)

Total	(38)	(66)

NOTE 29: NET FINANCIAL INCOME/(EXPENSE)

	31 March 2016	31 March 2015
Gross cost of financial debt	(10,679)	(12,226)
Income from cash and cash equivalents	789	1,255

Net cost of financial debt	(9,890)	(10,971)

Financial instrument income	20,089	1,101
Income linked to exchange differences	19,115	31,776
Proceeds from sale of marketable securities	12	21
Reversal of financial provisions	—	2
Dividends received	26	24
Other financial income	333	173

Other financial income	39,575	33,097

Financial instrument charges	(4,902)	(14,319)
Charges linked to exchange differences	(29,716)	(19,013)
Interest charges on retirement commitments	(628)	(1,262)
Net book value of financial assets sold		—
Charges on bank guarantees	(915)	(1,055)
Reversal of discounting the value of put options held by minority shareholders	—	(18)
Other financial expenses	(686)	(327)

Other financial expenses	(36,847)	(35,994)

NET FINANCIAL EXPENSE	(7,162)	(13,868)

The net financial expense for the year was primarily due to:

•	The net cost of financial debt for the year, i.e. €9.9 million compared with €11 million in the previous year. This decrease was primarily due to the positive effect of the decrease in floating interest-rate indices, and to better interest-rate hedges with lower costs.

•	A foreign exchange gain of €4.5 million, which is partly explained by the unrealised forward points of the financial instruments used to hedge projects.

•	A positive interest amount on pension commitments, resulting from the increase in the discount rate.

NOTE 30: INCOME TAX

ANALYSIS BY TYPE

	31 March 2016	31 March 2015
Current tax – continuing operations	(17,562)	(23,109)
Deferred tax – continuing operations	(3,627)	(5,426)

Total income tax – continuing operations	(21,189)	(28,535)

Tax on discontinued operations	—	—

TOTAL TAX	(21,189)	(28,535)

The income tax charge was €21.2 million, compared with €28.5 million for the year to 31 March 2015. The effective tax rate was 29.6%, compared with 38.1% for the year to 31 March 2015. This change was mainly due to transaction costs related to the combination with Wabtec and a favourable country mix.

EFFECTIVE TAX RATE

	31 March 2016	31 March 2015
Profit before tax from continuing operations	77,191	81,412

- Of which share of profit of joint ventures	5,561	6,551

Profit before tax and share of profit of joint ventures from continuing operations	71,630	74,859

Statutory tax rate of the parent company	38.0%	38.0%

Theoretical tax credit/(charge)	(27,219)	(28,447)

Impact of:
Permanent differences	(1,150)	(1,703)
Difference in tax rates of other countries	7,535	3,705
Impact of other taxes (CVAE in France, IRAP in Italy and withholding taxes)	(3,667)	(3,034)
Deferred tax adjustments related to changes in tax rates	(33)	(1,620)
Use of previous tax losses not capitalised	—	—
Change in valuation allowance of deferred tax assets on tax losses carried forward	(0)	1,591
Change in deferred tax assets not recognised	—	1,788
Less tax credits	—
Current tax adjustments in respect of earlier periods	1,219	(1,070)

Other	2,127	252

Tax charge	(21,189)	(28,536)

Effective tax rate	29.6%	38.1%

NOTE 31: PROFIT OR LOSS OF OPERATIONS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

Nil

NOTE 32: PAYROLL COSTS AND WORKFORCE

	31 March 2016	31 March 2015
Salaries	237,458	214,093
Social security charges	60,624	55,981
Retirement and other post-employment benefits	16,311	13,803
Charges associated with share-based payments	7,632	2172

TOTAL PAYROLL COSTS	322,025	286,049

TOTAL WORKFORCE	5,635	5,431

NOTE 33: EARNINGS PER SHARE

The table below shows the reconciliation between earnings per share and diluted earnings per share:

	31 March 2016	31 March 2015
Net profit - Group share used in the calculation of basic and diluted earnings per share (€ K)	51,290	55,645

Average number of shares (a)	14,614,152	14,614,152
Average number of treasury shares (b)	(205,692)	(282,158)
Average number of outstanding shares (a - b = c)	14,408,460	14,331,994
Average number of dilutive instruments (d)	264,899	85,928
Diluted average number of shares (c + d)	14,673,359	14,417,922

Basic earnings per share	3.56	3.88
Diluted earnings per share	3.50	3.86

NOTE 34: POST-BALANCE SHEET EVENTS

•	The process for applying to the European Commission for authorisation is ongoing. Following the formal notification submitted on 4 April 2016, on 12 May 2016 the European Commission opened an in-depth investigation (Phase 2) regarding certain segments which could be affected by the combination.

•	In the United States, the Department of Justice is continuing the additional information (“second request”) proceedings in relation to the planned acquisition.

•	In this context, the acquisition of a controlling interest from the Faiveley family by Wabtec is not expected before the fourth quarter of 2016 and the proposed public offer will be filed with the Autorité des Marchés Financiers (AMF – French financial markets authority) in the weeks following this change in control.

•	In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of the share capital held by minority shareholders to Faiveley Transport took place in April 2016. As a result of this transaction, Faiveley Transport Group controls 100% of Faiveley Transport Schweiz AG.

NOTE 35: TRANSACTIONS WITH RELATED PARTIES

The aim of this note is to present the material transactions entered into between the Group and its related parties as defined by IAS 24.

The parties related to the Faiveley Transport Group are the consolidated companies (including the companies that are proportionally consolidated and those consolidated using the equity method), the entities and individuals that control Faiveley Transport and the Group’s senior management.

Transactions entered into between the Faiveley Transport Group and its related parties are at arm’s length terms.

TRANSACTIONS WITH RELATED COMPANIES

A list of consolidated companies is provided in Note 38.

Transactions carried out and balances outstanding with fully consolidated companies at the balance sheet date are fully eliminated on consolidation.

Only the following are included in the notes below:

•	data relating to such intra-Group transactions, when they involve joint ventures (equity accounted) concerning the portion not eliminated on consolidation;

•	material transactions with other Group companies.

Transactions with consolidated companies

•	Transactions with joint ventures not eliminated on consolidation:

Joint ventures are equity consolidated:

•	Qingdao Faiveley SRI Rail Brake Co. Ltd

•	Datong Faiveley Railway Vehicle Equipment Co., Ltd

•	Shijiazhuang Jiaxiang Precision Machinery Co. Ltd

•	Faiveley Rail Engineering Singapore Pte Ltd

The consolidated financial statements include transactions carried out by the Group with its joint ventures as part of its normal business activities.

These transactions are normally carried out at arm’s length.

(€ thousands)	31 March 2016	31 March 2015
Sales	18,142	32,610
Operating receivables	8,297	13,925
Operating liabilities	(1,479)	(2,206)

With the companies that control Faiveley Transport

•	With FAMILLE FAIVELEY PARTICIPATIONS

•	Contract of assistance:

The strategic support and service agreement with Famille Faiveley Participations specifies all the services provided by Famille Faiveley Participations, particularly in terms of strategic consultancy and the Faiveley Transport Group development policy.

Under the terms of the contract of assistance and the rebilling of rent and services provided, Faiveley Transport recognised the following amounts as expenses and income for the financial year:

(€)	Expenses for Faiveley Transport	Income for Faiveley Transport
Contract of assistance, provision of services	386,342

Rebilling of rent and services	—	3,170

•	Fraction of financial investments, receivables, debts, expenses and income pertaining to these related companies:

(€ thousands)	31 March 2016	31 March 2015
Trade receivables	1	1
Borrowings and other financial liabilities
Trade payables	(116)	(114)
Rebilling	3	3
Provision of services	(386)	(381)
Financial income
Financial expenses

SENIOR MANAGEMENT AND NON-EXECUTIVE OFFICERS’ REMUNERATION

The Group considers that, within the meaning of IAS 24, the Group’s senior management comprise mainly the members of the Management Board, the Supervisory Board and the Executive Committee.

The Remuneration Committee determines the remuneration to be allocated to members of the Management Board; it is responsible for assessing and determining the variable portion of the remuneration of the members of the Management Board, which is based on performance targets and the financial statements audited by the Statutory Auditors.

The following table provides details, in aggregate and for each category, of the components of remuneration of senior management:

(€)	2015/2016	2014/2015
Short-term benefits (1)	6 566 665	5 135 691
Termination benefits (4)	—	688 000
Post-employment benefits (2)	42 728	(26 128)
Share-based remuneration (3)	—	—
Other long-term benefits	188	(655)
Directors’ fees (5)	211 012	226 059

Total	6 820 593	6 022 967

(1)	This category comprises fixed and variable remuneration (including employers’ costs), profit sharing and incentive payments, supplementary contributions and benefits in kind paid during the year.
(2)	Movements in retirement provisions.
(3)	Charge recognised in the income statement.
(4)	In the year to 31 March 2015, termination benefits concerned Thierry Barel.
(5)	Amount paid after deduction of withholding taxes.

AGREEMENTS ENTERED INTO WITH SENIOR MANAGEMENT

•	With Stéphane RAMBAUD-MEASSON

Pursuant to the provisions of Articles L.225-90-1 and R.225-60-1 of the Commercial Code, the Supervisory Board at the meeting of 27 May 2014, on the proposal of the Remuneration Committee, set the terms and conditions of the termination benefits of Stéphane Rambaud-Measson, Chairman of the Management Board and Chief Executive Officer of Faiveley Transport Group since 7 April 2014.

Stéphane Rambaud-Measson will be entitled to special compensation not exceeding eighteen (18) months of fixed and variable remuneration, in the event of his dismissal, except in the event of serious or gross misconduct. The calculation being based on the average monthly amount of gross fixed and variable remuneration received by Stéphane Rambaud-Measson during the twelve (12) months prior to departure. This base will be affected by a coefficient equal to the average share of variable remuneration received during the 3 years prior to departure.

The Supervisory Board at the meeting of 27 May 2014 authorised, on the proposal of the Remuneration Committee, an adjustment related to the termination of Stéphane Rambaud-Measson’s employment contract, consisting of the taking out unemployment insurance (insured risk of € 15,000 per month for 12 months).

AGREEMENTS ENTERED INTO WITH COMPANIES THAT HAVE CONTROL OVER FAIVELEY TRANSPORT, AND CERTAIN CORPORATE OFFICERS

•	With Famille Faiveley Participations, Financière Faiveley, Erwan Faiveley, and François Faiveley:

At its meeting of 27 July 2015, the Supervisory Board reviewed the planned bid from Wabtec Corporation, in which Wabtec Corporation irrevocably undertakes to:

(i) purchase the shares that make up the Controlling Block (the shares in the Company held by Financière Faiveley, Famille Faiveley Participations, Erwan Faiveley and François Faiveley), and

(ii) launch a mandatory public tender offer for the shares in the Company that it does not hold following the sale of the Controlling Block, in accordance with the provisions of Article L. 433-3 of the French Monetary and Financial Code, and of Articles 234-1 et seq. of the French Financial Markets Authority’s General Regulations.

The Board reviewed the documents enclosed with the bid letter, which had been previously discussed, including a draft Tender Offer Agreement (the “TOA”). In exchange for the bid letter from Wabtec Corporation received by the Company and the shareholders of the Controlling Block, the latter must sign an exclusivity agreement with Wabtec Corporation.

After assessing the terms of the exclusivity undertaking, and noting that the TOA determines the main terms and conditions of the bid, and sets out certain principles of conduct to be followed by the parties as part of the bid, the Board decided to authorise the signing of the exclusivity undertaking by the Chairman of the Executive Board, under the terms presented to it, together with any other documents relating to the transactions described in that undertaking, in accordance with the provisions of Articles L. 225-86 et seq. of the French Commercial Code regarding regulated agreements.

The Supervisory Board also approved the terms of the draft TOA, subject to the employee representative body information and consultation process, and authorised the Company to sign it, where applicable, at the end of the employee representative body information and consultation process.

The Company signed the TOA on 6 October 2015, following the employee representative body information and consultation process. The exclusivity undertaking expired on the same date.

NOTE 36: DIVIDENDS

Approval was granted at the General Meeting of 18 September 2015 for the payment of a dividend (including treasury shares) in respect of the 2014/2015 financial year totalling € 13,152,736.80:

•	€12,976,581.60 in respect of the € 0.90 dividend per share paid on 5 October 2015 to 14,418,424 shares for the 2014/2015 financial year.

•	€176,155.20 in unpaid dividends, corresponding to the 195,728 treasury shares held by Faiveley Transport at the time of the ex-dividend date, i.e. 2 October 2015.

	Number of shares	Treasury shares	Number of shares to which dividends have been paid	Dividends approved
Ordinary shares	6,978,642	195,728	6,782,914	6,104,623
Shares with double voting rights	7,635,510	0	7,635,510	6,871,959

	14,614,152	195,728	14,418,424	12,976,582	(1)

(1)	Including € 5,683,871 to Financière Faiveley and € 1,043,359 to François Faiveley Participation (FFP).

This dividend was paid on 5 October 2015.

Given the current proposed combination between Faiveley Transport and Wabtec Corporation, Faiveley Transport has undertaken not to pay any dividend other than that decided by the Shareholders’ General Meeting of 18 September 2015.

NOTE 37: OFF-BALANCE SHEET COMMITMENTS

LEASES

•	Operating leases

The operating leases entered into by the Faiveley Transport Group relate mainly to various buildings and furnishings.

The income and expenses recognised in respect of operating leases over the last two financial years break down as follows:

	2015/2016	2014/2015	2013/2014
Operating lease expenses	(13,916)	(12,018)	(11,148)
Sub-letting income	588	525	511

Total	(13,328)	(11,493)	(10,637)

The future minimum payments to be made in respect of operating leases that are non-cancellable and had not expired as at 31 March 2016 are as follows:

	Less than 1 year	1 to 5 years	More than 5 years
Total future lease payments	11,423	35,457	21,757

OTHER COMMITMENTS GIVEN

	31 March 2016	31 March 2015
Deposits, securities and bank guarantees given to customers	251,524	234,024
- of which given by joint ventures	—	—
Guarantees and securities given by the parent company to customers and banks *	518,726	496,694
- of which on behalf of joint ventures	10,604	14,036
Borrowings guaranteed by pledges:	—	—
- Mortgages of buildings	—	—

*	amount restated for parent company securities included in bank deposits, securities and guarantees given.

The off-balance sheet commitments above entitled “Deposits, securities and bank guarantees” is related to guarantees or securities provided to the banks essentially in favour of customers with whom commercial contracts have been signed. These guarantees are generally issued for defined periods and for defined amounts. These are principally guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts. Bank counter-guarantees may be issued for the benefit of banks supplying credit lines, and guarantees may also be issued for the benefit of certain subsidiaries of the Group.

The off-balance sheet commitments above entitled “Guarantees and securities given by the parent company” are guarantees agreed by the parent company Faiveley Transport in favour of customers who have signed commercial contracts with subsidiaries of the Group. As for bank guarantees, these are issued for defined periods and for defined amounts and essentially relate to guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts.

COMMITMENTS RECEIVED

Other guarantees from suppliers: € 2,480 K

NOTE 38: CONSOLIDATION SCOPE AND METHOD

Faiveley Transport is the Group’s holding company.

The following companies, over which Faiveley Transport exercises direct or indirect control, are fully consolidated.

LIST OF CONSOLIDATED COMPANIES AND CONSOLIDATION METHOD

ENTITY	COUNTRY	% control	% interest
Parent company:

FAIVELEY TRANSPORT
Full consolidation:
FAIVELEY TRANSPORT LEIPZIG GmbH & Co. KG (1)	Germany	100.00	100.00
FAIVELEY TRANSPORT WITTEN GmbH (1)	Germany	100.00	100.00
FAIVELEY TRANSPORT VERWALTUNGS GmbH (1)	Germany	100.00	100.00
FAIVELEY TRANSPORT HOLDING GmbH & Co. KG (1)	Germany	100.00	100.00

FAIVELEY TRANSPORT NOWE GmbH (1)	Germany	100.00	100.00
FAIVELEY TRANSPORT AUSTRALIA Ltd.	Australia	100.00	100.00
FAIVELEY TRANSPORT BELGIUM NV	Belgium	100.00	100.00
FAIVELEY TRANSPORT DO BRASIL Ltda.	Brazil	100.00	100.00
FAIVELEY TRANSPORT CANADA Ltd.	Canada	100.00	100.00
FAIVELEY TRANSPORT CHILE Ltda.	Chile	100.00	99.99
FAIVELEY TRANSPORT SYSTEMS TECHNOLOGY (Beijing) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT FAR EAST Ltd.	China	100.00	100.00
SHANGHAI FAIVELEY RAILWAY TECHNOLOGY Co. Ltd.	China	51.00	51.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SHANGHAI Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT RAILWAY TRADING (Shanghai) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT ASIA PACIFIC Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT KOREA Ltd.	Korea	100.00	100.00
FAIVELEY TRANSPORT IBERICA S.A.	Spain	100.00	100.00
FAIVELEY TRANSPORT USA Inc.	United States	100.00	100.00
FAIVELEY TRANSPORT NORTH AMERICA Inc.	United States	100.00	100.00
ELLCON DRIVE LLC.	United States	100.00	100.00
AMSTED RAIL - FAIVELEY LLC	United States	67.50	67.50
GRAHAM-WHITE MANUFACTURING Co.	United States	100.00	100.00
OMNI GROUP CORPORATION	United States	100.00	100.00
ADVANCED GLOBAL ENGINEERING LLC.	United States	100.00	55.00
ATR INVESTMENTS LLC.	United States	100.00	100.00
FAIVELEY TRANSPORT AMIENS	France	100.00	100.00
FAIVELEY TRANSPORT NSF	France	100.00	100.00
FAIVELEY TRANSPORT TOURS	France	100.00	100.00
FAIVELEY TRANSPORT GENNEVILLIERS	France	100.00	100.00
FAIVELEY TRANSPORT BIRKENHEAD Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT TAMWORTH Ltd.	United Kingdom	100.00	100.00
SAB WABCO Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO INVESTMENTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO UK Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT RAIL TECHNOLOGIES INDIA Ltd.	India	100.00	100.00
FAIVELEY TRANSPORT F.M.P.R.	Iran	51.00	51.00
FAIVELEY TRANSPORT ITALIA Spa	Italy	100.00	98.70
FAIVELEY TRANSPORT POLSKA z.o.o.	Poland	100.00	100.00
FAIVELEY TRANSPORT PLZEN s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT TREMOSNICE s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT CZECH a.s. (2)	Czech Republic	100.00	100.00
o.o.o FAIVELEY TRANSPORT	Russia	100.00	98.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SINGAPORE Ltd.	Singapore	100.00	100.00
FAIVELEY TRANSPORT MALMÖ AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT NORDIC AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT SCHWEIZ AG	Switzerland	90.00	90.00
SCHWAB VERKEHRSTECHNIK AG	Switzerland	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY THAILAND Ltd.	Thailand	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY TAIWAN Ltd.	Taiwan	100.00	100.00

Equity-accounted joint ventures

QINGDAO FAIVELEY SRI RAIL BRAKE Co. Ltd.	China	50.00	50.00
DATONG FAIVELEY RAILWAY VEHICLE EQUIPMENT Co., Ltd	China	50.00	50.00
SHIJIAZHUANG JIAXIANG PRECISION MACHINERY Co. Ltd.	China	50.00	50.00
FAIVELEY RAIL ENGINEERING SINGAPORE PTE LTD,	Singapore	50.00	50.00

Other equity-accounted entities:

Nil	—	—	—
Partnerships qualifying as joint arrangements:

Nil	—	—	—

(1)	Faiveley Transport Leipzig GmbH & Co. KG, Faiveley Transport Witten GmbH, Faiveley Transport Verwaltungs GmbH, Faiveley Transport Holding GmbH & Co. KG and Nowe GmbH, as subsidiaries of the Faiveley Transport Group responsible for the preparation of the consolidated financial statements, made use of the provisions of paragraph 264b and 264.3 of the German Commercial Code as regards the closing of accounts for the year ended 31 March 2016 and the related annual report, given that the financial statements and annual report will not be published.
(2)	Change of Faiveley Transport Lekov company name

NOTE 39: STATUTORY AUDITORS’ FEES

Fees payable to the Statutory Auditors and members of their network as part of assignments relating to the financial statements at 31 March 2016 and 31 March 2015 were as follows:

	ECA		PWC
	2015/2016	2014/2015	2015/2016	2014/2015
Audit:
Statutory Audit, certification, review of individual and consolidated financial statements:

Issuer	153	154	252	251
Subsidiaries	107	106	722	634
Other assignments directly related to the audit assignment	0	—	4	0

Sub-total audit fees	260	260	978	885

Other services
Legal, tax, corporate	—	—	4	—
Other	—	—	9	6
Sub-total other services	—	—	13	6

TOTAL	260	260	991	891

NOTE 40: FINANCIAL COMMUNICATION

These consolidated financial statements are available in English.

Faiveley Transport

Immeuble Le Delage – Hall Parc – Bât 6A

3, rue du 19 Mars 1962

92230 Gennevilliers – France

Tel: +33 (0)1 48 13 65 00

Fax: +33 (0)1 48 13 65 54

www.faiveleytransport.com

CONSOLIDATED

FINANCIAL

STATEMENTS

2014/15

2

1. Consolidated financial statements at 31 March 2015

1.1.	CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

(€ thousands)	Notes	31 March 2015	31 March 2014
NET SALES	NOTE 24	1 048 423	957 165

Cost of sales	NOTE 25	(794 062)	(730 197)

GROSS PROFIT		254 361	226 968

Administrative costs		(88 997)	(78 435)
Sales and marketing costs		(46 667)	(43 436)
Research and development costs		(17 019)	(13 586)
Other operating income	NOTE 26	6 797	4 620
Other operating expenses	NOTE 26	(18 084)	(11 513)
Restructuring costs	NOTE 27	(1 597)	(1 267)
Gain/(loss) on disposal of property, plant and equipment and intangible	NOTE 27	(66)	(53)

OPERATING PROFIT		88 728	83 298

Share of profit of joint ventures	NOTE 8	6 551	4 368

OPERATING PROFIT AFTER SHARE OF PROFIT OF EQUITY - ACCOUNTED ENTITIES		95 279	87 666

Amortisation and depreciation charges included in operating profit		17 446	15 985

Operating profit before amortisation and depreciation charges		112 725	103 651

Net cost of financial debt		(10 970)	(9 344)
Other financial income		33 097	14 364
Other financial expenses		(35 994)	(16 113)

NET FINANCIAL EXPENSE	NOTE 28	(13 867)	(11 093)

PROFIT BEFORE TAX		81 412	76 573

Income tax	NOTE 29	(28 535)	(26 432)

NET PROFIT FROM CONTINUING OPERATIONS		52 877	50 141

Profit of discontinued operations	NOTE 30	0	0

CONSOLIDATED NET PROFIT		52 877	50 141

attributable to:
Minority interests		(2 769)	31

Net profit - Group share		55 645	50 110

Earnings per share, in €:	NOTE 32
Basic earnings per share		3.88	3.50
Diluted earnings per share		3.86	3.44
Earnings per share, in € – Continuing operations:
Basic earnings per share		3.88	3.50
Diluted earnings per share		3.86	3.44

The attached notes 1 to 39 form an integral part of the consolidated financial statements.

3

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(€ thousands)	Notes	31 March 2015	31 March 2014
Net profit for the period		52 877	50 141

Translation difference	NOTE 16	42 334	(15 575)
Financial assets available for sale
Gains (losses) on financial hedge instruments	NOTE 20	1 057	1 827
Other items that can be reclassified		126	(226)
Taxes on items that can be reclassified		(364)	(593)

Items that can be reclassified to profit or loss		43 153	(14 567)

of which Share of joint ventures in items that can be reclassified		4 401	(878)
Actuarial gains and losses on post-employment benefits	NOTE 18	(10 313)	(369)
Taxes on items that cannot be reclassified		2037	23

Items that cannot be reclassified to profit or loss		(8 276)	(346)

of which Share of joint ventures in items that cannot be reclassified		—	—

Items of other comprehensive income, after tax		34 877	(14 913)

of which Share of joint ventures		4 401	(878)

Total comprehensive income		87 754	35 228

Attributable to:
- Parent Company shareholders		83 239	37 490
- minority interests		4 515	(2 261)

The attached notes 1 to 39 form an integral part of the consolidated financial statements.

4

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

ASSETS (€ thousands)	Notes	31 March 2015 Net	31 March 2014 Net
Goodwill	NOTE 5	697 112	663 838

Intangible assets	NOTE 6	58 314	50 501

Property, plant and equipment	NOTE 7
Land		5 670	5 766
Buildings		19 175	22 523
Plant and machinery		32 063	30 086
Other property, plant and equipment		13 695	9 632

Equity interests in equity-accounted entities	NOTE 8
Shareholdings in equity-accounted joint ventures		21 817	12 337
Shareholdings in other equity-accounted entities

Other non-current financial assets	NOTE 9
Shareholdings in unconsolidated subsidiaries		255	254
Other long-term financial investments		3 049	2 449

Deferred tax assets	NOTE 10	66 429	51 738

TOTAL NON-CURRENT ASSETS (I)		917 579	849 124

Inventories	NOTE 11	167 665	146 361
Work-in-progress on projects	NOTE 12	121 703	112 514
Advances and prepayments paid on orders		2 625	2 308
Trade receivables	NOTE 13	224 130	194 574
Other current assets	NOTE 13	24 718	32 809
Taxation receivable		17 796	13 191
Current financial assets	NOTE 14	42 849	7 907
Short-term investments	NOTE 15	14 824	69 793
Cash	NOTE 15	222 021	169 419
Assets held for sale	NOTE 7	7 123	—

TOTAL CURRENT ASSETS (II)		845 454	748 876

TOTAL ASSETS (I + II)		1 763 033	1 598 000

The attached notes 1 to 39 form an integral part of the consolidated financial statements.

5

EQUITY AND LIABILITIES (€ thousands)	Notes	31 March 2015	31 March 2014
SHAREHOLDERS’ EQUITY	NOTE 16

Share capital		14 614	14 614
Share premium		94 297	90 249
Translation adjustment		24 549	(10 501)
Consolidated reserves		436 629	405 522
Net profit for the period		55 645	50 110

TOTAL EQUITY – GROUP SHARE		625 734	549 994

MINORITY INTERESTS	NOTE 17

Share of reserves		34 781	27 895
Share of net profit		(3 063)	(242)

TOTAL MINORITY INTERESTS		31 716	27 653

TOTAL CONSOLIDATED EQUITY (I)		657 450	577 647

Non-current provisions	NOTE 18	48 084	38 235
Deferred tax liabilities	NOTE 10	50 854	34 030
Non-current borrowings and financial debt	NOTE 19	396 510	407 983

TOTAL NON-CURRENT LIABILITIES (II)		495 448	480 248

Current provisions	NOTE 18	101 810	94 373
Current borrowings and financial debt	NOTE 19	54 630	50 899
Advances and prepayments received on orders		140 243	122 586
Current liabilities	NOTE 21	303 935	258 551
Tax payable		9 515	13 696

TOTAL CURRENT LIABILITIES (III)		610 134	540 105

TOTAL EQUITY AND LIABILITIES (I + II + III)		1 763 033	1 598 000

The attached notes 1 to 39 form an integral part of the consolidated financial statements.

6

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(€ thousands)	Share capital	Share premium	Reserves	Translation adjustment	Profit for the period	Total Group share	Minority interests	TOTAL
At 31 March 2013	14 232	88 633	356 979	2 782	59 277	521 903	32 789	554 692

Allocation of 2012/2013 net profit			59 277		(59 277)	0		0
Dividends paid			(13 542)			(13 542)	(2 880)	(16 422)
Issue of shares (stock options)	28	853				882		882
Treasury shares (1)	339	(125)	(281)			(67)		(67)
Shares delivered to Group employees	15	889				904		904
Stock option plans reserved for employees (value of services provided by staff)			2 767			2 767		2 767
Other movements			(198)			(198)	13	(185)
Changes in consolidation scope			(142)			(142)	(8)	(150)

Net profit for the period					50 110	50 110	31	50 141
Items of other comprehensive income			662	(13 283)		(12 621)	(2 292)	(14 913)
Total income and expenses recognised in Comprehensive Income			662	(13 283)	50 110	37 489	(2 261)	35 228

At 31 March 2014 (1)	14 614	90 250	405 522	(10 501)	50 110	549 995	27 653	577 648

Allocation of 2013/2014 net profit			50 110		(50 110)	0		0
Dividends paid			(11 454)			(11 454)	(256)	(11 710)
Treasury shares		4 048	(3 231)			817		817
Stock option plans reserved for employees (value of services provided by staff)			2 162			2 162		2 162
Other movements			1 220			1 220		1 220
Other changes in consolidation scope			(243)			(243)	(196)	(439)

Net profit for the period					55 645	55 645	(2 770)	52 875
Items of other comprehensive income			(7 457)	35 049		27 592	7 285	34 877
Total income and expenses recognised in Comprehensive Income			(7 457)	35 049	55 645	83 237	4 515	87 752

At 31 March 2015	14 614	94 298	436 629	24 549	55 645	625 734	31 716	657 450

(1)	Reclassification of treasury shares at 31 March 2014 from “consolidated reserves” to “share capital” for EUR 281 thousands.

The attached notes 1 to 39 form an integral part of the consolidated financial statements.

7

CONSOLIDATED CASH FLOW STATEMENT

CASH FLOW STATEMENT (€ thousands)	Notes	31 March 2015	31 March 2014
Net profit - Group share		55 645	50 110
Net profit - Minority interests		(2 769)	31
Adjustments for non-cash items:
- Depreciation and amortisation charges		17 446	15 985
- Cost of performance-based shares		2 162	2 767
- Gains and losses on derivative instruments and revaluation of monetary assets and liabilities		3 392	(1 167)
- Movement in provisions for current assets and liabilities and charges		6 125	10 404
- Net loss/(gain) on asset disposals		45	53
- Grant income		(248)	(439)
- Share of profit of equity-accounted entities	NOTE 8	(6 551)	(4 368)
- Dividends received from equity-accounted joint ventures		3 214	1 255

Net cost of financial debt		10 970	9 343
Income tax charge (including deferred tax)		28 535	26 432

Change in current assets and liabilities		4 414	(38 052)
Decrease (+) increase (-) in inventories		(13 071)	(16 610)
Decrease (+) increase (-) in trade and other receivables		(9 379)	(27 338)
Increase (+) decrease (-) in trade and other payables		29 094	9 067
Increase (+) decrease (-) in income tax		(2 230)	(3 171)

Income tax paid		(25 799)	(30 800)
Net financial interest paid		(9 830)	(8 894)

Cash flow from operating activities		86 751	32 660

Purchase of intangible assets		(9 446)	(7 395)
Purchase of property, plant and equipment		(14 298)	(11 145)
Proceeds from capital grants		88	189
Proceeds from disposal of PPE and intangible assets		169	432
Purchase of non-current financial assets		(237)	(574)
Proceeds from sale of non-current financial assets		544	3 044

Cash and cash equivalents of acquired subsidiaries		(1 880)	(27 410)
—

Cash flow from investment activities		(25 060)	(42 859)

Buyback of treasury shares		817	1 717
Dividends paid to parent company shareholders		(11 248)	(13 542)
Dividends paid to minority interests		(256)	(2 880)
Proceeds from new borrowings		16	135 383
Repayment of borrowings		(36 710)	(41 151)

Cash flow from financing activities		(47 381)	79 527

Net foreign exchange difference		(17 574)	3 674

Net increase/(decrease) in total cash and cash equivalents		(3 265)	73 001

Cash and cash equivalents at beginning of the year		237 935	164 931

Cash and cash equivalents at end of the year	NOTE 10	234 675	237 934

8

1.2. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: GENERAL INFORMATION

Faiveley Transport is a French public limited company (société anonyme) with a Management Board and a Supervisory Board. At 31 March 2015, its registered office was located at:

Immeuble le Delage, Hall Parc, Bâtiment 6A

3 rue du 19 mars 1962

92230 - GENNEVILLIERS

The consolidated financial statements are prepared by the Management Board and submitted for approval to the shareholders at the General Meeting.

The 2013/14 consolidated financial statements have been submitted for approval at the Shareholders’ General Meeting of 12 September 2014.

The financial statements for 2014/2015 were approved by the Management Board at its meeting on 27 May 2015. They were presented to and reviewed by the Supervisory Board at its meeting of 27 May 2015.

The financial statements have been prepared on the basis that the Faiveley Transport Group operates as a going concern.

The consolidated financial statements as approved by the Management Board on its meeting of 27 May 2015 have been prepared in accordance with IFRS (International Financial Reporting Standards) as adopted by the European Union. Minor presentation adjustments have been made to these financial statements in order to present consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board and to allow a US filing in the context of the acquisition of Faiveley Transport by Wabtec Corporation.

The Group’s functional and presentation currency is the Euro. Figures are expressed in thousands of Euros unless indicated otherwise.

NOTE 2: HIGHLIGHTS

SIGNIFICANT EVENTS

On 7 April 2014, the Supervisory Board of Faiveley Transport appointed Stéphane Rambaud-Measson Chairman of the Management Board and CEO of Faiveley Transport. He had joined the Group on 17 March 2014 as Group Executive Vice President.

On 28 January 2015, Faiveley Transport refinanced its syndicated loan and part of its bilateral revolving facilities, replacing them with a new syndicated loan. This new facility comprises a five-year, amortisable loan of € 225 million and a multi-currency revolving facility of € 125 million. This refinancing enables the Group to increase its financial flexibility, improve its borrowing terms and extend the average maturity of financing while expanding its banking pool.

NOTE 3: ACCOUNTING PRINCIPLES AND METHODS

BASIS OF PREPARATION

The consolidated financial statements of the Faiveley Transport Group are prepared in accordance with IFRS (International Financial Reporting Standards), as adopted by the IASB (International Accounting Standards Board).

New standards of mandatory application

•	Amendments to IAS 36 – Recoverable amount disclosures for non-financial assets

•	Amendments to IAS 39 – Novation of derivatives and continuation of hedge accounting

•	Amendment to IAS 32 – Offsetting financial assets and financial liabilities

9

Levies (IFRIC 21) – Levies charged by public authorities on entities that operate in a specific market

These mandatory texts applicable from 1 April 2014 had no significant impact on the Group’s financial statements.

New standards and interpretations issued by the IASB and whose application is not yet mandatory

•	Employee benefits: employee contributions (amendments to IAS19R)

•	Annual improvements to IFRS 2010-2012, IFRS 2011-2013

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

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New standards and interpretations whose application is not yet mandatory

•	Classification and measurement of financial assets (IFRS 9);

•	Regulatory deferral accounts (IFRS 14);

•	Revenue from contracts with customers (IFRS 15)

•	Investment entities: Application of the consolidation exemption, (Amendments to IFRS 10, IFRS 12 and IAS 28 )

•	Disclosure initiative (amendments to IAS 1 “Presentation of financial statements”)

•	Equity method in separate financial statements (amendments to IAS 27)

•	Sale or contribution of assets between an investor and its associate or joint venture (amendments to IAS 28 and IFRS 10)

•	Recognition of acquisitions of interests in joint operations (amendments to IFRS 11)

•	Clarification of acceptable methods of depreciation and amortisation (amendments to IAS 16 – Property, plant and equipment and IAS 38 – Intangible assets)

•	Annual improvements to IFRS 2012-2014

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

CONSOLIDATION SCOPE AND METHODS

Pursuant to IFRS 10, companies over which the Group directly or indirectly exercises exclusive control are consolidated using the full consolidation method.

In application of IFRS 11, the financial statements of jointly controlled entities are consolidated using the equity method when they qualify as joint ventures and according to the percentage of each entity’s interest in each balance sheet item and income statement line when they qualify as joint operations.

Other associate companies over which the Faiveley Transport Group exercises significant influence over financial and operational policies are accounted for using the equity method. Significant influence is presumed when the Group holds more than 20% of the voting rights of a company.

Acquisitions or disposals arising during the financial year are reflected in the consolidated financial statements from the date on which effective control is transferred, unless the impact is not material to the income statement in the case of acquisitions carried out at the end of the financial year.

Intra-Group balances and transactions are eliminated for all consolidated companies.

Faiveley Transport Group companies that are consolidated are listed in Note 37. Note 9 lists companies that are not consolidated due to their insignificant impact on the Faiveley Transport Group’s financial statements.

USE OF ESTIMATES

As part of the preparation of the consolidated financial statements and in accordance with IFRS, Faiveley Transport Group management must make certain estimates and use assumptions that it considers realistic and reasonable. These estimates and assumptions affect the book value of the assets, liabilities, equity and results, and any contingent assets and liabilities, as presented at the balance sheet date. Group management regularly reviews its estimates on the basis of the information available to it. When events and circumstances are not in line with expectations, actual results may differ from such estimates.

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The main accounting methods whose application necessitates the use of estimates relate to the following items:

Recognition of the margin on long-term building and service contracts and related provisions (see § below – presentation of income statement – 1)

Revenue from long-term building and service contracts is recognised in proportion to the stage of completion of the contracts, in accordance with IAS 11. Project reviews are organised on a regular basis so that the stage of completion and finalisation of the contract can be monitored. If the project review identifies a negative gross margin, a provision is immediately raised in respect of the loss relating to the work not yet carried out.

The total estimated income and expenses in respect of the contract reflect the best estimate of the future benefits and obligations under the contract. The assumptions used to determine the current and future obligations take into account technological, commercial and contractual constraints measured on a contract-by-contract basis.

Obligations under building contracts may result in penalties for delays in a contract’s implementation schedule or an unexpected cost increase due to amendments to the project, a supplier’s or subcontractor’s failure to comply with its obligations or delays caused by unforeseen events or circumstances. Similarly, warranty obligations are affected by product failure rates, equipment wear and tear and the cost of actions needed to return to normal service.

Although the Group measures risks on a contract-by-contract basis, the actual costs resulting from the obligations associated with a contract may prove to be greater than the amount initially estimated. It may therefore be necessary to re-estimate the costs to completion when a contract is still in progress or to re-estimate provisions when a contract is completed.

Measurement of deferred tax assets

The determination of the book values of deferred tax assets and liabilities and the amount of deferred tax assets to be recognised requires management to exercise its judgement as to the level of future taxable profits to be taken into consideration.

Measurement of assets and liabilities in respect of retirement and other benefits (see § below – Provisions for liabilities and charges – 1)

The measurement by the Group of the assets and liabilities relating to defined benefit schemes in accordance with IAS 19 requires the use of statistical data and other parameters used to predict future trends. Such parameters include discount rate, expected return on plan assets, salary increase rate, staff turnover rate and mortality rate. When circumstances where actuarial assumptions prove to be significantly different from actual data subsequently observed, this could result in a substantial amendment to the charge for retirement and similar benefits, actuarial gains and losses and assets and liabilities stated in the balance sheet relating to these commitments.

Measurement of property, plant and equipment and intangible assets (see § below – Amortisation and depreciation of non-current assets)

Pursuant to IAS 36, goodwill, including intangible assets with an indefinite useful life, is tested for impairment each year on 31 March or more frequently if there are indications of impairment. The discounted future cash flow model used to determine the fair value of the Cash Generating Units utilises a certain number of parameters including estimated future cash flows, discount rates and other variables, and consequently requires the exercise of judgment to a significant degree.

The assumptions used to carry out impairment tests are the same for property, plant and equipment and intangible assets. Any future deterioration in market conditions or operating performances could result in the inability to recover the current book value of such assets.

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Inventories and work-in-progress

Inventories and work-in-progress are measured at the lower of cost and net estimated realisable value. Writedowns are calculated on the basis of an analysis of foreseeable trends in demand, technology and market conditions, the aim of which is to identify inventories and work-in-progress that are obsolete or surplus to requirements. If market conditions worsen to a greater degree than was forecast, additional writedowns of inventories and work-in-progress may prove necessary.

Stock-options and free shares

Share subscription and/or purchase options as well as free shares granted to certain senior executives and employees of the Group are recognised in accordance with IFRS 2.

Options are measured at the allocation date. The fair value of options is a function of the expected life, exercise price, current price of underlying shares, expected volatility and share price.

The fair value of free shares is estimated on the allocation date, specifically based on their expected life, current price of the underlying shares, expected volatility and share price and takes into account the terms and conditions attached to the share allocation.

This value is recognised as personnel cost between the date of grant and the end of the vesting period and offset under equity.

TRANSLATION METHOD

The consolidated financial statements are presented in Euro, the Group’s reporting currency.

Foreign currency-denominated transactions

Transactions not denominated in the functional currency are translated at the exchange rate on the date when the transaction was first recorded.

At the balance sheet date:

•	foreign currency-denominated monetary items are converted at the closing rate;

•	foreign currency-denominated non-monetary items valued at historical cost are converted at the foreign exchange rate on the transaction date; and

•	foreign currency-denominated non-monetary items valued at fair value are converted using the foreign exchange rate on the date fair value was determined.

Foreign currency-denominated subsidiary financial statements

Subsidiary financial statements are prepared in the currency that is most representative of their economic environment. This currency is deemed to be their functional currency pursuant to IAS 21.

Subsidiary financial statements are translated into Euros using the following exchange rates:

•	closing rate for all balance sheet items, with the exception of the components of equity which continue to be translated at historical exchange rates (translation rates used on the date the subsidiary was acquired by the Group);

•	average rate for the period for income statement and cash flow statement items.

Translation differences arising in respect of the profit or loss and shareholders’ equity are recognised directly in shareholders’ equity under the heading “Translation differences” in the case of the Group’s share, with the portion attributable to third parties being recorded in minority interests.

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On the disposal of a foreign subsidiary, the translation differences relating to such disposal and recognised in shareholders’ equity after 1 April 2004 are accounted for in the income statement.

Translation exchange rates used in the consolidation

	Closing rate		Average rate
	31 March 2015	31 March 2014	31 March 2015	31 March 2014
Thai Baht	€0.028557	€0.022367	€0.024283	€0.023715
Swedish Krona	€0.107641	€0.111753	€0.108360	€0.114393
Czech Koruna	€0.036320	€0.036440	€0.036255	€0.037798
US Dollar	€0.929454	€0.725268	€0.788550	€0.745995
Australian Dollar	€0.706514	€0.669299	€0.690302	€0.694002
Hong Kong Dollar	€0.119872	€0.093482	€0.101700	€0.096161
Singapore Dollar	€0.676865	€0.575838	€0.613296	€0.592516
Taiwan Dollar	€0.029536	€0.023893	€0.025757	€0.024966
Swiss Franc	€0.955749	€0.820075	€0.849768	€0.813206
Pound Sterling	€1.374948	€1.207438	€1.273290	€1.185853
Iranian Rial	€0.000033	€0.000029	€0.000030	€0.000035
Brazilian Real	€0.286058	€0.319734	€0.320736	€0.331311
Russian Rouble	€0.016015	€0.020500	€0.017617	€0.022570
Indian Rupee	€0.014865	€0.012110	€0.012911	€0.012324
Korean Won	€0.000839	€0.000682	€0.000745	€0.000684
Chinese Yuan	€0.149903	€0.116613	€0.127297	€0.121946
Polish Zloty	€0.244774	€0.239699	€0.238848	€0.237865

BALANCE SHEET DATE

All companies are consolidated on the basis of financial statements drawn up at 31 March 2015.

INCOME STATEMENT PRESENTATION

1 - Sales revenue and cost of sales recognition

Revenue on sale of manufactured products is recognised according IAS 18, i.e. essentially when the significant risks and rewards of ownership are transferred to the customer, which generally occurs on delivery. Revenue on short-term service contracts is recognised on performance of the related service. All production costs incurred or to be incurred in respect of the sale are charged to cost of sales at the date of recognition of sales.

Revenue on construction contracts and long-term service agreements is recognised based on the percentage of completion method: the stage of completion is assessed by milestones which ascertain the completion of a physical proportion of the contract work or the performance of services provided for in the agreement, which corresponds in the most cases to invoicing. The revenue for the period is the excess of revenue measured according to the percentage of completion over the revenue recognised in prior periods.

Cost of sales on construction contracts and long-term service agreements is computed on the same basis. The cost of sales for the period is the excess of cost measured according to the percentage of completion over the cost of sales recognised in prior periods. As a consequence, adjustments to contract estimates resulting from work conditions and performance are recognised in cost of sales as soon as they occur, prorated to the stage of completion.

When the outcome of a contract cannot be estimated reliably but the contract overall is expected to be profitable, revenue is still recognised based on milestones, but margin at completion is adjusted to nil.

When it is probable that contract costs at completion will exceed total contract revenue, the expected loss at completion is recognised immediately as an expense. Bid costs are directly recorded as expenses when a contract is not secured.

When the outcome of a contract cannot be estimated reliably but the contract overall is expected to be profitable, revenue is still recognised based on milestones, but margin at completion is adjusted to nil.

When it is probable that contract costs at completion will exceed total contract revenue, the expected loss at completion is recognised immediately as an expense. Bid costs are directly recorded as expenses when a contract is not secured.

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With respect to construction contracts and long-term service agreements, the aggregate amount of costs incurred to date plus recognised margin less progress billings is determined on a contract-by-contract basis. If the amount is positive, it is included as an asset designated as “Construction contracts in progress, assets”. If the amount is negative, it is included as a liability designated as “Construction contracts in progress, liabilities”.

2 - Operating profit after share of profit of equity-accounted entities

Operating profit after share of profit of equity-accounted entities is the indicator used by the Group to present a level of operational profitability that can be used to forecast recurring performance.

This aggregate includes gross profit, research and development costs, sales, marketing and administrative costs and other operating income and expenses. It also includes the share of retirement and other benefits corresponding to the cost of services provided during the period, the cost of employee share-based payments and profit-sharing plans, as well as foreign exchange gains and losses related to operating activities. Lastly, it includes the share of profit of equity-accounted entities.

3 - Financial income and expenses

Financial income and expenses include:

•	interest income and expense on the consolidated net debt, which consists of borrowings, other financial liabilities (including liabilities in respect of finance leases) and cash and cash equivalents;

•	dividends received from unconsolidated equity investments;

•	the effect of discounting financial provisions;

•	changes in financial instruments;

•	foreign exchange gains and losses on financial transactions.

4 - Income tax

The Group calculates its income tax in accordance with tax laws applicable in the country where profits are taxable and in accordance with IAS 12.

The current tax liability is calculated using the tax laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Group’s subsidiaries and associates operate and generate taxable profits. Management periodically assesses tax positions taken in light of applicable tax regulations, where the latter are subject to interpretation, and determines, if applicable, the amounts it expects to pay to tax authorities.

Temporary differences between the book value of assets and liabilities and their tax base, tax losses carried forward and unused tax credits are identified in each taxable entity (or tax group, if applicable). The corresponding deferred tax is calculated using the tax rates that have been enacted or substantively enacted for the financial year during which assets will be realised or liabilities settled (see § Deferred tax).

15

Pursuant to the Conseil National de la Comptabilité (CNC) communication of 14 January 2010 relating to the accounting treatment of the component based on value added (CVAE) of the CET tax (Contribution Economique Territoriale) introduced in France by the 2010 Finance Act of 31 December 2009, following an analysis carried out by the Group and in light of its specific features, it was decided to treat the value-added based CVAE as income tax, in order to remain consistent with the classification of similar taxes in Germany and Italy (Gewerbesteuer and IRAP, respectively).

5 - Profit or loss of operations held for disposal and discontinued operations

The net of tax profit or loss from discontinued operations as defined by IFRS 5 is presented under a separate heading in the income statement. It includes the net profit or loss of such activities during the year and up to their date of disposal, as well as the net gain or loss on the disposal itself.

6 - Earnings per share

Basic earnings per share is calculated based on the profit attributable to holders of ordinary shares of the parent company, divided by the weighted average number of ordinary shares outstanding during the financial period. Since the shares of the consolidating entity held by itself are deducted from shareholders’ equity, these shares are excluded from the weighted average number of outstanding shares.

Diluted earnings per share is calculated based on the weighted average number of shares outstanding during the financial period adjusted for the number of shares that would be generated by the exercise of share subscription options or purchase options granted by the Group as per the conditions of IAS 33.45 and subsequent.

INTANGIBLE ASSETS

1 - Goodwill

On each acquisition, the Group identifies and assesses the fair value of all assets and liabilities acquired, particularly intangible assets and property, plant and equipment, brands, inventories, work-in-progress and all provisions for liabilities and charges.

The unallocated difference between the cost of securities in companies acquired and consolidated and the fair value of assets and liabilities is recorded as goodwill. Where this difference is negative, it is taken directly to the income statement. When this difference is positive, it is recognised in the balance sheet.

In case of the partial acquisition of a company, goodwill will either be recognised based on the percentage of ownership of this new entity or fully consolidated, i.e. taking account of the share attributable to minority interests.

Acquisitions of minority interests in subsidiaries that are already fully consolidated:

Prior to the application of revised IAS 27, the Group had elected to recognise additional goodwill, which corresponded to the difference between the acquisition cost of securities and the additional share in consolidated equity that these securities represented.

Since the implementation of this standard, acquisitions of minority interests are now recognised as a deduction from the Group’s share of shareholders’ equity.

Accounting treatment of put options on minority interests:

Similar to the accounting treatment used for acquisitions of minority interests, the Group elected to use the option to recognise additional goodwill as part of the accounting treatment of put options on minority interests that existed prior to 1 April 2010. Put options granted after revised IFRS 3 and IAS 27 became applicable are recognised as a deduction from equity (see below Financial Assets and Liabilities - §6).

16

2 - Intangible assets acquired separately or pursuant to a business combination

Intangible assets acquired separately are recorded in the balance sheet at their historical cost.

Intangible assets (primarily brands) resulting from the valuation of assets of acquired companies are recorded in the balance sheet at their fair value, determined generally on the basis of appraisals by external experts when significant in value.

Intangible assets, other than those with indefinite useful lives, are amortised on a straight-line basis over their estimated useful lives, which are as follows:

• Software	1 to 10 years

• Patents	5 to 15 years

• Development costs	3 years

3 - Internally-generated intangible assets

Research costs are expensed immediately when incurred.

Development costs on new projects are capitalised if all of the following criteria are met:

•	the project is clearly identifiable and its related costs are separately identified and reliably measured;

•	the technical feasibility of the project has been demonstrated and the Group has the intent and the financial capability to complete the project and to use or to sell the products derived from this project;

•	it is probable that the project developed will yield future economic benefits for the Group.

These costs relate to the purchase of raw materials and labour. Capitalised project development costs are amortised on a straight-line basis over 3 years.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are measured at their acquisition cost or at their fair value when new subsidiaries are acquired. Depreciation is calculated separately for every asset component that has a distinct useful life. The useful lives of the assets concerned are generally deemed to be as follows:

• Buildings	15 to 25 years

• Fixtures and fittings	10 years

• Industrial machinery and equipment	5 to 20 years

• Tools	3 to 5 years

• Vehicles	3 to 4 years

• Office equipment and furniture	3 to 10 years

Assets acquired under finance leases are recorded as assets when the lease agreement transfers substantially all the risks and rewards inherent to ownership of an asset to the Group. At each balance sheet date, a finance lease recognised as an asset gives rise to a depreciation charge (consistent with the depreciation policy applicable to other depreciable assets of the same nature). Lease agreements for which the risks and rewards of ownership are not transferred to the Group are treated as operating leases, with corresponding lease payments expensed on a straight-line basis over the lease term.

17

IMPAIRMENT OF ASSET VALUES

Goodwill and intangible assets with indefinite useful lives are tested for impairment each year.

Intangible assets and property, plant and equipment with finite useful lives are tested for impairment as soon as there is any indication that such assets may have become impaired. Where relevant, a provision for impairment is recognised.

Impairment testing involves comparing the recoverable amount of the asset with its net book value. Recoverable amount is the higher of fair value less costs to sell the assets and its value in use.

Tests are carried out on the basis of Cash Generating Units (CGUs) to which these assets can be allocated. A CGU is a consistent group of assets whose continuous utilisation generates cash inflows that are largely independent of cash inflows generated by other groups of assets.

The value in use of a CGU is determined based on the present value of the estimated future cash flows to arise from these assets, within the framework of economic assumptions and operating conditions anticipated by Group management. The measurement carried out is based mainly on the Group’s three-year plan. Cash flows beyond that timeframe are extrapolated by applying a stable growth rate.

The recoverable amount is the sum of the present value of the cash flows and the present value of the terminal residual value. The discount rate is determined using the sector’s weighted average cost of capital.

When this value is less than the book value of the CGU, an impairment loss, first allocated to goodwill, is recognised.

In the event of an indication of a recovery in value, this impairment loss may eventually be reversed to the extent that it does not exceed the net book value of the asset at the same date had it not been subject to a writedown. Impairment losses recorded on goodwill may not be reversed.

FINANCIAL ASSETS AND LIABILITIES

Pursuant to IAS 32 and IAS 39, financial assets and liabilities comprise operating receivables and liabilities, financial loans and liabilities, shareholdings in unconsolidated companies, marketable securities, borrowings and other financial liabilities and derivative financial instruments.

On initial recognition, a financial instrument is valued at fair value, adjusted for issue costs:

•	fair value, as defined by the applicable IAS, corresponds as a general rule to transaction value, with exceptions discussed below;

•	under the IAS, the term “issue costs” is used to mean all of the ancillary costs directly attributable to the acquisition or implementation of the financial instruments.

Specific cases where fair value differs from the value on initial recognition in the balance sheet include loans, borrowings, operating receivables and liabilities which are interest-free or at beneficial rates. In such specific cases, fair value is calculated by discounting the cash flows associated with the financial instrument, using the market rate increased by a risk premium.

At future balance sheet dates, financial assets and liabilities are recorded at either their amortised cost or fair value depending on the class of assets or liabilities to which they belong.

18

The accounting treatment of identified financial assets and liabilities is as follows:

1 - Operating receivables

At each balance sheet date, the Group assesses whether there is an objective indication of impairment of a receivable. If there are objective indications of impairment in respect of assets recognised at amortised cost, the book value of the asset is reduced via the use of an impairment account. The amount of the impairment is recognised in the income statement.

If the amount of the impairment reduces during a subsequent accounting period, and if such reduction can be objectively linked to an event that occurred after the recognition of the impairment, the impairment loss previously recognised is reversed to the extent that the book value of the asset does not exceed the amortised cost on the date the impairment loss is reversed. Any subsequent reversal is recognised in the income statement.

Regarding doubtful trade receivables, a provision is raised when there is an objective indication of the Group’s inability to recover all or part of the amounts due under the terms contractually laid down in respect of the transaction. Significant financial difficulties encountered by the debtor, the probability that the debtor will become bankrupt or undergo a financial restructuring or payment default are indications of the impairment of a receivable. The book value of the trade receivable is reduced via the use of a value adjustment account.

Within the framework of the factoring of trade receivables, an analysis of the risks and rewards relating to the transfer of such receivables must be conducted pursuant to IAS 39 (credit risk and interest rate risk primarily):

•	if the risks and rewards are substantially transferred, the receivables are deconsolidated from the balance sheet against cash;

•	if the risks and rewards are substantially retained, the receivables are maintained on the balance sheet with a corresponding liability being recognised, the transaction being accounted for as a borrowing guaranteed by receivables.

2 - Financial receivables and loans

These financial instruments are also recorded at their amortised cost. They are subject to valuation tests, which are realised when there is an indication that their recoverable amount is less than their book value, in accordance with the same principles as those described in paragraph “1 - operating receivables”. The impairment loss is recorded in the income statement as are any loss reversals.

3 - Shareholdings in unconsolidated companies

These financial instruments are classified as assets held for sale. They are unlisted shares for which the fair value cannot be reliably determined and therefore the book value at which they are recognised is their acquisition cost.

In the event of an objective indication of impairment of the financial asset (notably a significant and sustained drop in its value), the impairment loss is recognised in the income statement and may not be reversed in a subsequent period other than on the sale of the shareholding concerned.

4 - Cash, marketable securities and cash equivalents

Cash and marketable securities reflected in the balance sheet include cash balances, bank accounts, term deposits maturing in less than three months and securities that can be traded on official exchanges. These short-term instruments comprise money market funds and certificates of deposit. They are considered by the Group as financial assets held for trading and are valued at their fair value, with any movements in fair value recorded to the income statement.

In the case of highly liquid short-term investments (maturity not exceeding three months), it is assumed that their fair value is equal to their book value (capitalised interest included). Such items are therefore classified as cash equivalents.

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5 - Borrowings and other financial liabilities

Borrowings are initially recognised net of related expenses. Their cost is amortised using the effective interest rate method. Other financial liabilities are recognised at amortised cost.

6 - Put options held by minority shareholders in Group subsidiaries

If the put options held by minority shareholders in Group subsidiaries have an impact on the transfer of risks and rewards associated with underlying securities, the put option gives rise to the recognition of a firm and immediate acquisition of the securities, with their payment being deferred.

In accordance with IAS 32, put options are recognised as financial liabilities if they have no impact on the transfer of risks and rewards. The amount reflected in the balance sheet corresponds to the present value of the exercise price of put options, measured according to the discounted future cash flow method. This liability is offset under equity.

Subsequent fair value movements are recognised:

•	in equity, for the estimated change in value of the exercise price;

•	in net financial income (expense) for the reversal of debt discounting.

DERIVATIVE FINANCIAL INSTRUMENTS

The Group uses derivative financial instruments to manage its exposure to movements in interest rates and in the exchange rates of foreign currencies. As part of its hedging policy, the Group uses interest rate swaps and contracts for forward purchases and sales of currencies. The Group may also use option contracts.

1 - Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of its exposure to a number of currencies. The management of exchange risk is centralised by the parent company’s Treasury Department and comprises two parts:

•	exchange risk management relating to tenders in foreign currencies (uncertain risk)

•	exchange risk management relating to commercial contracts (certain risk)

The Group’s policy is to hedge all expected future transactions in each major currency.

2 - Interest rate risk

The Group manages its interest rate cash flow risk through the use of variable rate against fixed rate swaps or options. From an economic point of view, the effect of these interest rate swaps or caps is to convert variable rate borrowings into fixed rate borrowings. The Group may also use structured instruments that do not qualify for hedge accounting.

A detailed description of the exchange and interest rate risks is provided in Note 20: management of financial risks.

3 - Derivative financial instruments general accounting rules

The derivative instruments used by the Group qualify for accounting purposes as hedges if the derivative is eligible for hedge accounting and if the hedging relationship is documented in accordance with the principles of IAS 39.

20

The derivative hedge instruments are recorded in the balance sheet at their fair value. The recognition of movements in the fair value of derivative instruments depends on the following three classifications:

•	Fair value hedges: movements in the fair value of the derivative are taken to the income statement and offset, to the extent of the effective part, the movements in fair value of the underlying asset, liability or firm commitment, also recorded in the income statement. Forward exchange transactions and exchange swaps that cover certain commercial contracts and financial assets and liabilities denominated in foreign currencies are considered as fair value hedges.

•	Hedging future flows: movements in fair value are recorded in equity for the effective part and reclassified in income when the item covered affects the latter. The ineffective part is taken directly to financial income and expense. Interest rate derivative instruments, as well as budget cash flow hedges are treated as future cash flow hedges.

•	Transaction derivatives: the movements in the fair value of the derivative are recorded in financial income and expenses.

INVENTORIES AND WORK-IN-PROGRESS

Inventories and work-in-progress include raw materials, work-in-progress and finished products. They are stated at the lower of production cost and estimated net realisable value.

Raw materials are measured using the weighted average cost method.

Work-in-progress and finished products are measured at their production cost. The cost of inventories includes direct raw material costs and, where relevant, direct labour costs as well as overheads incurred in bringing the inventories to their present location and condition.

Writedown is recognised to take account of obsolescence (see § above Use of estimates – inventories and work-in-progress).

NON-CURRENT ASSETS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

IFRS requires the separate disclosure in the balance sheet of the total value of assets and liabilities of operations held for disposal without any offset. IFRS also requires the separate disclosure in the income statement of the total after tax profit realised from discontinued operations.

Non-current assets held for disposal may no longer be depreciated or amortised. They are valued at the lower of their book value and fair market value net of disposal costs.

TREASURY SHARES

Faiveley Transport parent company shares held by the subsidiaries or the parent company are deducted from consolidated equity, with any gains or losses on their disposal being directly allocated to equity.

PROVISIONS FOR LIABILITIES AND CHARGES

1 - Provisions for retirement benefits and other employee commitments

In accordance with the laws and practices of each country, Faiveley Transport Group participates in retirement benefit plans, social security plans, medical plans and employment termination indemnity schemes, with benefits based on several factors including seniority, wages and payments made into mandatory general plans.

These plans may be defined-benefit or defined-contribution plans.

•	Post-employment benefits – defined benefits

Following retirement, Group employees receive benefits (pension or allowance) funded by a number of Group companies. These defined benefit plans primarily concern the United Kingdom, Germany, France and Italy.

21

In the United Kingdom and Germany, the majority of these plans involve supplementary pension plans. In the United Kingdom, commitments are pre-financed by plan assets.

In France, employees are granted by law a retirement benefit for an amount that varies according to the applicable collective agreement, seniority of employment and end-of-career salary. This benefit is paid by the employer when the employee retires.

In Italy, the law provides for the payment by companies of the “Trattamento di Fine Rapporto” (Severance pay) or TFR for the benefit of employees. The TFR is funded by a 7.4% contribution paid by the employer and is accumulated so as to provide the employee with a lump sum when leaving the Company. The impact of the TFR reforms has been integrated since 31 March 2008. The provision established in the Company’s financial statements relates to rights acquired prior to 1 January 2007. For rights acquired subsequently, the employer’s commitment is limited to the payment of contributions to external funds.

Commitments for defined benefit plans are calculated based on the projected unit credit method. From the financial year beginning 1 April 2013, actuarial gains and losses are recognised under items of other comprehensive income in accordance with revised IAS 19.

•	Post-employment benefits – defined contributions

Contributions into defined contribution plans are expensed when made.

•	Other long-term benefits

Other long-term benefits primarily concern Germany (seniority bonuses and early retirement schemes) and France (seniority awards).

Actuarial differences for this type of plan are expensed when they arise.

The net expense for retirement commitments and similar benefits is broken down between cost of sales and structure costs, according to the distribution of the Company workforce.

2 - Other provisions for liabilities and charges

In accordance with IAS 37, the Faiveley Transport Group recognises a provision when an obligation to a third party arises that will result in a probable loss or liability that can be reasonably measured. The Group reports a contingent liability as an off-balance sheet commitment when there is only a possibility of a resulting loss or liability or when it cannot be reasonably measured.

These provisions are determined based on the best knowledge available concerning risks incurred and their probability of realisation and are allocated to specific risks. They cover, in particular:

•	probable after sales service expenditure arising from mechanical warranties;

•	probable expenditure for industrial risks covered by contractual guarantees. The measurement of the provision amount is based on such factors as the products’ technical complexities, their innovative nature, geographical proximity, etc. ;

•	litigation risks;

•	losses on completion for the part exceeding the amounts due by the customers;

•	restructuring costs when the restructuring has been officially announced and is subject of a detailed plan or whose execution has already begun.

These provisions are valued at their present value when their impact is significant and their measurement reasonably reliable.

Provisions for guarantees are calculated according to the percentage related to the type of product manufactured and experience gained of its reliability over time. The percentages vary from 1% to 6% according to the products and are applied to the sales achieved by project.

22

DEFERRED TAX

In accordance with IAS 12, deferred tax is calculated using the balance sheet liability method (use of tax rates adopted or virtually adopted at the balance sheet date) for all temporary differences between the accounting and tax treatments of assets and liabilities of each Group entity noted at the balance sheet date.

Deferred tax assets arising from tax losses carried forward are recognised when it is probable that the Group will realise taxable profits in the financial years during which the unused tax losses can be offset.

Deferred tax assets arising from tax losses carried forward are recognised when it is probable that the Group will realise sufficient taxable profits in the next financial year to offset against the tax loss incurred.

SEGMENT REPORTING

In light of criteria defined by IFRS 8 and given the Group’s internal organisation (steering of activities by project, with projects generally comprising several products and involving the participation of several Group subsidiaries) and the structure of the market, the Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail segment. In addition, it was deemed appropriate to retain an analysis by geographic region.

Segment reporting is presented in Note 23.

NOTE 4: CHANGES IN CONSOLIDATION SCOPE

NEWLY-CREATED COMPANIES

Nil

ACQUISITIONS

Acquisition of minority interests

On 22 October 2014, a signed agreement was entered into allowing Faiveley Transport to acquire the 25% minority interests in NOWE GmbH, after the minority shareholders in that subsidiary exercised their put option. Faiveley Group’s percentages of control and interest in NOWE GmbH increased to 100% following this acquisition. Since the purchase price of these minority interests (€1,880 K) was equal to the value of the financial debt recognised for the put option, this transaction had no impact on Group equity.

Summary of acquisitions during the last three financial years

Companies acquired	Main business	Acquisition date	% interest	Acquisition cost
2014/2015

2013/2014

Schwab Verkehrstechnik AG	Design and manufacture of couplers and buffers	17 May 2013	100%	CHF 37,000 K
2012/2013

Nil

23

DISPOSALS AND COMPANIES NO LONGER CONSOLIDATED

Faiveley Transport Acquisition AB (the “Merged Entity” hereafter) has been merged into Faiveley Transport Malmö AB (the “Merging Entity” hereafter) with retrospective effect from 1 April 2014. Since the Merged Entity was held by the Merging Entity prior to the merger, the shares in the Merging Entity were transferred to the former shareholders of the Merged Entity following this reverse merger. This transaction had no impact on either the consolidated income statement or consolidated equity.

MOVEMENTS IN GOODWILL DURING THE ALLOCATION PERIOD

Nil

NOTE 5: GOODWILL

Goodwill mainly arose from the acquisition of subsidiaries and the purchase of minority interests in Faiveley SA by the holding company Faiveley Transport in 2008; these two companies have since merged into the current Faiveley Transport parent company.

This goodwill was measured in accordance with the partial goodwill method.

Faiveley Group Management monitors its business performance by entity or group of entities, which generally correspond to a major area of specialisation. Goodwill has been allocated to the companies or groups acquired, except for goodwill arising from the purchase of minority interests which is monitored as a whole at Group level.

The following tables provide details of opening and closing goodwill balances for the reported periods, their change during the period and their allocation to the various companies or groups of companies corresponding to the cash generating units or groups of cash generating units used by Faiveley Transport for in-house monitoring:

The following table provides details of goodwill as at 31 March 2015:

	Gross	Accumulated impairment	Net 31 March 2015	Net 31 March 2014
Faiveley Transport minority interests	265 778	—	265 778	265 778
Sab Wabco Group (brakes and couplers)	234 004		234 004	234 004
Graham-White Manufacturing Co. (compressed air drying and brake components)	91 295	—	91 295	71 239
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	41 878	—	41 878	32 678
Faiveley Transport NSF (air conditioning)	10 057	—	10 057	10 057
Faiveley Transport Nowe GmbH (sanding systems)	3 273	—	3 273	3 298
Faiveley Transport Tours (1)	6 061	—	6 061	6 061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2 781	—	2 781	2 386
Faiveley Transport Gennevilliers (sintered brakes)	13 470	—	13 470	13 470
Schwab Verkehrstechnik AG	25 670	—	25 670	22 027
Other	2 845	—	2 845	2 841

Total	697 112		697 112	663 838

(1)	Goodwill recognised following the purchase of Espas Group.

24

2014/2015 change

	Gross 31 March 2014	Adjustments to opening goodwill	Acquisitions	Disposals	Impairment test	Other movements		Gross 31 March 2015
Faiveley Transport minority interests	265 778	—	—	—	—	—		265 778
Sab Wabco Group (brakes and couplers)	234 004	—	—	—	—	—		234 004
Graham-White Manufacturing Co. (compressed air drying and brake components)	71 239	—	—	—	—	20 056	(1)	91 295
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	32 678	—	—	—	—	9 200	(1)	41 878
Faiveley Transport NSF (air conditioning)	10 057	—	—	—	—	—		10 057
Faiveley Transport Nowe GmbH (sanding systems)	3 298	—	—	—	—	(25	) (2)	3 273
Faiveley Transport Tours (1)	6 061	—	—	—	—	—		6 061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2 386	—	—	—	—	395	(3)	2 781
Faiveley Transport Gennevilliers (sintered brakes)	13 470	—	—	—	—	—		13 470
Schwab Verkehrstechnik AG	22 027	—				3 644	(3)	25 670
Other	2 841	—	—	—	—	4		2 845

Total	663 838	—	—	—	—	33 274		697 112

(1)	These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 K) and Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (USD 45,057 K).
(2)	Adjustment to the goodwill of Nowe GmbH following the discounting of the put option on shares held by minority interests.
(3)	These movements are due to the translation difference on goodwill recognised in CHF: Faiveley Transport Schweiz AG (CHF 2,910 K) and Schwab Verkehrstechnik AG (CHF 26,859 K).

2013/2014 change

	Gross 31 March 2013	Adjustments to opening goodwill	Acquisitions	Disposals	Impairment test	Other movements		Gross 31 March 2014
Faiveley Transport minority interests	265 778	—	—	—	—	—		265 778
Sab Wabco Group (brakes and couplers)	234 004	—	—	—	—	—		234 004
Graham-White Manufacturing Co. (compressed air drying and brake components)	76 708	—	—	—	—	(5 469	) (1)	71 239
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	35 187	—	—	—	—	(2 509	) (1)	32 678
Faiveley Transport NSF (air conditioning)	10 057	—	—	—	—	—		10 057
Faiveley Transport Nowe GmbH (sanding systems)	4 763	—	—	—	—	(1 465	) (2)	3 298
Faiveley Transport Tours (1)	6 061	—	—	—	—	—		6 061
Faiveley Transport Schweiz AG (formerly
Urs Dolder AG) (heating)	2 264	—	—	—	—	122		2 386
Faiveley Transport Gennevilliers (sintered brakes)	13 470	—	—	—	—	—		13 470
Schwab Verkehrstechnik AG	—	—	21 567			460		22 027
Other	2 841	—	—	—	—			2 841

Total	651 133	—	21 567	—	—	(8 861)		663 838

(1)	These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 K) and Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (USD 45,057 K).
(2)	Adjustment to the goodwill of Nowe GmbH following the discounting of the put option on shares held by minority interests.

At least once a year, at year-end, the Group carries out an impairment test on groups of cash generating units to which goodwill has been allocated. This test involves comparing their book value and their recoverable amount. Should the recoverable amount fall below the book value, impairment is recognised for the difference. No impairment was recognised in the current period nor in the previous period.

The recoverable amount of all groups of cash generating units to which goodwill has been allocated was determined based on their estimated value in use.

The value in use is measured based on future cash flow forecasts approved by Management and covering a period of 3 years. This period includes the budget prepared for the year that follows the year for which financial statements have been prepared and the following two years for the business plan. The Group benefits from very high visibility regarding future business activity. Its order book at 31 March 2015 equates to 29 months of sales for Original Equipment and about 10 months for Services.

In determining the value in use, cash flows are determined based on standard WCRs, not taking account of potential restructuring and capital expenditures that may improve asset performance.

25

Future cash flow forecasts estimated beyond the three-year period are extrapolated using a growth rate corresponding to the expected growth rates of the markets in which the Group operates, i.e.:

•	2.5% for the two years that follow the last year of the plan,

•	1.5% for the following years and to infinity.

Future cash flows are discounted using the Weighted Average Cost of Capital (WACC) as discount rate. This rate differs depending on the geographic location of the groups of CGUs:

	France	United States	Other countries
Discount rate before tax	11.7%	12.7%	13.1%

The discount rate is determined based on the following market data:

Market data	France	United States	Other countries
Risk-free rate on 10-year French government bonds	1.5%	2.5%	2.8%
Beta of sector	1.22	1.22	1.22
Market risk premium	7%	7%	7%

In addition to market data, Company parameters taken into account in the calculation of the discount rate include:

•	estimated cost of debt: 1.5%. This rate includes, proportionally to the weighting of variable rate debt in total debt, an average spread of 0.85% and a swap rate of 0.23%.

•	equity/debt ratio at the balance sheet date.

Given the Group’s business model, the key assumptions that make it possible to determine the recoverable amount are the growth rate and the discount rate. The Group considers that no reasonably likely change in key assumptions could lead the recoverable amount to fall below the book value. Sensitivity tests have been carried out on the two most significant goodwill items:

•	For the Faiveley Transport CGU minority shareholders, the recoverable amount is estimated at €1,048 million, with a net book value of €824 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 6.2% and negative impact of 5.2% on the recoverable amount. Therefore, the recoverable amount would be €1,114 million and €993 million respectively. An increase or a decrease of 1% in the 12.5% discount rate would have a negative impact of 7.2% and a positive impact of 8.9% on the recoverable amount. Therefore, the recoverable amount would be €973 million and €1,141 million respectively.

•	For the Sab Wabco Group of CGUs, the recoverable amount has been estimated at €584 million, for a net book value of €265 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 5.8% and negative impact of 4.9% on the recoverable amount. Therefore, the recoverable amount would be €618 million and €555 million respectively.

An increase and a decrease of 1% in the 12.5% discount rate would have a negative impact of 7.3% and a positive impact of 9% on the recoverable amount. Therefore, the recoverable amount would be €541 million and €636 million.

26

NOTE 6: INTANGIBLE ASSETS

	Gross	Amortisation	Net	Net
		charges	31 March 2015	31 March 2014
Development costs	24 475	10 574	13 901	11 271
Patents, trademarks and licences	30 707	23 992	6 716	4 686
Business goodwill	15	—	15	15
Other intangible assets	40 242	2 560	37 682	34 529
Total	95 439	37 126	58 314	50 501

At 31 March 2015, intangible assets were broken down as follows:

•	Development costs: they include development costs incurred as part of technical innovation projects that comply with the IAS 38 capitalisation criteria. These costs are amortised over a period of 3 years.

•	Patents, trademarks and licences: this heading primarily includes patents acquired as part of the acquisition of Carbone Lorraine’s sintered brake business (€4,000 K) and computer software amortised over a maximum of 10 years.

•	Other intangible assets primarily include:

•	Intangible assets identified and measured (in particular, sales agency agreements) as part of the creation of the Amsted Rail-Faiveley LLC joint venture, for a gross amount of €10.7 million (USD 11.5 million)

•	The value of the customer portfolio contributed by the acquisition of Graham-White Manufacturing Co. for €3.1 million (USD 3.3 million).

•	The value of the customer portfolio contributed by the acquisition of Schwab, for a gross amount of €5.9 million (CHF 6.2 million) and expertise of €0.9 million (CHF 0.9 million)

•	Costs incurred of € 18.7 million corresponding to the implementation of a major IT system integration programme, whose objective is to optimise organisations, processes, tools and the sharing of technical data within the Faiveley Transport Group.

2014/2015 change

	Development costs	Patents, trademarks and licences	Business good will	Other intangible assets	TOTAL
Gross 31 March 2014	19 034	25 918	15	35 874	80 841
Changes in consolidation scope	—	—	—	—	—
Acquisitions	5 168 (1)	919	—	3 359	9 446
Disposals	—	(26)	—	(0)	(26)
Other movements	273	3 897	(0)	1 010	5 179

Gross 31 March 2015	24 475	30 708	15	40 242	95 440

Accumulated amortisation at 1 April 2014	(7 763)	(21 232)	—	(1 345)	(30 340)
Changes in consolidation scope	—	—	—	—	—
Charges to provision	(2 757)	(2 273)	—	(794)	(5 823)
Reversal of provision	—	25	—	—	25
Other movements	(54)	(512)	—	(421)	(988)
Accumulated amortisation at 31 March 2015	(10 574)	(23 992)	—	(2 560)	(37 126)

Net amounts	13 901	6 716	15	37 682	58 314

(1)	Development costs capitalised over the period

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NOTE 7: PROPERTY, PLANT AND EQUIPMENT

	Gross	Depreciation charges	Net 31 March 2015	Net 31 March 2014

Land	5 920	250	5 670	5 767
Buildings	77 760	58 585	19 175	22 524
Plant and machinery	167 906	135 843	32 063	30 087
Other PPE	43 260	35 133	8 127	7 201
Under construction	5 568	—	5 568	2 428

Total	300 414	229 811	70 603	68 007

2014/2015 change

	Land	Buildings		Plant and machinery	Other property, plant and equipment	Under construction	TOTAL
Gross 1 April 2014	6 011	81 142		157 311	39 742	2 428	286 634

Changes in consolidation scope	—	—		—	—	—	—
Acquisitions	—	1 462		6 961	2 994	2 706	14 122
Disposals	—	(149)		(5 800)	(1 196)	—	(7 145)
Other movements	(91)	(4 695	) (1)	9 434	1 719	434	6 802
Gross 31 March 2015	5 920	77 760		167 906	43 259	5 568	300 414

Accumulated depreciation at 1 April 2014	(244)	(58 618)		(127 224)	(32 541)	—	(218 627)

Changes in consolidation scope	—	—		—	—		—
Charges to provision	(4)	(1 838)		(7 480)	(2 301)		(11 623)
Reversal of provision	—	71		5 729	1 131		6 930
Other movements	(2)	1 800	(1)	(6 866)	(1 422)		(6 491)

Accumulated depreciation at 31 March 2015	(250)	(58 586)		(135 842)	(35 133)	—	(229 811)

Net amounts	5 671	19 175		32 065	8 126	5 568	70 603

(1)	A building of the Leipzig company was reclassified as an asset held for sale with a gross value of € 4,177 K and depreciation of € 3,530 K. A second building owned by Ellcon National was also reclassified as an asset held for sale with a gross value of € 5,241 K and depreciation of € 572 K.

The majority of Group sites are owned outright or through operating leases, except the property assets of Faiveley Transport Iberica, which are leased-financed.

Property, plant and equipment acquired under finance leases

The following table provides an analysis of property, plant and equipment acquired under finance leases:

	Gross	Depreciation charges	Net 31 March 2015	Net 31 March 2014

Software licences	1,079	68	1,011	1,028
Land			—	—
Buildings	3,106	842	2,264	2,438
Plant and machinery			—	—

Total	4,185	910	3,275	3,466

Finance leases

Finance lease contracts relate to the property assets of Faiveley Transport Iberica and software licences. The future minimum lease payments on non-cancellable leases are shown in the table below:

	31 March 2015	31 March 2014

Less than 1 year	202	206
1 to 5 years	865	859
More than 5 years	233	462

Total future lease payments	1,300	1,527

Less financial interest	—	(46)

Financial liabilities attached to finance leases	1,300	1,481

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The value of these financial liabilities is less than the amounts listed under non-current assets since the repayment period of these liabilities is shorter than the depreciation period of the corresponding assets.

NOTE 8: INVESTMENTS IN EQUITY-ACCOUNTED ENTITIES

Joint ventures are entities over which Faiveley Group exercises joint control.

Assumptions and judgment having led to classifying these entities as equity accounted

A review of partnership agreements with these entities demonstrated that control and decision-making powers were distributed between the partners and Faiveley Transport Group, which led to their consolidation using the equity method. Until 31 March 2014, these entities were consolidated using the proportional consolidation method.

Summary of equity interests in joint ventures

	% control and interest	Gross	Provisions	31 March 2015 Net	31 March 2014 Net
- Qingdao Faiveley SRI Rail Brake Co. Ltd	50,00%	15 057	—	15 057	7 583
- Datong Faiveley Railway Vehicle Equipment Co., Ltd.	50,00%	650	—	650	466
- Shijiazhuang Jiaxiang Precision Machinery Co. (“SJPM”)	50,00%	6 110	—	6 110	4 288

Total equity interests in equity-accounted joint ventures				21 817	12 337

2014/15 change in the equity value of joint ventures

	31 March 2015	31 March 2014
Net value of securities at beginning of the year	12 337	12 571
Share of profit of equity-accounted entities	6 551	4 368 (2)
Dividends paid	(1 115)	(3 725)
Other movements (1)	4 044	(879)
Writedowns		—

Net value of securities at year-end	21 817	12 337

(1)	Translation adjustment of €4,400 K for the period and elimination of intra-group margins of €356 K.
(2)	Of which share of profit for the year to 31 March 2014: €3,085 K for Qingdao, €1,246 K for SJPM and €(22) K for Datong.

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no equity interest in any equity-accounted joint venture is individually material.

Risks associated with interests in joint ventures

Commitments given by the Group in respect of its joint ventures and contingent liabilities incurred by its joint ventures are presented in NOTE 36 “Off-balance sheet commitments”.

29

NOTE 9: OTHER NON-CURRENT FINANCIAL ASSETS

2014/2015 change

	Shareholdings in unconsolidated subsidiaries	Other financial investments	TOTAL
Gross 31 March 2014	932	2 476	3 408
Changes in consolidation scope	—	—	—
Acquisitions	—	236	236
Disposals	—	(50)	(50)
Other movements	(0)	411	411

Gross 31 March 2015	932	3 074	4 006

Accumulated writedowns at 1 April 2014	677	25	702

Changes in consolidation scope	—	—	—
Charges to provision	—	—	—
Reversal of provision	—	—	—
Other movements	—	—	—

Accumulated writedowns at 31 March 2015	677	25	702

Net amounts	255	3 049	3 304

Maturity date of other financial investments

	1 to 5 years	More than 5 years	TOTAL 31 March 2015	TOTAL 31 March 2014
Other non-current investments	156		156	128
Loans	495	458	953	914
Guaranteed deposits and securities	1,105	116	1,221	978
Other financial receivables	247	497	744	456

Total	2,003	1,071	3,074	2,476

“Financial information on unconsolidated securities”

	%	Net book value of securities
(€ thousands)	interest	Gross	Impairment	Net	Equity	Net profit
SUECOBRAS (Brazil) (1)	100	865	(666)	197	68	(21)
SAB WABCO SHARAVAN Ltd. (Iran) (2)	49	11	(11)	—	—	—
SOFAPORT (France) (1)	59,50	47	—	47	23	(1)
FAIVELEY TRANSPORT SERVICE MAROC	100	8	—	8	8	65
FAIVELEY TRANSPORT SOUTH AFRICA (2)	100	—	—	—

TOTAL		932	(677)	255

(1)	Companies undergoing liquidation
(2)	Dormant companies

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NOTE 10: DEFERRED TAX

	Amount at 1 April 2014	Reclassifications	Impact on income statement	Currency conversions	Items of other comprehensive income	Amount at 31 March 2015
Provisions for inventory	2 237	(169)	733	214	—	3 015
Provisions for trade and other receivables	337	(28)	34	18	—	361
Provisions for contracts	13 175	(258)	(1 682)	729	—	11 964
Provisions for restructuring	119	—	(25)	—	—	94
Provisions for retirement benefits and seniority awards	5 695	144	615	229	2 883	9 566
Other provisions for liabilities	1 780	(1)	(1 201)	124	—	702
Percentage of completion method (IAS 11)	595	—	557	45	—	1 196
Elimination of inventory margins (intra-Group)	816	—	340	4	—	1 160
Restatements under IAS 32-39 (cash flow)	3 149	118	5 036	(64)	(364)	7 875
Leases	148	—	35	—	—	183
Property, plant and equipment and intangible assets	2 223	313	(305)	181	0	2 412
Current assets and liabilities	3 178	770	(687)	409	0	3 670
Exchange differences	1 630	(166)	2 133	144	—	3 742
Tax losses carried forward	14 140	629	491	2 128	—	17 388
Tax losses carried forward but not recognised (1)	(4 197)	100	1 517	(340)	—	(2 920)
Other restatements	6 711	(1 452)	424	339	—	6 022

TOTAL DEFERRED TAX – ASSETS	51 737	(0)	8 014 (a)	4 159	2 519	66 429

Provisions for inventory	220	(145)	(82)	7	—	—
Provisions for trade and other receivables	56	(28)	(8)	4	—	23
Provisions for contracts	3 115	(199)	(2 917)	—	—	—
Provisions for retirement benefits and seniority awards	19	(19)	0	(0)	—	—
Other provisions and restatements	4 821	36	275	649	—	5 781
Regulated provisions	1 671	—	(11)	—	—	1 661
Percentage of completion method (IAS 11)	7 433	1 267	6 844	851	—	16 395
Capitalisation of development costs	3 850	(420)	716	4	—	4 149
Restatements under IAS 32-39 (cash flow)	2 061	133	4 279	67	—	6 541
Valuation difference	4 063	—	1 887	1 320	—	7 270
Property, plant and equipment and intangible	2 908	(216)	(261)	477	—	2 907
Current assets	478	(417)	(58)	2	—	6
Exchange differences	2 602	8	2 816	2	—	5 427
Leases	733	—	(39)	—	—	694

TOTAL DEFERRED TAX – LIABILITIES	34 030	(0)	13 441 (b)	3 382	—	50 854

Impact on income statement (a)-(b)			(5 427)

(1)	Amount of deferred tax assets corresponding to tax losses not recognised due to the risk of non-recovery.

NOTE 11: INVENTORIES

	Gross	Provisions	Net 31 March 2015	Net 31 March 2014
Raw materials	124 124	18 820	105 304	91 654
Work-in-progress	25 680	1 163	24 517	22 806
Finished products	33 076	4 886	28 190	26 981
Merchandise	10 670	1 016	9 654	4 920

Total	193 550	25 885	167 665	146 361

31

2014/2015 movements in provisions

	Provisions at 31 March 2014	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unuse d	Other movements (1)	Provisions at 31 March 2015
Raw materials	14 882	—	5 214	(3 024)	(631)	2 379	18 820
Work-in-progress	2 326	—	342	(341)	(8)	(1 156)	1 163
Finished products	2 253	—	3 076	(854)	(44)	455	4 886

Merchandise	967	—	271	(191)	(52)	21	1 016

Total	20 428	—	8 903	(4 411)	(735)	1 699	25 885

(1)	Translation adjustment for the period and reclassifications.

During the 2014/2015 financial year, old inventories and inventories that had become totally obsolete were scrapped. Provisions of 84% of the value of these inventories had previously been raised. The impact on the income statement for the period was a loss of € 0.7 million.

NOTE 12: WORK-IN-PROGRESS ON PROJECTS

At 31 March 2015, net work-in-progress on projects was valued at € 121.7 million, compared with € 112.5 million in the previous year as restated. This primarily includes engineering costs on long-term contracts. At each balance sheet date, the Group assesses its recoverable amount. In the event of a loss-making contract, writedown is recognised as a reduction of contracts in progress.

Gross work-in-progress on projects was € 139.9 million at 31 March 2015, compared with € 126.4 million at 31 March 2014 (restated amount).

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled € 18.2 million at 31 March 2015 as against € 13.9 million at 31 March 2014 as restated.

NOTE 13: CURRENT RECEIVABLES

TRADE RECEIVABLES

	Gross	Provisions	Net 31 March 2015	Net 31 March 2014
Trade receivables	326 498	4 652	321 846	275 098
Assignment of receivables (factoring and ad hoc assignments)	(97 716)	—	(97 716)	(80 524)

Total	228 782	4 652	224 130	194 574

Movements in provisions for doubtful trade receivables

Financial years ended:	Opening balance of provision	Restatements IFRS 10, 11	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Other movements	Closing balance of provision
31 March 2015	4 496			1 813	(1 432)	(601)	377	4 652
31 March 2014	4 982	(16)	51	1 768	(1 228)	(979)	(82)	4 496

Trade receivables at year-end

				Receivables due
	Total balance sheet	Receivables not yet due	Total due	Less than 60 days	Between 60 and 120 days	Between 120 and 240 days	More than 240 days
Gross value	228,782	183,515	45,267	26,069	7,924	4,994	6,280
Writedowns	(4,652)	(1,641)	(3,011)	—	(214)	(165)	(2,632)

Net value	224,130	181,874	42,256	26,069	7,710	4,829	3,648

32

Receivables remaining unpaid beyond the contractual due date represent, in most cases, amounts confirmed by customers but in respect of which payment is subject to the retentions identified when work was inspected.

OTHER CURRENT ASSETS

	Gross	Provisions	Net 31 March 2015	Net 31 March 2014
Suppliers - accrued credit notes	373	—	373	946
Social security and tax receivables	13 113	—	13 113	15 906
Prepaid expenses	5 605	—	5 605	6 323
Accrued income	1 733	—	1 733	476
Other receivables	4 003	109	3 894	9 158

Total	24 827	109	24 718	32 809

NOTE 14: CURRENT FINANCIAL ASSETS

	31 March 2015	31 March 2014
Guaranteed deposits and securities (1)	5,854	3,901
Other financial receivables	65	268
Current accounts	923	758
Fair value of derivatives - assets	36,006	2,979

Total	42,849	7,906

(1)	Under one of the factoring programs, in order to guarantee the repayment of amounts for which the Group may become liable, a non-interest bearing escrow account was created representing 10% of transferred receivables outstanding. This rate may potentially be adjusted in the event of an increase in disallowed receivables (credit notes, disputes, non-payment or discounts). The outstanding guarantees at 31 March 2015 were €5,575 K compared with €3,722 K at 31 March 2014.

NOTE 15: CASH AND CASH EQUIVALENTS

	31 March 2015	31 March 2014
Short-term investments	14 824	69 795
Cash	222 021	169 419
Bank overdrafts	(1 396)	(1 042)
Invoices factored and not guaranteed	(777)	(237)

Total	234 672	237 935

The Group does not hold a share portfolio but deposits excess cash balances. At 31 March 2015, it had money market funds and certificates of deposits of €1.8 million and fixed-term deposits of €13.0 million. These deposits meet the criteria specified by IAS 7, which enables them to be classified as cash equivalents.

NOTE 16: GROUP EQUITY

SHARE CAPITAL

At 31 March 2015, the Company’s share capital totalled €14,614,152 divided into 14,614,152 shares of €1 each, fully paid up. Shares registered in the name of the same shareholder for at least two years have double voting rights.

33

The Group manages its capital by ensuring that it maintains financial ratios within the limits defined by its credit agreements (see NOTE 19).

Composition of the share capital

Shares	Par value	31 March 2014	New shares issued	Voting rights granted	31 March 2015
Ordinary	1	6,682,517	—	210,635	6,893,152
Redeemed	—	—	—	—	—
With preferred dividends	—	—	—	—	—
With double voting rights	1	7,931,635	—	(210,635)	7,721,000

Total	1	14,614,152	—	—	14,614,152

Treasury shares

At 31 March 2015, Faiveley Transport held 233,874 treasury shares, including 10,255 through its liquidity contract.

Translation differences

Translation differences comprise mainly the gains and losses resulting from the translation of the equity of subsidiaries whose functional currency is other than the Euro.

The translation differences presented in the consolidated statement of comprehensive income primarily reflect the movement in the US dollar (€ 15.4 million) and the Chinese Yuan (€ 7.5 million) against the Euro over the financial year ended 31 March 2015.

Reserves and net profit

	31 March 2015	31 March 2014
Legal reserve	1 461	1 461
Distributable reserves	—	(1 886)
Reserves for derivative instruments	(271)	(963)
Other reserves	435 439	407 191
Net profit - Group share	55 645	50 110

Total reserves and net profit - Group share	492 274	455 632

34

SHARE-BASED PAYMENTS

Share purchase or subscription option plans

•	Plan features

Allocation	Share purchase option plan		Share subscription option plan
Date of Management Board meeting	19/02/2008	16/07/2008	23/11/2009
Exercise price in € (*)	32.31	40.78	54.91
Date from which options can be exercised	19/02/2010	16/07/2010	22/11/2013
Expiry date	18/02/2015	16/07/2015	22/11/2017

Number of options remaining to be exercised at 31 March 2014	5,960	22,600	116,000

Options granted during the period
Options cancelled during the period
Options exercised during the period	(5,960)	(14,153)
Number of options remaining to be exercised at 31 March 2015	—	8,447	116,000

(*)	The exercise price is equal to the average price of the 20 trading days preceding the date of the Management Board meeting at which it was decided to grant the options, less a discount of 5%.

•	Summary and valuation of plans

Allocation	Share purchase option plan		Share subscription option plan
Date of Management Board meeting	19/02/2008	16/07/2008	23/11/2009
Initial fair value of the plan (€ millions)			2.8
Charge for the financial year (€ millions)	—	—	—

Free performance-based share allocation plans and free share plans

•	Free performance-based share allocation plan of 2 July 2014

On 2 July 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2013. This involves allocating a total of 135,106 shares, i.e. approximately 0.92% of the share capital, to 226 beneficiaries.

These allocations are subject to the beneficiaries remaining employed by the Group and to performance criteria applicable over a two-year period. For reasons of confidentiality, the levels expected in relation to performance criteria are not disclosed, but are based on:

•	A cumulative profit from recurring operations target for the 2014/2015 and 2015/2016 financial years,

•	A cumulative cash flow generation target set for the 2014/2015 and 2015/2016 financial years,

•	A target for the rollout of the Faiveley Worldwide Excellence (FWE) programme

If the performance criteria are completely fulfilled or are exceeded, the beneficiaries will receive the full number of shares that have been allocated to them.

If the performance criteria are partially fulfilled but exceed a minimum threshold, the beneficiaries will receive a percentage of the number of shares that have been allocated to them, prorated on the percentage of achievement of the targets set. If the minimum threshold is not reached, no shares will be allocated.

•	Free performance-based share allocation plan of 25 November 2014

On 25 November 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves

35

allocating a total of 1,000 shares to a single beneficiary. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

•	Free performance-based share allocation plan of 27 March 2015

On 27 March 2015, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves allocating a total of 4,000 shares to two beneficiaries. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

•	Plan features

Allocation	Free performance-based shares				Free shares
Date of authorisation by the AGM	14/09/2012	12/09/2013	12/09/2014	12/09/2014	14/09/2011		14/09/2012
Date of Management Board meeting	24/10/2012	02/07/2014	25/11/2014	27/03/2015	05/03/2012		15/01/2013
Date ownership of free shares transferred to French tax residents	24/10/2014	02/07/2016	n/a	27/03/2017	05/03/2014		15/01/2015
Date ownership of free shares transferred to non-French tax residents	24/10/2014	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017
Vesting date of free shares	24/10/2016	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017

Total number of shares allocated at 31 March 2014	7,500	—	—	—	27,014	(1)	68,142

Number of shares allocated during the period		135,106	1,000	4,000
Number of shares cancelled during the period	(4,624)	(2,700)	(1,000)		(1,972)		(2,848)
Total number of shares vested during the period under this plan	(2,876)	—		—			(34,654)

Total number of shares allocated at 31 March 2015	—	132,406	—	4,000	25,042		30,640

Terms and conditions of share allocation under the plan	Determination of % of shares vested at 24/10/2014	Determination of % of shares vested at 02/07/2016	Determination of % of shares vested at 25/11/2016	Determination of % of shares vested at 27/03/2017	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought		Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought

(1)	The amount published at 31M arch 2014 corresponded to the total number of shares lapsed since inception, instead of consisting solely of the number of shares lapsed during the 2013-2014 financial year. (No significant impact on the valuation of the 05/03/2012 plan published at 31M arch 2014).

•	Plan valuation

Allocation	Free performance-based shares				Free shares
Date of Management Board meeting	24/10/2012	02/07/2014	25/11/2014	27/03/2015	05/03/2012	15/01/2013
Initial fair value of the plan (€ millions)	0.2	2.9	0.0	0.1	2.3	1.8
Charge for the financial year (€ millions)	—	1.3				0.9

NOTE 17: MINORITY INTERESTS

SUMMARY OF MINORITY INTERESTS INCLUDED IN EQUITY

	31 March 2015	31 March 2014
Shanghai Faiveley Railway Technology	9,972	12,619
Amsted Rail - Faiveley LLC	20,987	14,169
Other minority interests	757	865

Total	31,716	27,653

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no minority interest is individually material.

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NOTE 18: ANALYSIS OF PROVISIONS

NON-CURRENT PROVISIONS

	Amount at 1 April 2014	Changes in consolidation scope	Charges to provision	Reversals used	Items of other comprehensive income	Reversals unused	Other movements (1)	Amount at 31 March 2015
Provisions for retirement commitments and employee benefits	36 538	—	2 467	(2 134)	10 313	(2 515)	1 140	45 809
Provisions for charges	1 697	—	1 354	(587)	—	(500)	311	2 275

Total	38 235	—	3 822	(2 721)	10 313	(3 015)	1 451	48 084

(1)	Including exchange differences of € 1 572 K and reclassifications of € (338) K

Actuarial losses generated over the financial year result from changes in the actuarial assumptions used in the valuation of commitments, differences between market conditions actually observed and those originally assumed, as well as experience. These actuarial gains are recognised under items of other comprehensive income and are net of tax.

PROVISIONS FOR RETIREMENT COMMITMENTS AND EMPLOYEE BENEFITS

Summary of provisions

The provisions as at 31 March 2015, of those countries with the most significant commitments are shown in the following table:

	31 March 2015					31 March 2014
(€ millions)	France	Germany	United Kingdom	Other countries	Total	Total
Post-employment benefits	12.2	17.8	7.8	5.5	43.3	34.4
Provisions for other long-term benefits	0.5	1.0	—	1.0	2.5	2.1

Total	12.7	18.7	7.8	6.6	45.8	36.5

Information regarding the actuarial liability:

•	Movements in actuarial liability by geographic region

	31 March 2015					31 March 2014
			United	Other
	France	Germany	Kingdom	countries	Total	Total
Actuarial liability at beginning of period	9.3	15.1	54.9	10.6	89.8	82.3
Cost of services provided	0.6	0.0	0.1	0.3	1.0	0.9
Interest on actuarial liability	0.3	0.4	2.4	0.3	3.4	3.1
Employee contributions	—	—	0.0	0.1	0.2	0.1
Benefits paid	(0.5)	(1.0)	(2.0)	(0.3)	(3.8)	(4.4)
Settlement of liability	—	—	—	—	—	—
Scheme amendments	—	—	—	—	—	—
Acquisitions/Transfers/Companies joining the Group	—	—	—	—	—	6.7
Actuarial (gains)/losses	2.5	3.2	7.6	1.7	15.0	(0.1)
of which experience (gains)/losses	(0.1)	(0.3)	—	0.2	(0.3)	0.3
Exchange differences	—	—	8.3	1.5	9.8	1.2
Other	—	—	—	—	—	—

Actuarial liability at end of period	12.2	17.7	71.3	14.2	115.4	89.8

of which:						—
Funded schemes	—	—	71.3	10.8	82.1	62.2
Unfunded schemes	12.2	17.7	—	3.3	33.3	27.5

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•	Movements in plan assets by geographic region:

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Fair value of assets at beginning of period	—	—	49.2	6.3	55.5	48.4
Employer contributions	—	—	2.5	0.2	2.7	1.8
Employee contributions	—	—	—	0.1	0.1	0.1
Benefits paid	—	—	(2.0)	(0.1)	(2.1)	(2.7)
Settlement of liability	—	—	—	—	—	—
Expected financial income	—	—	2.2	0.2	2.4	2.2
Actuarial gains/(losses)	—	—	4.2	0.6	4.7	(0.9)
of which experience gains/(losses)	—	—	4.2	0.6	4.7	(0.4)
Acquisitions/Transfers/Companies joining the Group	—	—	—	—	—	5.8
Exchange differences	—	—	7.6	1.3	8.9	0.9
Fair value of assets at end of period	—	—	63.6	8.6	72.2	55.5

The actual return on investments was € 7.1 million in the year to 31 March 2015 (compared with € 1.2 million to end March 2014). The implicit return on investments is estimated at € 2.2 million in 2015.

•	Provision for retirement commitments:

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Actuarial liability	12.2	17.7	71.3	14.2	115.5	89.8
Fair value of plan assets	—	—	63.6	8.6	72.2	55.5
Financial cover	12.2	17.7	7.7	5.6	43.2	34.3
Impact of capping of assets	—	—	0.1	—	0.1	0.1
Net provision	12.2	17.7	7.8	5.6	43.3	34.4
of which provisions for commitments	12.2	17.7	7.8	5.6	43.3	34.4
of which surplus plan assets			0.1		0.1	0.1

•	Past data relating to financial cover and actuarial experience differences for the current and the previous four financial years

	31 March	31 March	31 March	31 March	31 March
	2015	2014	2013	2012	2011
	Total	Total	Total	Total	Total
Present value of the commitment	115.4	89.8	82.3	77.9	70.3
Fair value of plan assets	72.2	55.5	48.4	44.7	39.8
Funding shortfall	43.1	34.3	33.9	33.2	30.5
Experience gains/(losses) in relation to liabilities	(0.3)	(0.3)	2.5	(0.1)	1.8
Experience gains/(losses) in relation to assets	4.7	(0.9)	3.8	0.5	(0.1)
Experience gains/(losses) in relation to liabilities, as % of commitment	0%	0%	3%	0%	3%
Experience gains/(losses) in relation to assets, as % of plan assets	7%	-2%	8%	1%	0%

Income statement items:

•	Breakdown of net pension cost

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Cost of services provided	0.6	0.0	0.1	0.3	1.0	0.9
Interest on actuarial liability	0.3	0.4	2.4	0.3	3.4	3.1
Financial income	—	—	(2.2)	(0.2)	(2.4)	(2.1)
Reduction/liquidation/transfer of the plan	—	—	—	—	—	—
Impact of capping of assets	—	—	—	—	—	—
Other	—	—	—	—	—	—
Net charge	0.9	0.4	0.3	0.3	2.0	1.9

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In addition, charges for the year in respect of defined contribution schemes totalled € 23.9 million, compared with € 22.3 million for the year to 31 March 2014.

Actuarial assumptions:

The actuarial assumptions used to measure commitments take into account the demographic and financial conditions specific to each country or Group company.

Discount rates are determined by reference to the yields on AAA bonds with similar durations to those of the commitments as at the measurement date (Bloomberg Corporate AA 15 years for France and Germany and Iboxx 15+ for the UK).

The assumptions used for those countries with the most significant commitments are shown in the following table:

	31 March 2015			31 March 2014
			United			United
	France	Germany	Kingdom	France	Germany	Kingdom
Discount rate	1.30%	1.30%	3.20%	2.85%	2.85%	4.30%
Inflation rate	2.00%	2.00%	2.95%	2.00%	2.00%	3.30%
Average salary increase rate	2.50%	2.22%	3.30%	2.50%	2.22%	3.65%

The sensitivity of commitments at 31/03/2015 and the cost of services rendered for the next year to a 25 basis point change in the discount rate are summarised as follows:

	0.25% increase in	0.25% decrease in
(€ millions)	discount rate	discount rate
Effect on the value of commitments	(4.4)	4.7
Effect on the cost of services provided	(0.1)	0.1

The sensitivity of commitments at 31 March 2014 and the cost of services rendered for the next year to a 25 basis point change in the salary increase rate are summarised as follows:

	0.25% increase in	0.25% decrease in
(€ millions)	salary rate	salary rate
Effect on the value of commitments	0.5	(0.5)
Effect on the cost of services provided	0.1	(0.1)

Currently the investment portfolio contains no Group securities.

The structure of the investment portfolio is as follows:

	31 March 2015	31 March 2014
Shares	9.4%	10.1%
Bonds	43.7%	42.3%
Other assets	46.9%	47.6%
Total	100.0%	100.0%

Plan assets are primarily comprised of financial assets which are actively traded on organised financial markets.

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CURRENT PROVISIONS

	Amount at 1 April 2014	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Items of other comprehensive income	Other movements		Amount at 31 March 2015
Provisions for liabilities, warranties and penalties	86 083	—	50 496	(32 533)	(12 550)	—	4 604		96 100
Provisions for losses on completion	2 715	—	—	—	—	—	(310)		2 405

Total contract provisions	88 798	—	50 496	(32 533)	(12 550)	—	4 294		98 505

Provisions for restructuring	407	—	397	(408)	(10)	—	—		386
Provisions for other risks	5 168	—	1 014	(310)	(3 382)	—	429		2 919

Total other provisions	5 575	—	1 412	(718)	(3 392)	—	429		3 305

Total	94 373	—	51 908	(33 251)	(15 942)	—	4 723	(1)	101 810

(1)	Including exchange differences of €5,005 K and reclassifications of €(309) K.

Current provisions primarily relate to provisions for liabilities, guarantees and after-sales service granted to our customers and litigations and claims on completed contracts. The methods underlying the recognition of these provisions are specified in Note 3 – “Provisions for liabilities and charges”.

Provisions for losses on completion are shown here for the amount not allocated as a reduction of work-in-progress on projects.

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled €18.2 million at 31 March 2015 as against €13.9 million at 31 March 2014 as restated.

NOTE 19: BORROWINGS AND FINANCIAL DEBT

In respect of all its sources of financing and following the renegotiation of the syndicated loan, Faiveley Transport Group must now comply with the following four financial conditions:

•	Leverage ratio “Consolidated Net Debt/Consolidated EBITDA”, which must be less than 3.

•	Gearing ratio “Consolidated Net Debt/Equity”, which must be less than 1.5

•	Total bank guarantees, which must not exceed 22% of the order book.

•	“Consolidated EBITDA/Cost of Consolidated Net Financial Debt”, which must exceed 3.5.

Non-compliance with one of these covenants may result in the debt becoming immediately repayable.

The calculation of banking ratios for the “USPP” and “Schuldschein” loans is based on accounting standards applicable at the balance sheet date. The calculation of banking ratios for the Syndicated Credit is based on accounting standards applicable at the date the contract was signed.

At 31 Mars 2015, ratios were as follows for the various sources of financing:

At 31 March 2015	Banque Postale loan	Syndicated credit	US private placement	SCHULDSCHEIN loan
“Consolidated Net Debt/Consolidated EBITDA” ratio	1.59	1.49	1.68	1.58
“Net Financial Debt/Consolidated Equity” ratio	0.26	n/a	0.28	0.26
Bank guarantees / order book	12.4%	n/a	n/a	n/a
“Consolidated EBITDA/Cost of Consolidated Net Financial Debt” ratio	10.02	10.65	10.05	10.05

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ANALYSIS AND MATURITY OF NON-CURRENT AND CURRENT FINANCIAL DEBT

	31 March 2015
	Current portion	Non-current portion		TOTAL	31 March
	Under 1 year	1 to 5 years	Over 5 years		2014
Borrowings	32,063	242,682	152,723	427,468	444,558
Leases	196	874	231	1,301	1,477
Employee profit sharing	65			65	65
Various other financial debt	6			6	1
Guarantees and deposits received	56			56	87
Credit current accounts	96			96	92
Bank overdrafts	1,396			1,396	1,042
Short-term facilities (credit balance)	—			—	—
Invoices factored and not guaranteed	777			777	237

Total excluding fair value of derivatives	34,655	243,556	152,954	431,165	447,559

Fair value of derivatives – liabilities	19,975			19,975	11,322

Total	54,630	243,556	152,954	451,140	458,881

BREAKDOWN OF NON-CURRENT AND CURRENT FINANCIAL DEBT BY CURRENCY

	TOTAL 31 March 2015	TOTAL 31 March 2014
Euro	380,831	380,722
US Dollar	69,550	76,382
Hong Kong Dollar	68	490
Brazilian Real	72	92
Chinese Yuan	241	1,124
Indian Rupee	35	67
Czech Koruna	4	4
Korean Won	339
Russian Rouble	—	—

Total	451,140	458,881

BREAKDOWN OF NON-CURRENT AND CURRENT FINANCIAL DEBT BY INTEREST RATE:

Before implementing hedge instruments:

	At 31 March 2015	At 31 March 2014
Fixed rate financial debt	137,209	123,373
Variable rate financial debt	293,956	324,186

Total Financial Debt (1)	431,165	447,559

(1)	Excluding fair market value of derivatives – liabilities

41

After implementing hedge instruments:

	At 31 March 2015	At 31 March 2014
Fixed rate financial debt	317,209	253,373
Variable rate financial debt	113,956	194,186

Total Financial Debt (1)	431,165	447,559

(1)	Excluding fair market value of derivatives – liabilities

CALCULATION OF NET FINANCIAL DEBT:

	At 31 March 2015	At 31 March 2014
Non-current financial debt	396 510	407 983
Current financial debt	32 482	38 297
Bank overdrafts	1 396	1 042
Invoices factored and not guaranteed	777	237

Total Financial Debt (a)	431 165	447 559

Receivables from investments
Loans	1 018	1 182
Guaranteed deposits and securities paid	7 075	4 879
Other financial receivables	875	561
Current accounts	923	758

Total net financial receivables (b)	9 891	7 380

Cash (c)	236 845	239 212

NET FINANCIAL DEBT (a-b-c)	184 429	200 967

Equity	657 450	577 647
Net debt / equity ratio	28.1%	34.8%

In economic terms, net debt should be reduced by the value of treasury shares held for sale as part of the share purchase/subscription option and free share allocation plans.

The liquidation value of these shares was €10.9 million at 31 March 2015, given the exercise prices granted for share purchase/subscription options and the year-end share price for shares not allocated to these plans.

For accounting purposes, the value of treasury shares held is deducted from equity under IFRS; this amounted to €13.5 million at 31 March 2015 and €14.7 million at 31 March 2014.

42

NOTE 20: FINANCIAL RISK MANAGEMENT

The Faiveley Transport Group’s cash policy is based on overall financial risk management principles and provides specific strategies for areas such as foreign exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk.

Within this framework, the Group also uses derivative instruments, mainly forward purchases and sales of currencies, exchange rate and interest rate swaps, interest rate options and raw material swaps. The aim of these instruments is to manage the exchange, interest rate and raw material risks associated with the Group’s activities and financing.

The Group’s policy is not to enter into derivative instruments for speculative purposes.

The Supervisory Board of Faiveley Transport examines risk management principles as well as policies covering certain specific fields such as exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk. These policies are summarised below.

The market values of interest rate and foreign exchange derivative instruments have been determined based on year-end market prices. They have been appraised by an independent expert.

FINANCIAL INSTRUMENTS FOR THE YEAR ENDED 31 MARCH 2015

Main valuation methods used for financial assets and liabilities:

•	since most of Faiveley Transport’s financial debt bears a variable rate, its fair value (rounded to the nearest credit spread) is equal to nominal values supplemented by interest not yet due;

•	due to their short maturity profile, the fair value of trade and other receivables, other current financial assets, current financial debt, cash and cash equivalents and short-term investments is deemed identical to their book value.

43

		Analysis by category of instrument					Fair value classification of instruments (1)
		Non		Fair value
		financial	Loans,	through	Assets
		assets and	receivables	profit and	available		Level	Level	Level
At 30 March 2015	Book value	liabilities	and liabilities	loss	for sale	Fair value	1	2	3
Shareholdings in unconsolidated subsidiaries	255	—	—	—	255	255	—	—	255
Equity interests in equity- accounted entities	21,817	21,817				21,817
Other long- term financial investments	4,077	—	4,077	—	—	4,077	—	—	—

Non- current assets	26,149	21,817	4,077	—	255	26,149	—	—	255

Trade receivables	224,130	8,395	215,735	—	—	224,130	—	—	—
Other current assets	24,718	7,338	17,380	—	—	24,718	—	—	—
Current financial assets	6,843		6,843	—	—	6,843	—	—	—
Fair value of derivatives - Assets	36,006	—	—	36,006	—	36,006	—	36,006	—
Short- term investments	14,824	—	—	14,824	—	14,824	14,824	—	—
Cash	222,021	—		222,021	—	222,021	—	—	—

Current assets	528,542	15,733	239,958	272,851	—	528,542	14,824	36,006	—

Total assets	554,691	37,550	244,035	272,851	255	554,691	14,824	36,006	255

Non- current borrowings and financial debt	396,510	—	396,510	—	—	396,510	—	—	—

Non- current liabilities	396,510	—	396,510	—	—	396,510	—	—	—

Current borrowings and financial debt	34,655	—	34,655	—	—	34,655	—	—	—

Fair value of derivatives - Liabilities	19,975	—	—	19,975	—	19,975	—	17,845	2,130	(2)
Current liabilities	303,935	12,881	291,054	—	—	303,935	—	—	—

Current liabilities	358,565	12,881	325,709	19,975	—	358,565	—	17,845	2130
Total liabilities	755,075	12,881	722,219	19,975	—	755,075	—	17,845	2,130

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:

Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;

Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);

Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).

(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31March 2015.

44

FINANCIAL INSTRUMENTS FOR THE YEAR ENDED 31 MARCH 2014

		Analysis by category of instrument					Fair value classification of instruments (1)
		Non financial assets and	Loans, receivables	Fair value through profit and	Assets available		Level	Level	Level
At 31 March 2014	Book value	liabilities	and liabilities	loss	for sale	Fair value	1	2	3
Shareholdings in unconsolidated subsidiaries	253	—	—	—	253	253	—	—	253
Equity interests in equity-accounted entities	12 337	12 337				12 337			—
Other long-term financial investments	2 450	—	2 450	—	—	2 450	—	—	—

Non- current assets	15 040	12 337	2 450	—	253	15 040	—	—	253

Trade receivables	199 070	10 836	188 234	—	—	199 070	—	—	—
Other current assets	32 809	6 786	26 023	—	—	32 809	—	—	—
Current financial assets	4 927		4 927	—	—	4 927	—	—	—
Fair value of derivatives - Assets	2 979	—	—	2 979	—	2 979	—	2 979	—
Short- term investments	69 795	—	—	69 795	—	69 795	69 795	—	—
Cash	169 419	—		169 419	—	169 419	—	—	—

Current assets	478 999	17 622	219 184	242 193	—	478 999	69 795	2 979	—

Total assets	494 039	29 959	221 634	242 193	253	494 039	69 795	2 979	253

Non- current borrowings and financial debt	407 983	—	407 983	—	—	407 983	—	—	—

Non- current liabilities	407 983	—	407 983	—	—	407 983	—	—	—

Current borrowings and financial debt	39 576	—	39 576	—	—	39 576	—	—	—
Fair value of derivatives - Liabilities	11322	—	—	11322	—	11322	—	7 746	3 576	(2)
Current liabilities	258 552	13 592	244 960	—	—	258 552	—	—	—

Current liabilities	309 450	13 592	284 536	11 322	—	309 450	—	7 746	3 576

Total liabilities	717 433	13 592	692 519	11 322	—	717 433	—	7 746	3 576

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:

Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;

Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);

Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).

(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Nowe GmbH and Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31 March 2014.

MARKET RISKS

Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of its exposure to a number of currencies.

The major currencies concerned are the US Dollar, the Hong-Kong Dollar, the Czech Koruna, the Swedish Krona, the Pound Sterling and the Chinese Yuan.

The management of exchange risk on commercial contracts is centralised by the parent company’s Treasury Department and comprises two parts: certain and uncertain risk.

•	Exchange risk management relating to tenders in foreign currencies (uncertain risk):

Faiveley Transport Group is required to submit tenders denominated in foreign currencies. The Group’s hedging policy is not to use hedge instruments during the offer phase, unless when specifically decided by Management. The aim is to manage the exchange risk through normal commercially available means. If necessary, the Group Treasury Department uses mainly exchange options.

45

•	Exchange risk management relating to commercial contracts (certain risk):

Commercial contracts in foreign currencies (most often successful tenders) are hedged by the Group Treasury Department from contractual commitment. The instruments used primarily include forward purchases and exchange rate swaps. Treasury may also use options.

•	Exchange risk management relating to other transactions:

The Group’s policy is to hedge all expected future transactions in each major currency. The minimum trigger threshold for a foreign exchange hedge is € 250 K.

Various flows are hedged against, at a minimum of 80%, based on the annual budget.

In addition to commercial contracts, all financial positions and management fees deemed the most significant are systematically hedged against.

•	Group exposure resulting from commercial contracts at 31 March 2015

Amounts in currency thousands	Trade receivables [a]	Trade payables [b]	Commitments [c]	Net position before hedging [d] = [a]-[b]-[c]	Hedge instruments [e]	Net unhedged position [f] = [d]-[e]
Australian Dollar	6,622	—	(552)	6,070	6,141	(71)
Canadian Dollar	—	—	(7,783)	(7,783)	(7,783)	—
Swiss Franc	—	—	(522)	(522)	(522)	(0)
Chinese Yuan	87,190	(10,687)	65,094	141,597	141,226	371
Czech Koruna	2,680	(64,558)	(778,925)	(840,803)	(840,579)	(224)
Pound Sterling	796	(175)	1,545	2,165	1,915	250
Hong Kong Dollar	33,573	(153,744)	(206,438)	(326,609)	(311,262)	(15,347)
Norwegian Krone	2,719	—	4,757	7,476	7,477	(1)
Polish Zloty	—	—	3,114	3,114	3,114	(0)
Russian Rouble	—	(2,315)	67,433	65,118	65,195	(77)
Swedish Krona	2,695	(24,260)	(74,270)	(95,835)	(98,316)	2,480
Singapore Dollar	4,006	(790)	2,176	5,392	5,392	0
US Dollar	1,720	(4,030)	119,772	117,462	117,480	(18)

•	Forward sales hedging financial and commercial transactions at 31 March 2015

	€ thousands	Currency thousands	Fair value
Norwegian Krone	859	7,477	—
Swedish Krona	18,614	173,927	(101,607)
Czech Koruna	12,151	334,422	(94,130)
Australian Dollar	22,949	32,644	(22,500)
Hong Kong Dollar	138,090	1,184,054	(3,794,465)
Singapore Dollar	17,156	25,346	525,286
US Dollar	323,887	354,735	(5,397,442)
Swiss Franc	680	820	(105,510)
Pound Sterling	28,011	20,536	(142,730)
Indian Rupee	833	58,155	(34,964)
Russian Rouble	2,459	153,876	(4,902)
Chinese Yuan	31,291	219,828	(1,669,511)
Polish Zloty	1,010	4,280	(36,733)

TOTAL	597,990		(10,879,208)

46

•	Forward purchases hedging financial and commercial transactions at 31 March 2015

	€ thousands	Currency thousands	Fair value
Swedish Krona	63,082	586,891	(23,413)
Czech Koruna	52,778	1,455,241	415,728
Australian Dollar	6,843	9,754	26,810
Hong Kong Dollar	170,115	1,448,170	3,396,058
Singapore Dollar	9,024	13,332	—
US Dollar	124,740	153,962	18,544,922
Swiss Franc	738	819	46,862
Canadian Dollar	5,665	7,783	—
Pound Sterling	56,355	40,763	(391,617)
Indian Rupee	10,899	969,650	2,529,455
Russian Rouble	1,599	106,752	(39,061)
Korean Won	3,403	4,503,800	(338,669)
Chinese Yuan	135,767	954,624	6,186,624
Polish Zloty	2,593	10,854	55,810

TOTAL	643,601		30,409,509

•	Sensitivity analysis

The following table presents, at 31 March 2015, the sensitivity to a 10% positive or negative change in the Euro against other currencies:

•	the effect on pre-tax profit only applies to financial assets and liabilities recognised in the balance sheet, which are denominated in a currency other than the functional currency of their controlling entity and which are not hedged against.

•	the effect on equity results from the valuation of the efficient portion of derivative instruments qualifying as cash flow hedges.

	Movement in € exchange rate	Effect on profit from ordinary activities (before tax)	Effect on equity reserves
US Dollar	10%	(3,029)	(168)
	-10%	2,479	168

Chinese Yuan	10%	1,336	(148)
	-10%	(1,093)	148

Pound Sterling	10%	1,442	(748)
	-10%	(1,180)	748

Australian Dollar	10%	510	—
	-10%	(417)	—

Hong Kong Dollar	10%	65	(278)
	-10%	(53)	278

Singapore Dollar	10%	122	—
	-10%	(100)	—

Brazilian Real	10%	299	—
	-10%	(245)	—

Swedish Krona	10%	15	500
	-10%	(12)	(500)

Czech Koruna	10%	128	—
	-10%	(105)	—

Swiss Franc	10%	(203)	—
	-10%	166	—

Russian Rouble	10%	77	29
	-10%	(63)	(29)

Interest rate risks

The syndicated debt, excluding the revolving facility, is indexed on Euribor variable rates. The “SSD Schuldschein” private placement includes several maturities, some of which are indexed on a variable rate, others bearing a fixed rate. This debt may be hedged in accordance with the Group’s interest rate risk policy. None of the revolving facilities, all bearing a variable rate, whether drawn or undrawn, nor the US private placement-type fixed-rate bond issue are subject to interest rate hedging.

To manage its risk, the Treasury department has implemented a hedging strategy using interest rate swaps and options.

47

The exposure of interest rates on loans in Euros is hedged for between 77% and 98% of the drawn debt, depending on fluctuations for the 2015/2016 period.

The US dollar denominated debt comprising the “US Private Placement” bond issue exclusively bears fixed rates.

The estimated cost of the Euro-denominated syndicated debt and “Schuldschein” loan is 1.71% for the 2015/2016 period, hedges and spreads included. The estimated cost of the US-denominated debt is estimated at 4.91%. The total cost of the Group’s debt for 2015/2016 is therefore estimated at 2.24%.

Considering the amortisation profile of the syndicated facility and interest rate hedges, the net exposure at 31 March 2015 was as follows:

	Financial liabilities		Hedge instruments		Net hedged variable rate exposure
Euro-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	30,000	30,000	—	30,000	—
1 to 2 years	—	30,000	30,000	—	30,000	—
2 to 3 years	—	30,000	30,000	—	30,000	—
More than 3 years	67,500	197,500	50000	—	117,500	147,500

Total EUR	67,500	287,500	140,000	—	207,500	147 500	(1)

(1)	Sensitivity analysis of net exposure (€ 147 .5 million): A 100 basis points increase in both the reference “Euribor 3 months” and “Euribor 6 months” interest rates would result in a full-year increase of € 1 .5 million in interest expense.

Given the amortisation profile of the syndicated credit, the US private placement and interest rate hedges, the net exposure of the US dollar-denominated debt at 31 March 2015 was as follows:

	Financial liabilities		Hedge instruments		Net hedged variable rate exposure
USD-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	—	—	—	—	—
1 to 2 years	—	—	—	—	—	—
2 to 3 years	3,600	—	—	—	3,600	—
More than 3 years	71,400	—	—	—	71,400	—

Total USD	75,000	—	—	—	75,000	—

The following table summarises the interest rate risk exposure for the 2015/2016 period:

Debt (€ K)	Currency	Maximum exposure	Estimated cost of debt
355,000	EUR	23%	1.71%
75,000	USD	0%	4.83%

•	Instruments recognised in equity

	On EUR loans		On USD loans
	Nominal (€ thousands)	Fair value (€ thousands)	Nominal (currency thousands)	Fair value (currency thousands)	Nominal (€ thousands)	Fair value (€ thousands)
Swap	180,000	(782)	—	—	—	—
Tunnel	—	—	—	—	—	—
Cap	30,000	(92)	—	—	—	—

Total	210,000	(874)	—	—	—	—

•	Sensitivity analysis

The Group has implemented a diversified interest rate risk management policy aimed at limiting the impact of potential interest rate increases on its cash flow. As at 31 March 2015, the servicing of projected debt, net of hedges put in place, would limit the impact of a 1% increase in interest rates on debt and hedges to € 1.0 million.

The positive impact on equity is € 1.5 million with a 0.5% interest rate increase.

48

Raw material risk

The Faiveley Transport Group is exposed to increases in the cost of raw materials such as steel, aluminium and copper, as well as to increases in transportation costs. The table below shows the amounts of each raw material bought annually through purchase of components:

(€ millions)	Aluminium	Cast iron	Steel	Stainless steel	Rubber	Copper
2014/2015 amounts	24	11	34	9	17	5

The Group has already anticipated these effects, through both its procurement policy and the preparation of its commercial offers. Certain contracts relating to projects include price indexation clauses which enable the Group to pass on a part of the increases in raw material costs.

Derivative financial instruments

•	Fair value of derivative instruments

The fair value of derivative instruments for hedging exchange, interest rate and raw materials risks reflected in the balance sheet was as follows:

			Unrealised
	Financial	Financial	capital
	instruments	instruments	gains/(losses)
At 31 March 2015	Assets	Liabilities	taken to equity
Interest rate hedges(1)	—	849	(566)

Raw material hedges(1)	41	—	41

Foreign exchange hedges	35,965	16,998	112
- fair value hedges	17,685	10,190	—
- cash flow hedges	363	263	112
- not eligible for hedge accounting	17,917	6,545	—

Total	36,006	17,847	(413)

(1)	Cash flow hedges.

			Unrealised
	Financial	Financial	capital
	instruments	instruments	gains/(losses)
At 31 March 2014	Assets	Liabilities	taken to equity
Interest rate hedges(1)	—	1,512	(1,392)
Raw material hedges(1)	—	35	(35)

Foreign exchange hedges	2,979	6,201	(33)
- fair value hedges	2,284	2,822	—
- cash flow hedges	20	33	(33)
- not eligible for hedge accounting	675	3,346	—

Total	2,979	7,748	(1,460)

(1)	Cash flow hedges.

•	Movement in equity reserve (excl. deferred tax):

	Amount at 1 April 2014	Movement in the year	Amounts reclassified to the income statement	Amount at 31 March 2015
Interest rate hedges	(1,402)	1,009	(173)	(566)
Foreign exchange hedges	(33)	177	(32)	112
Raw material hedges	(35)	76	—	41

TOTAL	(1,470)	1,262	(205)	(413)

49

•	Horizon for release of amounts recorded in equity at 31 March 2015:

The amount of €112 K recorded in equity in respect of exchange rate derivatives will be recycled to the income statement in the year ending 31 March 2016.

The amount of (€566) K recorded in equity in respect of interest rate derivatives will be released to the income statement between 1 April 2014 and 31 March 2019 according to the maturity of the flows hedged.

The amount of €41 K taken to equity in relation to raw materials will be transferred to the income statement for the year to 31 March 2016.

CREDIT RISK

Owing to its commercial activities, Faiveley Transport Group is exposed to credit risk, in particular the risk of default on the part of its customers.

The Group only enters into commercial relationships with third parties whose financial position is known to be healthy. The Group’s policy is to verify the financial health of those customers wishing to obtain credit.

In the case of derivative instruments and cash transactions, counterparties are limited to the high-quality financial institutions that currently finance the Group.

Faiveley Transport Group makes use of factoring arrangements in France, Germany, Spain, Italy and China. In addition, at the request of major customers, the Group participates in two reverse factoring programmes in Canada, Germany, the UK and the US.

Factoring enables the Group to sell, without recourse, part of its receivables to various factoring companies and banks. This selling without recourse has enabled the Group to improve trade receivables recovery and to transfer the risk of default or bankruptcy on the part of customers or other debtors to the factors.

At 31 March 2015, receivables sold without recourse totalled €96.9 million, including €7.9 million for reverse factoring programmes implemented at the request of customers.

The amount of receivables sold and not guaranteed was €0.8 million.

As regards the risk associated with financial assets, the Group’s maximum exposure is equal to their book value.

LIQUIDITY RISK

Prudent liquidity risk management requires the Group to retain a sufficient level of cash and securities that can be traded in a market, to have adequate financial resources due to the implementation of appropriate credit facilities and to be in a position to unwind positions in the market.

At 31 March 2015, the Group had €150 million in undrawn confirmed credit facilities.

At 31 March 2015, the Group complied with all financial conditions required by all credit agreements.

The Group considers that the cash flows generated by its operating activities, cash and funds available via existing credit lines will be sufficient to cover the expenditure and investment necessary for its operations, to service its debt and to pay dividends. Conversely, the Group may have to borrow to finance potential acquisitions.

Available cash and cash equivalents

	31 March	31 March
	2015	2014
Available credit lines (a)	197,502	194,935
Parent company cash (b)	12,290	71,914
Subsidiaries cash and cash equivalents (c)	223,778	171,386

Available cash and cash equivalents (1) = (a+b+c)	433,570	438,235

Borrowings due in less than one year (d)	32,482	38,297
Available credit lines maturing in less than one year and bank overdrafts (e)	80,138	107,744

Net cash and cash equivalents available over the next year (d-e)	320,950	292,194

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Cash and cash equivalents include unused factoring cash of € 75 million (net of non-guaranteed receivables factored).

Available cash was virtually stable over the period. However, the refinancing of the syndicated credit and part of the bilateral revolving improved the level of cash available within one year.

Financial debt of less than one year is detailed in Note 19 (excluding bank overdraft, fair value of derivatives and invoices factored and not guaranteed).

Available credit facilities represent credit facilities granted by the banks and available immediately to the subsidiaries or the parent company. At 31 March 2015, € 1.4 million was used in respect of a bank overdraft.

Maturity dates of financial liabilities at 31 March 2015

					Non-financial
At 31 March 2015	Book value	Under 1 year	1 to 5 years	Over 5 years	liabilities
Liability financial instruments:
Borrowings	425,560	30,155	242,682	152,723
Interest on liabilities	1,908	1,908	—	—	—
Leases	1,301	196	874	231	—
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	6	6	—	—	—
Guarantees and deposits received	56	56		—	—
Credit current accounts	96	96	—	—	—
Bank overdrafts	1,396	1,396	—	—	—

Fair value of derivatives – liabilities	19,975	19,975	—	—	—
Invoices factored and not guaranteed	777	777	—	—	—

Financial liabilities	451,140	54,630	243,556	152,954	—

Operating liabilities	291,054	278,173			12,881

Total	742,194	332,803	243,556	152,954	12,881

•	Future cash flow:

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	427,468	32,063	30,330	34,284	330,791
Leases	1,301	196	226	209	670
Employee profit sharing	65	65
Various other financial liabilities	6	6
Guarantees and deposits received	56	56
Credit current accounts	96	96

•	Forecast undiscounted future cash flow of interest and interest rate hedges

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	47,424	7,890	7,643	7,512	24,379
Cash flow from liability financial instruments	1,913	899	541	282	191

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Maturity dates of financial liabilities at 31 March 2014

					Non-financial
At 31 March 2014 restated	Book value	Under 1 year	1 to 5 years	Over 5 years	liabilities
Liability financial instruments:
Borrowings	442,933	36,270	225,056	181,607
Interest on liabilities	1,625	1,625	0	0	—
Leases	1,477	188	827	462	—
Employee profit sharing	65	65	0	0	—
Various other financial liabilities	1	1	0	0	—
Guarantees and deposits received	87	56	31	0	—
Credit current accounts	92	92	0	0	—
Bank overdrafts	1,042	1,042	0	0	—
Fair value of derivatives – liabilities	11,322	11,322	0	0	—
Invoices factored and not guaranteed	237	237	0	0	—

Financial liabilities	458,881	50,898	225,914	182,069	—

Operating liabilities	258,552	244,960			13,592

Total	724,565	300,507	225,914	182,069	16,075

•	Future cash flow:

At 31 March 2014	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	444,559	37,099	35,482	186,647	185,331
Leases	1,478	189	209	202	878
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	1	1	—	—	—
Guarantees and deposits received	87	56	31	—	—
Credit current accounts	92	92	—	—	—

•	Forecast future cash flow of interest and interest rate hedges:

At 31 March 2014	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	53,300	8,700	8,700	7,100	28,800
Cash flow from liability financial instruments	1,550	1,200	350	—	—

CONTRIBUTION TO NET FINANCIAL INCOME/(EXPENSE)

			Revaluation			Exchange gain or loss and other	Net financial
At 31 March 2015	Interest	Dividends	Income	Losses	Disposals		income/ (expense)
Loans and receivables	1,007					15,635	4,070
Payables at amortised cost	(12,573)
Instruments measured at fair value through profit or loss	(1,551)		12,460	—	474	(26,997)	(15,614)
Assets available for sale	—	—	—	—	—	—	—
Other	(2,347)	24					(2,323)

Total	(15,464)	24	12,460	—	474	(11,362)	(13,868)

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At 31 March 2014 restated	Interest	Dividends	Revaluation		Disposals	Exchange gain or loss and other	Net financial income/ (expense)
			Income	Losses

Loans and receivables	1,081					(2,072)	(12,191)
Payables at amortised cost	(11,200)
Instruments measured at fair value through profit or loss	1,207		2,245	(2,657)	392	1,832	3,019
Assets available for sale	—	—	—	—	—	—	—
Other	(1,933)	17					(1,916)

Total	(10,845)	17	2,245	(2,657)	392	(245)	(11,093)

NOTE 21: CURRENT LIABILITIES

	31 March 2015	31 March 2014
Trade payables	209 619	180 494
Tax and social security liabilities	68 187	59 879
Accrued credit notes	1 458	959
Deferred income	168	2 008
Accrued expenses	12 713	11 584
Non-current assets suppliers	441	610
Dividends payable	55	55
Other operating liabilities	11 295	2 963

Total	303 935	258 552

At 31 March 2015, “Trade payables” included € 32.7 million of credit work-in-progress on projects (compared with € 23.8 million at 31 March 2014).

The increase in “Other operating liabilities” is primarily due to the exposure of project portfolios to the exchange risk, which increased due to the significant movements in exchange rates over the financial year. This exchange risk is hedged by the financial instruments presented under “Current financial assets” and “Short-term financial borrowings and liabilities” (under “Fair market value of derivatives – liabilities”).

NOTE 22: FACTORING

In order to diversify the Group’s sources of financing and reduce the credit risk, several subsidiaries factor their receivables. At 31 March 2015, the assignment of receivables to the various factors resulted in a € 97,716 K reduction in “Trade receivables”. These transactions include factoring contracts without recourse as requested by two Group customers, totalling € 7,937 K. In addition, available and uncalled cash with the factoring companies amounted to € 75,028 K and is included in cash and cash equivalents. Conversely, the portion of receivables sold and not guaranteed was recorded as financial debt under “Current borrowings and financial liabilities” for an amount of € 777 K. The risk incurred by the Group in respect of receivables sold and not guaranteed relates to the non-collection of these receivables.

53

NOTE 23: SEGMENT REPORTING

The Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail operating segment.

INCOME STATEMENT

	31 March 2015	31 March 2014
Continuing activities:
Sales	1 048 423	957 165
Operating profit after share of profit of equity-accounted entities	95 279	87 666
Net financial expense	(13 867)	(11 093)
Income tax	(28 535)	(26 432)
Share of profit of other equity-accounted entities	—	—

Net profit from continuing operations	52 877	50 141

Consolidated net profit	52 877	50 141

Depreciation and amortisation for the period	17 446	15 985

Balance sheet

	31 March 2015	31 March 2014
Property, plant and equipment and intangible assets, net	826 029	782 448
Non-current financial assets	25 121	14 938
Deferred tax assets	66 429	51 738

Sub-total non-current assets	917 579	849 124

Inventories and receivables (excluding tax)	516 123	455 757
Other current assets	85 363	53 907
Cash	236 845	239 212
Assets held for sale	7 123	0

Sub-total current assets	845 454	748 876

Total assets	1 763 033	1 598 000

Equity	657 452	577 647

Employee benefits and other non-current provisions	48 084	38 235
Deferred tax liabilities	50 854	34 030
Non-current financial debt	396 510	407 983

Sub-total non-current liabilities	495 448	480 248

Current provisions	101 810	94 373
Current financial debt	54 630	50 899
Advances, prepayments and non-financial liabilities (excluding tax)	444 178	381 137

Other current liabilities	9 515	13 696

Sub-total current liabilities	610 133	540 105

Total equity and liabilities	1 763 033	1 598 000

Acquisitions of property, plant and equipment and intangible assets (excluding goodwill) for the period	23 568	18 561
Workforce	5 431	5 264

54

INFORMATION BY GEOGRAPHIC REGION

Main contribution figures by geographic region of origin:

2014/2015 FY

	France	Europe (excl. France)	Americas	Asia/Pacific	Total
Sales	241,779	463,920	158,654	184,070	1,048,423
Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	48,118	38,487	31,353	10,959	128,917
Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	10,666	7,516	1,826	3,559	23,568
Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	7,275	6,226	2,152	1,794	17,446

2013/2014 FY

	France	Europe (excl. France)	Americas	Asia/Pacific	Total Restated
Sales	242,422	446,212	123,973	144,558	957,165
Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	44,784	37,104	29,305	7,315	118,508
Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	9,601	6,135	1,222	1,603	18,561
Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	5,913	5,569	2,817	1,686	15,985

MAIN CUSTOMERS

During the 2014/2015 financial year, the Group achieved 30.3% of its sales with the three largest European manufacturers (Alstom, Bombardier and Siemens) and 52.3% with its top ten customers (including Ansaldo, Stadler, SNCF, Trenitalia, Indian Railways, Rotem and CNR). Two customers each accounted for more than 10% of the Group consolidated revenue, constituting a combined 26.4% of Group sales. The largest of these constituted 13.5% of consolidated revenue.

NOTE 24: SALES

	31 March 2015	31 March 2014
Sales of products and services associated with contracts > 1 year	1 009 231	929 329
Sales of products and services associated with contracts < 1 year	39 192	27 836

Total (1)	1 048 423	957 165

(1)	Of which sales related to the “Services” division: € 436.0 million at 31 March 2015 and € 394 million at 31 March 2014.

55

Sales by product are as follows:

	31 March 2015	31 March 2014
Energy & Confort	213 143	218 692
Access & Mobility	142 288	142 895
Brakes & Safety	256 972	201 693
Services	436 018	393 886

Total	1 048 423	957 165

NOTE 25: GROSS PROFIT AND COST OF SALES

Gross profit is defined as sales less cost of sales.

Gross profit for the financial year totalled €254.4 million, representing 24.3% of sales compared with 23.7% in 2013/14 (restated figures).

The cost of sales breaks down as follows:

	31 March 2015	31 March 2014
Direct labour	(96 228)	(84 052)
Raw materials and components	(418 498)	(385 468)
Structure costs	(77 815)	(73 886)
Procurement costs	(51 110)	(48 967)
Engineering costs	(56 332)	(55 135)
Other direct costs	(55 534)	(48 722)
Change in projects in progress	1 187	6 890
Net change in project provisions (charge/reversal)	(37 944)	(41 815)
Net change in provisions for losses on completion	(1 789)	958

Total cost of sales	(794 062)	(730 197)

NOTE 26: OTHER INCOME AND EXPENSES FROM RECURRING OPERATIONS

	31 March 2015		31 March 2014
Royalties	1 982		2 119
Reversal of provisions for other liabilities	3 882	(1)	1 518
Insurance compensation	17		—
Other operating income	918		984

Total other income	6 798		4 621

Royalties	0		—
Doubtful debts	(1 146)		(877)
Charges to provisions for other liabilities	(2 338)		(1 707)
Inventory writedowns	(6 555)		(5 148)
Employee profit sharing	(884)		(944)
Other operating expenses	(7 161	)(2)	(2 837)

Total other expenses	(18 084)		(11 513)

Net total	(11 286)		(6 892)

(1)	Of which €3.3 million of reversal of provision for environmental risk at the Graham-White Manufacturing Co. entity.
(2)	Of which:

•	Individual redundancy costs of €3.7 million (of which €1.1 million at the Faiveley Transport entity, €0.8 million at FT Leipzig and €0.7 million at FT Witten)

•	Adjustments of €2.0 million to supplier service invoices

56

NOTE 27: RESTRUCTURING COSTS AND GAINS AND LOSSES ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

RESTRUCTURING COSTS

Restructuring costs for the period totalled € 1.6 million, compared with € 1.3 million in the previous financial year. Over the period, these restructuring costs primarily related to FT Iberica for € 0.9 million and FT Do Brasil for € 0.3 million.

DISPOSAL OF NON-CURRENT ASSETS

	31 March 2015	31 March 2014
Sales price of assets sold	148	432
Net book value of assets sold	(214)	(485)

Total	(66)	(53)

NOTE 28: NET FINANCIAL INCOME/(EXPENSE)

	31 March 2015	31 March 2014
Gross cost of financial debt	(12 226)	(10 513)
Income from cash and cash equivalents	1 255	1 170

Net cost of financial debt	(10 971)	(9 343)

Financial instrument income	1 101	5 488
Income linked to exchange differences	31 776	8 558
Proceeds from sale of marketable securities	21
Reversal of financial provisions	2
Income from vendor loan	—
Dividends received	24	17
Other financial income	173	298

Other financial income	33 097	14 361

Financial instrument charges	(14 319)	(4 072)
Charges linked to exchange differences	(19 013)	(9 400)
Interest charges on retirement commitments	(1 262)	(1 010)
Net book value of financial assets sold	—	(2)
Charges on bank guarantees	(1 055)	(912)
Reversal of discounting the value of put options held by minority shareholders	(18)	(11)
Other financial expenses	(327)	(704)

Other financial expenses	(35 994)	(16 111)

NET FINANCIAL EXPENSE	(13 868)	(11 093)

The net financial expense for the year was primarily due to:

•	the net cost of financial debt for the year, i.e. € 11.0 million compared with € 9.3 million in the previous year. This increase is primarily due to the cost of the additional long-term “Schuldschein” financing taken in March 2014, which was not totally offset by the favourable impact of lower interest rates and improved interest rate hedging.

57

•	a €0.5 million unfavourable impact of realised and unrealised exchange differences.

•	other financial income and expense items, comprising bank guarantees, interest on pension commitments, the effect of the reversal of discounting the value of put options held by minority shareholders and other financial income and expenses, resulting in a net loss of €2.4 million.

NOTE 29: INCOME TAX

ANALYSIS BY TYPE

	31 March 2015	31 March 2014
Current tax - continuing operations	(23 109)	(28 463)
Deferred tax - continuing operations	(5 426)	2 031

Total income tax - continuing operations	(28 535)	(26 432)

Tax on discontinued operations	—

TOTAL TAX	(28 535)	(26 432)

The income tax charge was €28.5 million, compared with €26.4 million for the year to 31 March 2014. As a percentage, the effective tax rate was 38.1%, compared with 36.6% for the year to 31 March 2014. This increase was primarily due to an unfavourable country mix.

EFFECTIVE TAX RATE

	31 March 2015	31 March 2014
Profit before tax from continuing operations	81 412	76 573

- Of which share of profit of joint ventures	6 551	4 368

Profit before tax and share of profit of joint ventures from continuing operations	74 859	72 205

Statutory tax rate of the parent company	38.0%	38.0%

Theoretical tax credit/(charge)	(28 447)	(27 438)

Impact of:
Permanent differences	(1 703)	(514)
Difference in tax rates of other countries	3 705	5 047
Impact of other taxes (CVAE in France, IRAP in Italy and withholding taxes)	(3 034)	(4 913)
Deferred tax adjustments related to changes in tax rates	(1 620)	88
Use of previous tax losses not capitalised	—	630
Change in valuation allowance of deferred tax assets on tax losses carried forward	1 591	100
Change in deferred tax assets not recognised	1 788	(69)
Less tax credits		—
Current tax adjustments in respect of earlier periods	(1 070)	792
Other	252	(155)

Tax charge	(28 536)	(26 432)

Effective tax rate	38.1%	36.6%

NOTE 30: PROFIT OR LOSS OF OPERATIONS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

Nil

58

NOTE 31: PAYROLL COSTS AND WORKFORCE

At 31 March 2014 restated and 31 March 2015, the workforce of joint ventures was excluded from the total workforce as a result of the application of IFRS 10, 11 and 12.

	31 March 2015	31 March 2014
Salaries	214 093	204 758
Social security charges	55 981	53 671
Retirement and other post-employment benefits	13 803	10 242
Charges associated with share-based payments	2 172	0

TOTAL PAYROLL COSTS	286 049	268 671

TOTAL WORKFORCE	5 431	5 264

NOTE 32: EARNINGS PER SHARE

The table below shows the reconciliation between earnings per share and diluted earnings per share:

	31 March 2015	31 March 2014
Net profit - Group share used in the calculation of basic and diluted earnings per share (€ K)	55 645	50 110
Average number of shares (a)	14 614 152	14 614 152
Average number of treasury shares (b)	(282 158)	(292 258)
Average number of outstanding shares (a - b = c)	14 331 994	14 321 894
Average number of dilutive instruments (d)	85 928	244 698
Diluted average number of shares (c + d)	14 417 922	14 566 592
Basic earnings per share	3.88	3.50
Diluted earnings per share	3.86	3.44

NOTE 33: POST-BALANCE SHEET EVENTS

In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of shares held by minority shareholders to Faiveley Transport will take place in the first quarter of the 2015/2016 financial year. The remaining 10% equity interest will be transferred in the first quarter of the 2016/2017 financial year.

On 9 April 2015, Faiveley Transport Group and the subsidiary of SMRT, Singapore Rail Engineering (SRE), signed a joint venture agreement for the marketing and provision of maintenance, repair and overhaul services (MRO) for rolling stock in South-East Asia (excluding Thailand, Taiwan and Hong Kong). The new company, called Faiveley Rail Engineering Singapore Pte Ltd, will market and supply MRO Services for brakes, access doors, platform screen doors, heating, ventilation and air conditioning (HVAC) systems, and auxiliary power supply (APS) systems.

NOTE 34: TRANSACTIONS WITH RELATED PARTIES

The aim of this note is to present the material transactions entered into between the Group and its related parties as defined by IAS 24.

The parties related to the Faiveley Transport Group are the consolidated companies (including the companies that are proportionally consolidated and those consolidated using the equity method), the entities and individuals that control Faiveley Transport and the Group’s senior management.

59

Transactions entered into between the Faiveley Transport Group and its related parties are at arm’s length terms.

TRANSACTIONS WITH RELATED COMPANIES

A list of consolidated companies is provided in Note 36.

Transactions carried out and balances outstanding with fully consolidated companies at the balance sheet date are fully eliminated on consolidation.

Only the following are included in the notes below:

•	data relating to such intra-Group transactions, when they involve joint ventures (equity accounted) concerning the portion not eliminated on consolidation;

•	material transactions with other Group companies.

Transactions with consolidated companies

•	Transactions with joint ventures not eliminated on consolidation:

Joint ventures are equity consolidated:

•	Qingdao Faiveley SRI Rail Brake Co. Ltd

•	Datong Faiveley Railway Vehicle Equipment Co., Ltd

•	Shijiazhuang Jiaxiang Precision Machinery Co. Ltd

The consolidated financial statements include transactions carried out by the Group with its joint ventures as part of its normal business activities.

These transactions are normally carried out at arm’s length terms.

(€ thousands)	31 March 2015	31 March 2014
Sales	32 610	17 973
Operating receivables	13 925	13 626
Operating liabilities	(2 206)	(1 396)

With the companies that control Faiveley Transport

•	With FAMILLE FAIVELEY PARTICIPATIONS

•	Contract of assistance:

The strategic support and service agreement with Famille Faiveley Participations specifies all the services provided by Famille Faiveley Participations, particularly in terms of strategic consultancy and the Faiveley Transport Group development policy.

60

Under the terms of the contract of assistance and the rebilling of rent and services provided, Faiveley Transport recognised the following amounts as expenses and income for the financial year:

(€)	Faiveley Transport expenses	Faiveley Transport income
Contract of assistance, provision of services	380,876

Rebilling of rent and utility expenses	—	3,170

•	Fraction of financial investments, receivables, debts, expenses and income pertaining to these related companies:

(€ thousands)	31 March 2015	31 March 2014
Trade receivables	1	1
Borrowings and various financial liabilities
Trade payables	(114)	(114)

Rebilling	3	3
Provision of services	(381)	(380)

Financial income
Financial expenses

SENIOR MANAGEMENT AND NON-EXECUTIVE OFFICERS’ REMUNERATION

The Group considers that, within the meaning of IAS 24, the Group’s senior management comprise mainly the members of the Management Board, the Supervisory Board and the Executive Committee.

The Remuneration Committee determines the remuneration to be allocated to members of the Management Board; it is responsible for assessing and determining the variable portion of the remuneration of the members of the Management Board, which is based on performance targets and the financial statements audited by the Statutory Auditors.

The following table provides details, in aggregate and for each category, of the components of remuneration of senior management:

(€)	2014/2015	2013/2014
Short-term benefits (1)	5,135,691	4,868,053
Termination benefits (4)	688,000	457,000
Post-employment benefits (2)	(26,128)	9,768
Share-based remuneration (3)		—
Other long-term benefits	(655)	(299)
Directors’ fees (5)	226,059	252,573

Total	6,022,967	5,587,095

(1)	This category comprises fixed and variable remuneration (including employers’ costs), profit sharing and incentive payments, supplementary contributions and benefits in kind paid during the year.
(2)	Movements in retirement provisions.
(3)	Charge recognised in the income statement.
(4)	In the year to 31 March 2015, termination benefits concerned Thierry Barel. In the year to 31 March 2014, termination benefits concerned Helen Potter for €175 K and François Feugier for €282 K.
(5)	Amount paid after deduction of withholding taxes.

61

AGREEMENTS ENTERED INTO WITH SENIOR MANAGEMENT

•	With Stéphane RAMBAUD-MEASSON

Pursuant to the provisions of Articles L.225-90-1 and R.225-60-1 of the Commercial Code, the Supervisory Board at the meeting of 27 May 2014, on the proposal of the Remuneration Committee, set the terms and conditions of the termination benefits of Stéphane Rambaud-Measson, Chairman of the Management Board and Chief Executive Officer of Faiveley Transport Group since 7 April 2014.

Stéphane Rambaud-Measson will be entitled to special compensation not exceeding eighteen (18) months of fixed and variable remuneration, in the event of his dismissal, except in the event of serious or gross misconduct. The calculation being based on the average monthly amount of gross fixed and variable remuneration received by Stéphane Rambaud-Measson during the twelve (12) months prior to departure.

This base will be affected by a coefficient equal to the average share of variable remuneration received during the 3 years prior to departure.

The Supervisory Board at the meeting of 27 May 2014 authorised, on the proposal of the Remuneration Committee, an adjustment related to the termination of Stéphane Rambaud-Measson’s employment contract, consisting of the taking out unemployment insurance (insured risk of € 15,000 per month for 12 months).

•	With Thierry BAREL

Pursuant to the provisions of Articles L.225-90-1 and R.225-60-1 of the Commercial Code, the Supervisory Board at the meeting of 27 May 2014, on the proposal of the Remuneration Committee, set the amount of the termination benefits of Thierry Barel, Chairman of the Management Board and Chief Executive Officer of Faiveley Transport from 1 April 2011 until his removal on 7 April 2014.

Thierry Barel received special compensation of € 688,000, based on the application of the performance conditions provided for in the event of the termination of his term of office.

NOTE 35: DIVIDENDS

Approval was granted at the General Meeting of 12 September 2014 for the payment of a dividend (including treasury shares) in respect of the 2013/2014 financial year totalling € 11,691,321.60:

•	€11,454,135.20 in respect of the € 0.80 dividend per share paid on 3 October 2014 to 14,317,669 shares for the 2013/2014 financial year.

•	€237,186.40 in unpaid dividends, corresponding to the 296,483 treasury shares held by Faiveley Transport at the time of the dividend distribution on 2 October 2014.

	Number of shares	Treasury shares	Number of shares to which dividends have been paid	Dividends approved
Ordinary shares	6,603,041	296,483	6,306,558	5,045,246
Shares with double voting rights	8,011,111	0	8,011,111	6,408,889

	14,614,152	296,483	14,317,669	11,454,135	(1)

(1)	Including €5,052,330 to Financière Faiveley and €927,430 to François Faiveley Participations (FFP)

In respect of the 2014/2015 financial year, the General Meeting will be asked to approve the payment to shareholders of a dividend of €13,152,736.00, being €0.90 per share. This distribution will be taken from the account “Retained Earnings”. The dividend will be payable from 5 October 2015. This dividend was not recognised as a liability at 31 March 2015.

62

NOTE 36: OFF-BALANCE SHEET COMMITMENTS

LEASES

•	Operating leases

The operating leases entered into by the Faiveley Transport Group relate mainly to various buildings and furnishings.

The income and expenses recognised in respect of operating leases over the last three financial years break down as follows:

	2014/2015	2013/2014	2012/2013
Operating lease expenses	(12,018)	(11,148)	(11,482)
Sub-letting income	525	511	538

Total	(11,493)	(10,637)	(10,944)

The future minimum payments to be made in respect of operating leases that are non-cancellable and had not expired as at 31 March 2015 are as follows:

	Less than 1 year	1 to 5 years	More than 5 years
Total future lease payments	9,933	34,544	10,555

OTHER COMMITMENTS GIVEN

	31 March 2015	31 March 2014
Deposits, securities and bank guarantees given to customers	234 024	224 557
- of which given by joint ventures	—	—

Guarantees and securities given by the parent company to customers and banks	540 694	403 402

- of which on behalf of joint ventures	14 036	5 757

Borrowings guaranteed by pledges:	—
- mortgages of buildings	—

The off-balance sheet commitments above entitled “Deposits, securities and bank guarantees” is related to guarantees or securities provided to the banks essentially in favour of customers with whom commercial contracts have been signed. These guarantees are generally issued for defined periods and for defined amounts. These are principally guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts. Bank counter-guarantees may be issued for the benefit of banks supplying credit lines, and guarantees may also be issued for the benefit of certain subsidiaries of the Group.

The off-balance sheet commitments above entitled “Guarantees and securities given by the parent company” are guarantees agreed by the parent company Faiveley Transport in favour of customers who have signed commercial contracts with subsidiaries of the Group. As for bank guarantees, these are issued for defined periods and for defined amounts and essentially relate to guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts.

COMMITMENTS RECEIVED

Other guarantees from suppliers: € 2,669 K

63

NOTE 37: CONSOLIDATION SCOPE AND METHOD

Faiveley Transport is the Group’s holding company.

The following companies, over which Faiveley Transport exercises direct or indirect control, are fully consolidated.

LIST OF CONSOLIDATED COMPANIES AND CONSOLIDATION METHOD

ENTITY	COUNTRY	% control	% interest
Parent company:

FAIVELEY TRANSPORT
Full consolidation:

FAIVELEY TRANSPORT LEIPZIG GmbH & Co. KG	Germany	100.00	100.00
FAIVELEY TRANSPORT WITTEN GmbH	Germany	100.00	100.00
FAIVELEY TRANSPORT VERWALTUNGS GmbH)	Germany	100.00	100.00
FAIVELEY TRANSPORT HOLDING GmbH & Co. KG	Germany	100.00	100.00
FAIVELEY TRANSPORT NOWE GmbH	Germany	100.00	100.00
FAIVELEY TRANSPORT AUSTRALIA Ltd.	Australia	100.00	100.00
FAIVELEY TRANSPORT BELGIUM NV	Belgium	100.00	100.00
FAIVELEY TRANSPORT DO BRASIL Ltda.	Brazil	100.00	100.00
FAIVELEY TRANSPORT CANADA Ltd.	Canada	100.00	100.00
FAIVELEY TRANSPORT CHILE Ltda.	Chile	100.00	99.99
FAIVELEY TRANSPORT SYSTEMS TECHNOLOGY (Beijing) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT FAR EAST Ltd.	China	100.00	100.00
SHANGHAI FAIVELEY RAILWAY TECHNOLOGY Co. Ltd.	China	51.00	51.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SHANGHAI Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT RAILWAY TRADING (Shanghai) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT ASIA PACIFIC Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT KOREA Ltd.	Korea	100.00	100.00
FAIVELEY TRANSPORT IBERICA S.A.	Spain	100.00	100.00
FAIVELEY TRANSPORT USA Inc.	United States	100.00	100.00
FAIVELEY TRANSPORT NORTH AMERICA Inc.	United States	100.00	100.00
ELLCON DRIVE LLC.	United States	100.00	100.00
AMSTED RAIL - FAIVELEY LLC	United States	67.50	67.50
GRAHAM-WHITE MANUFACTURING Co.	United States	100.00	100.00
OMNI GROUP CORPORATION	United States	100.00	100.00
ADVANCED GLOBAL ENGINEERING LLC.	United States	100.00	55.00
ATR INVESTMENTS LLC.	United States	100.00	60.00
FAIVELEY TRANSPORT AMIENS	France	100.00	100.00
FAIVELEY TRANSPORT NSF	France	100.00	100.00
FAIVELEY TRANSPORT TOURS	France	100.00	100.00
FAIVELEY TRANSPORT GENNEVILLIERS	France	100.00	100.00
FAIVELEY TRANSPORT BIRKENHEAD Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT TAMWORTH Ltd.	United Kingdom	100.00	100.00
SAB WABCO Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO INVESTMENTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO UK Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT RAIL TECHNOLOGIES INDIA Ltd.	India	100.00	100.00
F.M.R.P.	Iran	51.00	51.00
FAIVELEY TRANSPORT ITALIA Spa	Italy	100.00	98.70
FAIVELEY TRANSPORT POLSKA z.o.o.	Poland	100.00	100.00

64

FAIVELEY TRANSPORT PLZEN s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT TREMOSNICE s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT LEKOV a.s	Czech Republic	100.00	100.00
o.o.o FAIVELEY TRANSPORT	Russia	100.00	98.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SINGAPORE Ltd.	Singapore	100.00	100.00
FAIVELEY TRANSPORT MALMÖ AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT NORDIC AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT SCHWEIZ AG	Switzerland	80.00	80.00
SCHWAB VERKEHRSTECHNIK AG	Switzerland	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY THAILAND Ltd.	Thailand	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY TAIWAN Ltd.	Taiwan	100.00	100.00
Equity-accounted joint ventures

QINGDAO FAIVELEY SRI RAIL BRAKE Co. Ltd.	China	50.00	50.00
DATONG FAIVELEY RAILWAY VEHICLE EQUIPMENT Co., Ltd	China	50.00	50.00
SHIJIAZHUANG JIAXIANG PRECISION MACHINERY Co. Ltd.	China	50.00	50.00
Other equity-accounted entities:

Nil	—	—	—
Partnerships qualifying as joint arrangements:

Nil	—	—	—

NOTE 38: STATUTORY AUDITORS’ FEES

Fees payable to the Statutory Auditors and members of their network as part of assignments relating to the financial statements at 31 March 2015 and 31 March 2014 were as follows:

	ECA		PWC
	2014/2015	2013/2014	2014/2015	2013/2014
Audit:
Statutory Auditors, certification, review of individual and consolidated financial statements:
Issuer	154	152	251	244
Subsidiaries	106	106	634	711

Other assignments directly related to the audit assignment		3

Sub-total audit fees	260	261	885	954

Other services:
Legal, tax, corporate	0	—	0	36
Other	0	—	6	19

Sub-total other services	0	—	6	55

TOTAL	260	261	891	1,009

NOTE 39: FINANCIAL COMMUNICATION

These consolidated financial statements are available in English.

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Faiveley Transport

Immeuble Le Delage – Hall Parc – Bât 6A

3, rue du 19 mars 1962

92230 Gennevilliers – France

Tel: +33 (0)1 48 13 65 00

Fax: +33 (0)1 48 13 65 54

www.faiveleytransport.com

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